Exhibit 2(b)(i)

DATED 13 NOVEMBER 2003

MITCHELLS & BUTLERS RETAIL LIMITED
as Initial Borrower

MITCHELLS & BUTLERS RETAIL HOLDINGS LIMITED
as Securitisation Group Parent

MITCHELLS & BUTLERS FINANCE PLC
as Issuer

MITCHELLS & BUTLERS LEISURE RETAIL LIMITED
as Cash Manager

HSBC TRUSTEE (C.I.) LIMITED
as Borrower Security Trustee

ISSUER/BORROWER FACILITY AGREEMENT

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THIS AGREEMENT is made on 13 November 2003

BETWEEN

(1)	MITCHELLS & BUTLERS RETAIL LIMITED, a private limited liability company incorporated under the laws of England and Wales with registered number 00024542 and having its registered office at 27 Fleet Street, Birmingham, West Midlands B3 1JP as the initial borrower under this Agreement (the “Initial Borrower”);

(2)	MITCHELLS & BUTLERS RETAIL HOLDINGS LIMITED, a private limited liability company incorporated under the laws of England and Wales with registered number 04887979 and having its registered office at 27 Fleet Street, Birmingham, West Midlands B3 1JP as the holding company of the Initial Borrower and the Issuer (the “Securitisation Group Parent” and, together with the Initial Borrower and, where the context requires, any Additional Borrowers, the “Obligors”);

(3)	MITCHELLS & BUTLERS FINANCE plc, a public limited company incorporated under the laws of England and Wales with registered number 04778667 and having its registered office at 27 Fleet Street, Birmingham, West Midlands B3 1JP as the lender under this Agreement (the “Issuer”);

(4)	MITCHELLS & BUTLERS LEISURE RETAIL LIMITED, a private limited company incorporated under the laws of England and Wales with registered number 01001181 and having its registered office at 27 Fleet Street, Birmingham, West Midlands B3 1JP as cash manager to the Obligors and the Issuer (the “Cash Manager”, which expression includes, where the context admits, all persons for the time being acting as the Cash Manager or Cash Managers under the Account Bank and Cash Management Agreement); and

(5)	HSBC TRUSTEE (C.I.) LIMITED, a limited liability company incorporated in Jersey and having its registered office at PO Box 88, 1 Grenville Street, St Helier, Jersey JE4 9PF as security trustee for the Borrower Secured Creditors (the “Borrower Security Trustee”, which expression includes, where the context admits, all persons for the time being acting as the Borrower Security Trustee or Borrower Security Trustees under the Borrower Security Documents).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions, Construction and Interpretation
Unless otherwise defined in this Agreement or the context otherwise requires, words and expressions used in this Agreement have the meanings and constructions ascribed to them in Schedule 1 (Master Definitions Schedule) of a master framework agreement (the “Master Framework Agreement”) dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee, as the same may be amended, varied or supplemented from time to time.

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1.2	Value Added Tax
Paragraph 21 (Value Added Tax) of the Issuer Common Terms apply to this Agreement, where applicable, and shall be binding on the parties to this Agreement as if set out in full in this Agreement. If a provision of this Agreement relating to VAT is inconsistent with the provisions of Paragraph 21 (Value Added Tax) of the Issuer Common Terms, the provisions of Paragraph 21 (Value Added Tax) of the Issuer Common Terms shall prevail.

2.	THE TERM FACILITIES

2.1	Initial Term Facilities
On and subject to the terms of this Agreement, the Issuer agrees to grant to the Initial Borrower on the Closing Date:

	2.1.1	a secured term loan facility in an aggregate initial principal amount of £200,000,000 (the “Initial Term A1 Facility”);

	2.1.2	a secured term loan facility in an aggregate initial principal amount of £550,000,000 (the “Initial Term A2 Facility”);

	2.1.3	a secured term loan facility in an aggregate initial principal amount of £250,000,000 (the “Initial Term A3 Facility”);

	2.1.4	a secured term loan facility in an aggregate initial principal amount of £350,000,000 (the “Initial Term B1 Facility”);

	2.1.5	a secured term loan facility in an aggregate initial principal amount of £350,000,000 (the “Initial Term B2 Facility”); and

	2.1.6	a secured term loan facility in an aggregate initial principal amount of £200,000,000 (the “Initial Term C Facility”).

2.2	Further Term Facilities
On and subject to the terms of this Agreement, the Issuer agrees to grant to any Borrower(s):

	2.2.1	a Further Term A1 Facility in an aggregate principal amount equal to the aggregate proceeds of each issue of Further Class A1 Notes which is used to fund any Further Term A1 Advance;

	2.2.2	a Further Term A2 Facility in an aggregate principal amount equal to the aggregate proceeds of each issue of Further Class A2 Notes which is used to fund any Further Term A2 Advance;

	2.2.3	a Further Term A3 Facility in an aggregate principal amount equal to the aggregate proceeds of each issue of Further Class A3 Notes (after such proceeds have been exchanged into a sterling amount pursuant to any Currency Swap Agreement) which is used to fund any Further Term A3 Advance;

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	2.2.4	a Further Term B1 Facility in an aggregate principal amount equal to the aggregate proceeds of each issue of Further Class B1 Notes which is used to fund any Further Term B1 Advance;

	2.2.5	a Further Term B2 Facility in an aggregate principal amount equal to the aggregate proceeds of each issue of Further Class B2 Notes which is used to fund any Further Term B2 Advance; and

	2.2.6	a Further Term C Facility in an aggregate principal amount equal to the aggregate proceeds of each issue of Further Class C Notes which is used to fund any Further Term C Advance.

2.3	New Term Facilities
On and subject to the terms of this Agreement, the Issuer agrees to grant to any Borrower a New Term Facility in an aggregate principal amount equal to the aggregate proceeds of any issue of New Notes which is used to fund any New Term Advance and in tranches corresponding to the principal amount of each tranche of New Notes.

2.4	Request for an Additional Term Facility
A Borrower may at any time, by written notice to the Issuer (with a copy thereof to the Borrower Security Trustee, the Rating Agencies and Moody's) request an Additional Term Facility provided that the following conditions are satisfied or waived on the date of such request:

	2.4.1	the aggregate principal amount of the relevant Additional Term Facility requested for drawdown on a particular Drawdown Date is for a minimum aggregate principal amount of £5,000,000;

	2.4.2	for so long as Ambac is the Controlling Creditor, the consent of Ambac is obtained in relation to an Additional Term Facility where the Additional Notes to which that Additional Term Facility corresponds rank senior to or pari passu with the Wrapped Notes;

	2.4.3	Moody's confirms to the Issuer that the public rating of the Class A Notes then outstanding will not be adversely affected by the proposed issue of the Additional Notes to which that Additional Term Facility corresponds; and

	2.4.4	in the event that the Additional Term Facility is requested by an Additional Borrower, an opinion is delivered to the Borrower Security Trustee and the Trustee, in form and substance satisfactory to the Borrower Security Trustee, the Trustee, the Rating Agencies and Moody's confirming that such Additional Borrower is permitted under the law at that time in force in the jurisdiction or jurisdictions in which it is resident for Tax purposes to make payments of interest on that Additional Term Facility without withholding or deduction for or on account of any Tax, and, if a request for an Additional Term Facility is so made, the relevant Borrower shall provide the Issuer, the Borrower Security Trustee, the Rating Agencies and Moody's with such information as each or any of them may request to enable them to satisfy themselves that (a) the conditions set out in Clauses 2.4.1 to 2.4.4 (inclusive) (Request

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for an Additional Term Facility) have been or will be met by the date of such request and (b) the Additional Conditions Precedent have been or will be met by the relevant Drawdown Date.

2.5	Granting of an Additional Term Facility
Within 10 Business Days of receipt of a written request from any Borrower(s) pursuant to Clause 2.4 (Request for an Additional Term Facility), the Issuer and the Borrower Security Trustee shall notify such Borrower(s) as to whether they are satisfied that the requirements of Clause 2.4 (Request for an Additional Term Facility) have been or will be satisfied or waived. If the conditions set out in Clause 2.4 (Request for an Additional Term Facility) are satisfied or waived as at the relevant dates set out therein, the Issuer will make available to the relevant Borrower(s) the Additional Term Facility as soon as practicable thereafter.

2.6	Term Facilities and Payment of Initial and Ongoing Facility Fees
Without prejudice to the obligations of the Issuer to grant the Term Facilities pursuant to this Clause 2 (The Term Facilities), where at any time the Initial Borrower is also required to pay an amount by way of Initial Facility Fee or a Borrower is required to pay an amount by way of Ongoing Facility Fee pursuant to Clauses 11.1.1 (Initial Facility Fee) or 11.1.2 (Ongoing Facility Fee) respectively, the respective obligations to advance and pay shall be set-off against each other so that their respective payment obligations are satisfied by the payment of the balance

3.	PURPOSE AND APPLICATION

3.1	Purpose and Application of the Initial Term Facilities
The Initial Term Facilities may be used by the Initial Borrower for such purposes as it may determine and, accordingly, the Initial Borrower may apply all Initial Term Advances to make such payments as it determines, including making payments to any other Obligor or an Excluded Group Entity.

3.2	Purpose and Application of the Additional Term Facilities
The Additional Term Facilities may be used by the relevant Borrower for such purposes as it may determine, including for the same purposes as specified for the Initial Term Facilities in Clause 3.1 (Purpose and Application of the Initial Term Facilities).

3.3	No Obligation to Monitor
Without affecting the obligations of the Borrowers under this Clause 3, neither the Issuer, the Borrower Security Trustee nor any of the other Borrower Secured Creditors are bound to monitor or verify the application of any Term Advance made available to any Borrowers under this Agreement.

4.	CONDITIONS PRECEDENT

4.1	Initial Conditions Precedent
The availability for utilisation of an Initial Term Facility and the obligation of the Issuer to the Initial Borrower to make an Initial Term Advance available under Clause 7.3(Advance of a Term Advance) is subject to satisfaction or waiver of the conditions precedent that, on the Closing Date:

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	4.1.1	the Initial Borrower has delivered a duly completed Notice of Drawdown;

	4.1.2	the Issuer and the Borrower Security Trustee (acting on the instructions of Ambac (so long as Ambac is the Controlling Creditor)) have received or are satisfied that on the Closing Date they will receive all of the information, documents and other matters set out in Part 1 of Schedule 1 (Initial Conditions Precedent) in form and substance satisfactory to the Issuer and the Borrower Security Trustee (acting on the instructions of Ambac (for so long as Ambac is the Controlling Creditor)) (or to the extent not so received, satisfied or waived by the Issuer and the Borrower Security Trustee (acting on the instructions of Ambac (so long as Ambac is the Controlling Creditor)) and the Issuer and the Borrower Security Trustee (acting on the instructions of Ambac (so long as Ambac is the Controlling Creditor) have notified the Initial Borrower of the same (which notification shall be given promptly following such receipt, satisfaction or waiver); and

	4.1.3	the Notes have been issued by the Issuer and the Cash Manager (on behalf of the Issuer) has confirmed to the Borrower Security Trustee that the subscription proceeds thereof have been received by or on behalf of the Issuer.

4.2	Additional Conditions Precedent
The availability for utilisation of an Additional Term Facility and the obligation of the Issuer to any Borrower to make an Additional Term Advance available under Clause 7.3 (Advance of a Term Advance) is subject to satisfaction or waiver of the conditions precedent that, on the relevant Drawdown Date:

	4.2.1	the relevant Borrower has delivered a duly completed Notice of Drawdown;

	4.2.2	the Issuer and the Borrower Security Trustee (acting on the instructions of Ambac (so long as Ambac is the Controlling Creditor)) have received, or are satisfied that on the Drawdown Date they will receive, all of the information, documents and other matters set out in Part 2 of Schedule 1 (Additional Conditions Precedent) in form and substance satisfactory to the Issuer and the Borrower Security Trustee (acting on the instructions of Ambac (so long as Ambac is the Controlling Creditor) (or to the extent not so received, satisfied or waived by the Issuer and the Borrower Security Trustee (acting on the instructions of Ambac (so long as Ambac is the Controlling Creditor)) and the Issuer and the Borrower Security Trustee (acting on the instructions of Ambac (so long as Ambac is the Controlling Creditor)) have notified the relevant Borrower of the same (which notification shall be given promptly following such receipt, satisfaction or waiver);

	4.2.3	the Cash Manager (on behalf of the Issuer) has confirmed to the Borrower Security Trustee and the Issuer in writing that the Issuer has available to it on the relevant Drawdown Date sufficient proceeds from an issue of Additional Notes to permit the Issuer to make the relevant Additional Term Advance;

	4.2.4	the Repeating Representations are, in the light of the facts and circumstances subsisting at the relevant Drawdown Date, true and correct;

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	4.2.5	no Loan Event of Default or Potential Loan Event of Default has occurred and is continuing (and has not been waived) or would result from the making of the Additional Term Advance; and

	4.2.6	if the Additional Term Advance is to be funded by an issue of Further Notes or New Notes, the conditions set out in Condition 19 (Further and New Note Issues) for the issuance of Further Notes (in the case of a Further Term Facility) and New Notes (in the case of a New Term Facility) have been satisfied or waived and the Issuer will issue Further Notes or New Notes on or prior to the relevant Drawdown Date.

5.	APPOINTMENT OF INITIAL BORROWER AS AGENT

5.1	Appointment of the Initial Borrower
The Securitisation Group Parent hereby appoints and each Additional Borrower will appoint the Initial Borrower as its agent for the purposes of:

	5.1.1	entering into any document, notice or agreement to be executed and delivered;

	5.1.2	giving and/or receiving instructions or notices required to be given and/or received by it under or in any of the Borrower Transaction Documents;

	5.1.3	negotiating and/or agreeing any amendments and consents of whatever nature required to be negotiated, agreed and/or executed; and

	5.1.4	taking all such other action as the Initial Borrower may consider to be necessary or desirable,

in connection with, under or incidental to any of the Borrower Transaction Documents.

5.2	Acceptance by the Initial Borrower
The Initial Borrower hereby accepts its appointment as agent of the Securitisation Group Parent and, upon the appointment of the Initial Borrower by any Additional Borrower, each Additional Borrower in accordance with the provisions of Clause 5.1 (Appointment of the Initial Borrower).

5.3	Joint and Several Obligations
Notwithstanding Clauses 5.1 (Appointment of the Initial Borrower) and 5.2 (Acceptance by the Initial Borrower) or any other provision of this Agreement, the obligations and liabilities of each Borrower, or as the case may be, each Obligor under this Agreement shall be joint and several and every liability, duty, covenant, undertaking, confirmation, acknowledgement and agreement contained in this Agreement shall be construed accordingly.

6.	ADDITIONAL BORROWER

6.1	Accession of Additional Borrowers
A Borrower may request that an Eligible Borrower becomes an Additional Borrower and the Issuer and the Borrower Security Trustee shall agree to such request provided that:

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	6.1.1	the Issuer and the Borrower Security Trustee have received all the Additional Borrower Conditions Precedent in form and substance satisfactory to the Issuer and the Borrower Security Trustee (or, to the extent not so received, such Additional Borrower Conditions Precedent have been waived by the Issuer and Borrower Security Trustee); and

	6.1.2	the relevant Borrower has certified that no Loan Event of Default or Potential Loan Event of Default is continuing (and has not been waived) or would occur as a result of such Eligible Borrower becoming an Additional Borrower.

7.	DRAWDOWN

7.1	Drawdown of Term Facilities
	7.1.1	Drawdown of Initial Term Facilities
If the Issuer and the Borrower Security Trustee have received a duly completed Notice of Drawdown by not later than 11:00 am on the Closing Date (or such later time and/or date as the Issuer (or the Cash Manager on behalf of the Issuer) may agree), the Initial Borrower may borrow an Initial Term Advance.

	7.1.2	Drawdown of Additional Term Facilities
If the Issuer and the Borrower Security Trustee have received a duly completed Notice of Drawdown by not later than 12:00 noon on the third Business Day before the proposed Drawdown Date (or such later time and/or lesser period as the Issuer (or the Cash Manager on behalf of the Issuer) may agree), a Borrower may borrow an Additional Term Advance.

7.2	Single Drawing of Term Facilities
Unless otherwise agreed to in writing by the Issuer and the Borrower Security Trustee, each Term Facility will only be available for drawing in one amount by the Initial Borrower on the Closing Date (in the case of an Initial Term Facility) or by each of the relevant Borrowers on the proposed Drawdown Date (in the case of an Additional Term Facility), subject to satisfaction or waiver of the Initial Conditions Precedent (in the case of an Initial Term Facility) or the Additional Conditions Precedent (in the case of an Additional Term Facility).

7.3	Advance of a Term Advance
On and subject to the terms of this Agreement, the Issuer shall make available to:

	7.3.1	the Initial Borrower, the Initial Term Advances on the Closing Date; and

	7.3.2	each relevant Borrower, the Additional Term Advances on the relevant Drawdown Date.

7.4	Completion of Notices of Drawdown
A Notice of Drawdown will not be regarded as having been duly completed unless:

	7.4.1	the Drawdown Date is a Business Day;

	7.4.2	the Term Advance is specified as an Initial Term Advance, a Further Term Advance or, as the case may be, a New Term Advance; and

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	7.4.3	the payment instructions comply with Clause 20 (Currency of Account and Payment Mechanics).

8.	INTEREST

8.1	Loan Interest Periods
Interest will accrue on each Term Advance during each successive Loan Interest Period applicable to that Term Advance.

8.2	Rates of Interest
The rate of interest payable during the relevant Loan Interest Period shall be as follows:

	8.2.1	in respect of the outstanding Initial Term A1 Advance:

(a) up to (but excluding) the Step-Up Date, Sterling LIBOR plus a margin of 0.46 per cent. per annum; and

(b) from (and including) the Step-Up Date, Sterling LIBOR plus a margin of 0.91 per cent. per annum;

	8.2.2	in respect of the outstanding Initial Term A2 Advance, 5.584 per cent. per annum;

	8.2.3	in respect of the outstanding Initial Term A3 Advance:

(a) up to (but excluding) the Step-Up Date, Sterling LIBOR plus a margin of 0.46per cent. per annum; and

(b) from (and including) the Step-Up Date, Sterling LIBOR plus a margin of 0.91 per cent. per annum;

	8.2.4	in respect of the outstanding Initial Term B1 Advance, 5.975 per cent. per annum;

	8.2.5	in respect of the outstanding Initial Term B2 Advance, 6.023 per cent. per annum;

	8.2.6	in respect of the outstanding Initial Term C Advance, 6.479 per cent. per annum; and

	8.2.7	in respect of any outstanding Additional Term Advance, the sum of:

(a) (i) the rate of interest (including any margin) payable by the Issuer on the relevant issue of the Additional Notes made or to be made by the Issuer to fund such Additional Term Advance; or

(ii) if the Issuer entered into a Note Swap Agreement in relation to some or all such Additional Notes, the rate of interest (including any margin) calculated on the basis that matches the basis on which payments are to be made by the Issuer to the Swap Counterparty under such Note Swap Agreement; and

(b) 0.01 per cent. per annum.

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8.3	Calculation of Interest
Interest accrues from day to day and shall be calculated:

	8.3.1	in the case of the Initial Term Advances, on the basis that matches the interest calculation basis in respect of the corresponding class of Notes as set out in Condition 6 (Interest) or, in the case of the Initial Term A1 Advance and the Initial Term A3 Advance, on the basis that matches the basis on which payments are due under the Interest Rate Swap Agreement; and

	8.3.2	in the case of any Additional Term Advance, on the basis that matches the interest calculation basis in respect of the corresponding class of Additional Notes issued by the Issuer to fund such Additional Term Advance or, if the Issuer entered into a Note Swap Agreement in relation to some or all of such Additional Notes, on the basis that matches the basis on which payments are to be made by the Issuer to the Swap Counterparty under such Note Swap Agreement.

8.4	Payment of Interest
The relevant Borrower shall pay interest in arrear at the rate set out in Clause 8.2 (Rates of Interest) on the Aggregate Principal Debt Outstanding of:

	8.4.1	each Initial Term Advance and any Further Term Advance on each Loan Payment Date; and

	8.4.2	any New Term Advance on each date which corresponds to an interest payment date in respect of the New Notes issued to fund any such New Term Advance.

8.5	Loan Step-Up Amounts
If, on any Loan Payment Date, a Borrower has insufficient funds to pay the Loan Step-Up Amounts (if applicable), the liability of such Borrower to pay any unpaid Loan Step-Up Amount will be deferred until the next Loan Payment Date.

8.6	Additional Interest
In the event that, on any Loan Payment Date, there is a Loan Interest Shortfall or a Loan Principal Shortfall, interest shall accrue on such Loan Interest Shortfall or such Loan Principal Shortfall at the same rate of interest as that payable in respect of the relevant Term Advance in accordance with Clause 8.3 (Calculation of Interest) and shall be payable together with such accrued interest on any succeeding Loan Payment Date.

8.7	Set Off
The Initial Borrower and the Issuer acknowledge that the obligations of the Initial Borrower to pay the floating rates of interest on the Initial Term A1 Advance and the Initial Term A3 Advance, respectively, will be set off against the Issuer's obligations to make floating rate payments when due and payable under the Issuer/Borrower Swap Agreement and will not be subject to the Borrower Pre-Enforcement Covenant or either of the Borrower Priority of Payments. Notwithstanding this Clause 8.7, to the extent that there is any amount payable in respect of the floating rates of interest on the Initial Term A1 Advance or the Initial Term A3 Advance following set off pursuant to this Clause 8.7 and such amount is not paid, such non-payment will, for the avoidance of doubt, constitute a Loan Event of Default after the lapse of any relevant grace period.

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9.	REPAYMENT AND GUARANTEES

9.1	Scheduled Repayments of Initial Term Advances

On and subject to the terms of this Agreement and the Borrower Security Documents, the Initial Borrower shall repay to the Issuer:

	9.1.1	the Initial Term A1 Advance in the amounts specified in column 1against the Loan Payment Dates specified in rows 30 to 101 (inclusive);

	9.1.2	the Initial Term A2 Advance in the amounts specified in column 2 against the Loan Payment Dates specified in rows 1 to 101 (inclusive);

	9.1.3	the Initial Term A3 Advance in the amounts specified in column 3 against the Loan Payment Dates specified in rows 30 to 101 (inclusive);

	9.1.4	the Initial Term B1 Advance in the amounts specified in column 4 against the Loan Payment Dates specified in rows 1 to 81 (inclusive);

	9.1.5	the Initial Term B2 Advance in the amounts specified in column 5 against the Loan Payment Dates specified in rows 49 to 101 (inclusive); and

	9.1.6	the Initial Term C Advance in the amounts specified in column 6 against the Loan Payment Dates specified in rows 102 to 108 (inclusive),

as set out in each column of the Repayment Schedule set out in Schedule 8 (Repayment Schedule). Subject to this Clause 9.1, the Initial Borrower shall repay each Initial Term Advance in full on the relevant Final Maturity Date, together with all accrued interest and any other outstanding amounts unless repaid earlier pursuant to this Agreement.

9.2	Scheduled Repayments of Additional Term Advances
On and subject to the terms of this Agreement and the Borrower Security Documents, the relevant Borrower shall make scheduled repayments in respect of any Additional Term Advances in the amounts and on the dates which correspond to the Additional Notes issued to finance the applicable Additional Term Advance.

9.3	Variations to Repayment Schedule
In the event of any prepayment or repayment of the Term Advances by the Borrowers other than pursuant to Clauses 9.1 (Scheduled Repayments of Initial Term Advances) or 9.2 (Scheduled Repayments of Additional Term Advances) as permitted by and in accordance with this Agreement, the Issuer agrees that it will, at least 2 Business Days prior to such prepayment or repayment and in consultation with the relevant Borrowers, vary the Repayment Schedule and any repayment schedule for the Additional Term Advances accordingly and produce or procure the production of a substitute repayment schedule in place of the Repayment Schedule or, as the case may be, any replacement schedule for the Additional Term Advances approved by the Borrower Security Trustee and Ambac (for so long as Ambac is the Controlling Creditor) and deliver the same to the Borrowers, the Borrower Security Trustee, the Swap Counterparty and Ambac (for so long as Ambac is the Controlling Creditor).

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9.4	No Reborrowing of Initial Term Advances or Further Term Advances and No Other Repayments
The Initial Borrower shall not be entitled to reborrow the Initial Term Advances and the Borrowers shall not be entitled to reborrow any Further Term Advances prepaid or repaid and the Initial Borrower shall not repay all or any part of the Initial Term Advances and the Borrowers shall not repay all or any part of any Further Term Advances other than at the times and in the manner expressly provided for in this Agreement.

9.5	Reborrowing of New Term Advances
Subject to Clause 4.2 (Additional Conditions Precedent) and the other terms of this Agreement, the repayment of any New Term Advance that is agreed by the Borrowers with the Issuer, the Borrower Security Trustee and Ambac (for so long as Ambac is the Controlling Creditor) as being available for redrawing may be redrawn, provided that the Rating Agencies confirm that the Ratings Test will continue to be satisfied or otherwise indicate no objection to such redrawing.

9.6	Guarantees
Unless otherwise agreed by the Borrower Security Trustee (such consent to be given pursuant to Clause 31 (Modification, Consents and Waivers) of the Borrower Deed of Charge) and Ambac (for so long as Ambac is the Controlling Creditor), the Initial Borrower and, upon its accession, each Additional Borrower, shall irrevocably and unconditionally:

	9.6.1	guarantee for the benefit of the Issuer and the Borrower Security Trustee each and every obligation of each of the other Borrowers (including on account of repayments of principal and payments of interest and payments of the Ongoing Facility Fee by the Borrowers) under this Agreement; and

	9.6.2	acknowledge that where a Borrower makes a payment under such a Guarantee in respect of the obligations of any other Borrower, that payment will create an unsecured and subordinated debt obligation owed by that Borrower to such other Borrower.

10.	PREPAYMENT AND PURCHASE

10.1	Voluntary Prepayment of Initial Term Advances
Subject to Clause 10.2 (Application of Prepayment Funds as a Result of Voluntary Prepayment of Initial Term Advances), the Initial Borrower may prepay, on giving not less than 10 days' and not more than 35 days' prior written notice to the Issuer (with a copy to the Cash Manager) and the Borrower Security Trustee any Initial Term Advance, in whole or in part, on a Loan Payment Date, provided that the Initial Borrower:

	10.1.1	in respect of the Initial Term A2 Advance, the Initial Term B1 Advance, the Initial Term B2 Advance or the Initial Term C Advance, pays the amount required to prepay any specified principal amount thereof, calculated as an amount equal to the amount required by the Issuer to prepay the Notes of the corresponding class at their Principal Amount Outstanding, together with any premia or penalty payable under Condition 7(c) (Redemption, Purchase and

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Cancellation – Early Mandatory Redemption in Whole or Part upon Prepayment under the Issuer/Borrower Facility Agreement) and all accrued and unpaid interest on the Principal Amount Outstanding of the relevant class of Notes up to (but excluding) the date of prepayment and any other amounts due and payable under this Agreement, including any amounts owing in respect of the Ongoing Facility Fee; or

	10.1.2	in respect of the Initial Term A1 Advance or the Initial Term A3 Advance, pays the amount required to prepay any specified principal amount thereof, calculated as an amount equal to the amount required by the Issuer to prepay the Notes of the corresponding class at their Principal Amount Outstanding, together with any premia or penalty payable under Condition 7(c) (Early Mandatory Redemption in Whole or Part upon Prepayment under the Issuer/Borrower Facility Agreement), adjusted by adding (in the case of Hedging Amounts required to be paid by the Issuer to any Swap Counterparty) or subtracting (in the case of Hedging Amounts required to be paid by any Swap Counterparty to the Issuer) any Hedging Amounts and all accrued and unpaid interest on the Principal Amount Outstanding of the relevant class of Notes up to (but excluding) the date of prepayment and any other amounts due and payable under this Agreement, including any amounts owing in respect of the Ongoing Facility Fee; and

	10.1.3	in the case of both Clauses 10.1.1 and 10.1.2, provides the Borrower Security Trustee with a certificate in writing which is addressed to the Borrower Security Trustee certifying that, immediately prior to the date on which it gives such notice of prepayment, that:

(a) it or one or more of the other Borrowers, as the case may be, has or will have the necessary funds available to:

(i) make such prepayment on the relevant Loan Payment Date; and

(ii) satisfy all other amounts payable by it under this Agreement to enable the Issuer to pay, on the Note Payment Date falling on the relevant Loan Payment Date on which the relevant Initial Term Advance is to be prepaid, all other amounts which are required to be paid in priority to or pari passu with the class of Notes being redeemed; and

(b) no Loan Event of Default has occurred and is continuing (and has not been waived) or would occur as a result of such prepayment.

10.2	Application of Prepayment Funds as a Result of Voluntary Prepayment of Initial Term Advances
	10.2.1	Subject to Clause 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property):

(a) where the Restricted Payment Condition is satisfied as at the most recent Financial Quarter Date, the Initial Borrower may make prepayments of any tranche of the Initial Term Advances pursuant to Clause 10.1 (Voluntary Prepayment of Initial Term Advances) in the order it determines; and

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		(b)	where the Restricted Payment Condition is not satisfied as at the most recent Financial Quarter Date, the Initial Borrower shall, at its discretion, make prepayments pursuant to Clause 10.1 (Voluntary Prepayments of Initial Term Advances) of the Initial Term Advances either:

(i) pro rata, in prepayment towards satisfaction of the Initial Term A Advances, the Initial Term B Advances and the Initial Term C Advance; or

(ii) in the following order:

(a) first, pro rata and pari passu in or towards satisfaction of the Initial Term A Advances;

(b) second, pro rata and pari passu in or towards satisfaction of the Initial Term B Advances; and

(c) third, in or towards satisfaction of the Initial Term C Advance,

allocating any amount to be applied in prepayment of any tranche of the Initial Term Advance under Clause 10.2.1(a) and 10.2.1(b) towards the tranches of such Initial Term Advances as the Initial Borrower determines.

	10.2.2	The Initial Borrower shall, at its discretion, make prepayments of any tranche of the Initial Term Advances pursuant to Clause 10.1 (Voluntary Prepayment of Initial Term Advances) in the order it determines, provided such prepayment is made solely from cash received for that purpose from an Excluded Group Entity, whether by way of a subscription of fully paid-up equity or a fully subordinated loan on terms permitted by the Borrower Security Documents.

10.3	Prepayment due to Change of Law
	10.3.1	If:

		(a)	one or more of the Borrowers is obliged to pay an increased amount to the Issuer under this Agreement (including in respect of any payments required to be made by any of the Borrowers under the Guarantees) as a result of such Borrower(s) being required by virtue of a change in Tax law to make a withholding or deduction for or on account of Tax from that payment pursuant to Clause 12.1 (Gross-Up); or

		(b)	the Issuer claims an amount by way of Ongoing Facility Fee pursuant to Clause 11.1.2 (Ongoing Facility Fee) from any Borrower in respect of increases in Issuer Costs where such claim arises as a result of the introduction of, or any change in or in the interpretation, administration and/or application of, any law or regulation after the date of this Agreement,

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then, without prejudice to the obligations of the relevant Borrower(s) under this Agreement but subject to the relevant Borrower(s) (in the case of paragraph (a) above) or the Issuer in consultation with the Initial Borrower and the Borrower Security Trustee (in the case of paragraph (b) above) taking reasonable steps to mitigate such event in accordance with Clause 13 (Mitigation), and provided that the circumstances giving rise to the requirement or claim for an amount are continuing, the Initial Borrower may, on giving not less than 10 days' and not more than 35 days' prior written notice to the Issuer and the Borrower Security Trustee of its intention to prepay, prepay all (but not some only) of the outstanding Initial Term Advances in a principal amount equal to the outstanding Initial Term Advances (adjusted by adding (in the case of Hedging Amounts required to be paid by the Issuer to any Swap Counterparty) or subtracting (in the case of Hedging Amounts required to be paid by any Swap Counterparty to the Issuer) any Hedging Amounts payable in respect of the Initial Term A1 Advance and the Initial Term A3 Advance) together with all accrued and unpaid interest in relation to such outstanding Initial Term Advances up to (but excluding) the date of prepayment and any other amounts owing in respect of this Agreement, including any outstanding Additional Term Advances and any amounts in respect of the Ongoing Facility Fee.

	10.3.2	If the Issuer claims an amount by way of Ongoing Facility Fee from the Borrowers pursuant to Clause 11.1.2 (Ongoing Facility Fee) in respect of an increase in Issuer Costs where such claim arises because the Issuer is obliged to withhold or deduct (and is therefore required to gross-up such payment) any amount for or on account of Tax from any payment under any of the Note Swap Agreements, the Initial Borrower will only be entitled to prepay all (but not only some) of the outstanding Initial Term A1 Advance and the Initial Term A3 Advance.

10.4	Voluntary Prepayment of Initial Term Advances on Deduction or Withholding by the Issuer
	10.4.1	If the Issuer is entitled to redeem the Notes in accordance with Condition 7(d) (Redemption, Purchase and Cancellation – Substitution/Redemption in Whole for Taxation and Other Reasons), then, subject to the Issuer (in consultation with the Initial Borrower and the Borrower Security Trustee) taking reasonable steps to mitigate such event in accordance with Condition 7(d) (Redemption, Purchase and Cancellation – Substitution/Redemption in Whole for Taxation and Other Reasons), the Initial Borrowermay, on giving not less than 10 days' and not more than 35 days' prior written notice to the Issuer and the Borrower Security Trustee of its intention to prepay, prepay all (but not some only) of the outstanding Initial Term Advances in a principal amount equal to the outstanding Initial Term Advances (adjusted by adding (in the case of Hedging Amounts required to be paid by the Issuer to any Swap Counterparty) or subtracting (in the case of Hedging Amounts required to be paid by any Swap Counterparty to the Issuer) any Hedging Amounts payable in respect of the Initial Term Advance and the Initial Term A3 Advance) together with all accrued and unpaid interest in relation to such outstanding Initial Term Advances up to (but excluding) the date of prepayment and any other amounts owing in respect of this Agreement, including any outstanding Additional Term Advances and any amounts in respect of the Ongoing Facility Fee.

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	10.4.2	If the Issuer's entitlement to redeem the Notes arises because the Issuer is obliged to withhold or deduct any amount for or on account of Tax from any payment under any of the Note Swap Agreements (and is therefore required to gross-up such payment), the Initial Borrower will only be entitled to prepay all (but not some only) of the outstanding Initial Term A1 Advance and the Initial Term A3 Advance.

10.5	Prepayment due to Illegality
If, at any time, the Issuer satisfies the Borrower Security Trustee that it is or will become unlawful in any applicable jurisdiction for:

	10.5.1	the Issuer to perform any of its obligations as contemplated by this Agreement or to make, fund or allow to remain outstanding the Initial Term Advances; or

	10.5.2	the Initial Borrower to perform any of its material obligations as contemplated by this Agreement,

then (in the case of Clause 10.5.1) subject to the Issuer (in consultation with the Initial Borrower and the Borrower Security Trustee) taking reasonable steps to mitigate such event in accordance with Condition 7(d) (Redemption, Purchase and Cancellation – Substitution/Redemption in Whole for Taxation and Other Reasons) and (in the case of Clause 10.5.2) without prejudice to such obligations of the Initial Borrower under this Agreement, the Initial Borrower may, (in the case of Clause 10.5.1) on the Loan Payment Date occurring after the date on which the Issuer has notified the Initial Borrower (or, if earlier, the date specified by the Issuer in any notice delivered to the Initial Borrower, being no later than the last day of any applicable grace period permitted by law) or (in the case of Clause 10.5.2) on the Loan Payment Date occurring after the date on which the Initial Borrower has become aware of such unlawfulness (but no later than the last day of any applicable grace period permitted by law), prepay all (but not some only) Initial Term Advances (adjusted by adding (in the case of Hedging Amounts required to be paid by the Issuer to any Swap Counterparty) or subtracting (in the case of Hedging Amounts required to be paid by any Swap Counterparty to the Issuer) any Hedging Amounts payable in respect of the Initial Term A1 Advance and the Initial Term A3 Advance) together with all accrued and unpaid interest in relation to such outstanding Initial Term Advances up to (but excluding) the date of prepayment and any other amounts owing in respect of this Agreement, including any outstanding Additional Term Advances and any amounts owing in respect of the Ongoing Facility Fee.

10.6	Deemed Prepayment Upon Purchase of Notes by the Initial Borrower
	10.6.1	The Initial Borrower may, at any time while it is within the charge to United Kingdom corporation tax, purchase Notes of any class provided that the following conditions are satisfied on the date of such proposed purchase:

(a) no Loan Event of Default has occurred and is continuing (and has not been waived) or would occur as a result of such purchase; and

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(b) if the Restricted Payment Condition is not satisfied as at the most recent Financial Quarter Date, the Initial Borrower will only be entitled to purchase:

(i) Class B Notes so long as there are no Class A Notes outstanding; and

(ii) Class C Notes so long as there are no Class A Notes or Class B Notes outstanding.

	10.6.2	If the Initial Borrower has purchased a Note, it shall forthwith following such purchase, notify the Issuer and the Trustee of such purchase and surrender such Note to the Issuer for cancellation in accordance with Condition 7(i) (Redemption, Purchase and Cancellation – Purchase by the Borrowers and Cancellation).

	10.6.3	Upon surrender of such Note, the Note will be cancelled in accordance with Condition 7(i) (Redemption, Purchase and Cancellation – Purchase by the Borrowers and Cancellation) and, upon such cancellation, an amount of the relevant Initial Term Advance equal to the Principal Amount Outstanding of such Note plus an amount of interest on the relevant Initial Term Advance equal to the aggregate of any accrued and unpaid interest on the Principal Amount Outstanding of such Note will be treated as having been prepaid in accordance with Clause 10.1 (Voluntary Prepayment of Initial Term Advances).

	10.6.4	In the case of any purchase and cancellation of the Class A1 Notes and the Class A3 Notes in respect of which the Issuer has entered into any Note Swap Agreement(s), subject to the terms of this Agreement:

(a) the Initial Borrower shall pay to the Issuer an amount equal to any Hedging Amounts that fall to be paid by the Issuer to the Swap Counterparty as a result of any full or partial termination of such Note Swap Agreement(s); or

(b) the Issuer shall pay to the Initial Borrower an amount equal to any Hedging Amounts that the Issuer receives from any Swap Counterparty as a result of any full or partial termination of such Note Swap Agreement(s), in each case, in respect of the prepayment of the relevant Initial Term Advance treated as having been made pursuant to this Clause 10.6.

10.7	Prepayment of Additional Term Advances and Purchase of Additional Notes
	10.7.1	Prepayment of Additional Term Advances Upon Prepayment of Initial Term Advances

If the Initial Borrower prepays all (but not some only) of the outstanding Initial Term Advances pursuant to Clauses 10.3 (Prepayment due to Change of Law), 10.4 (Voluntary Prepayment of Initial Term Advances on Deduction or Withholding by the Issuer) or 10.5 (Prepayment due to Illegality), each other Borrower is required to prepay all (but not some only) of the outstanding Additional Term Advances granted to it (adjusted by adding (in the case of Hedging Amounts required to be paid by the Issuer to any Swap Counterparty) or subtracting (in the case of Hedging Amounts required to be paid by any Swap Counterparty to the Issuer) any Hedging Amounts payable in respect of any Term Advance corresponding to any Additional Notes in respect of which the Issuer has entered into a Swap Agreement) together with all accrued and unpaid interest in relation to such outstanding Additional Term Advances up to (but excluding) the date of prepayment by the Initial Borrower and any other amounts owing by it in respect of this Agreement, including any amounts owing by it in respect of the Ongoing Facility Fee.

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10.7.2	Prepayment of Further Term Advances and Further Notes

The Borrowers shall be entitled to:

	(a)	prepay any Further Term Advances on substantially the same terms as those on which the Initial Term Advances may be prepaid in accordance with this Clause 10 and Clauses 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property) and 17.7.5 (Tax on Permitted Disposals and Permitted Acquisitions); and

	(b)	purchase any Further Notes on substantially the same terms as those on which the Initial Borrower may purchase any Notes pursuant to Clause 10.6 (Deemed Prepayment Upon Purchase of Notes by the Initial Borrower) and in the order set out in Clause 10.6 (Deemed Prepayment Upon Purchase of Notes by the Initial Borrower) or (if the Notes are to be purchased from amounts standing to the credit of the Disposal Proceeds Account) in the order set out in Clause 17.7.4(d)(iii)(B)(1); and

10.7.3	Prepayment of New Term Advances and New Notes

	(a)	prepay any New Term Advances on substantially the same terms as those on which the New Term Advances may be prepaid in accordance with this Clause 10 and Clauses 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property) and 17.7.5 (Tax on Permitted Disposals and Permitted Acquisitions); and

	(b)	purchase any New Notes on substantially the same terms as those on which the Initial Borrower may purchase any Notes pursuant to Clause 10.6 (Deemed Prepayment Upon Purchase of Notes by the Initial Borrower) and in the order set out in Clause 10.6 (Deemed Prepayment Upon Purchase of Notes by the Initial Borrower) or (if the Notes are to be purchased from amounts standing to the credit of the Disposal Proceeds Account) in the order set out in Clause 17.7.4(d)(iii)(B)(1), save as otherwise agreed to in writing by such Borrowers and the Borrower Security Trustee, in order to reflect the prepayment terms of the New Notes issued to fund any such New Term Advance on or prior to the time of issue of such New Notes and any of the provisions of this Clause 10 and Clauses 17.7.5 (Application of Proceeds of Disposal of a Mortgaged Property) and 17.7.6 (Tax on Permitted Disposals) shall be amended if and to the extent necessary to give effect to such agreement.

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10.8	Notice of Prepayment
Any notice of prepayment given by a Borrower pursuant to this Clause 10 shall:

	10.8.1	subject to Clause 14.2 (Conditions Precedent to the Issue of Early Redemption Notices) of the Trust Deed, be irrevocable;

	10.8.2	specify the date or dates upon which such prepayment is to be made;

	10.8.3	be delivered to the recipients specified in this Clause 10 no later than close of business on a Business Day within the time periods prescribed by this Clause 10;

	10.8.4	specify whether the Restricted Payment Condition is satisfied or not on such date and which Term Advances are to be prepaid;

	10.8.5	specify the amount of such prepayment; and

	10.8.6	subject to the Issuer having issued the required notice under Condition 7(c) (Early Mandatory Redemption in Whole or in Part upon Prepayment under the Issuer/Borrower Facility Agreement) or, as the case may be, Condition 7(d) (Substitution/Redemption in Whole or Taxation and Other Reasons), oblige the relevant Borrowerto make such prepayment on such date.

11.	FEES, COSTS AND EXPENSES

11.1	Facility Fees
	11.1.1	Initial Facility Fee
In consideration of the Issuer making the Initial Term Facilities available, the Initial Borrower shall pay to the Issuer on the Closing Date a fee (the "Initial Facility Fee") in an amount equal to all fees, costs and expenses properly and reasonably incurred by the Issuer on or before the Closing Date in connection with the issue of the Notes, the granting of the Initial Term Advances and the negotiation, preparation and execution of each Transaction Document.

	11.1.2	Ongoing Facility Fee
The Borrowers will be required to pay to the Issuer a further fee for the provision by the Issuer of the Term Facilities (the "Ongoing Facility Fee") in an amount equal to the following:

(a) the aggregate of all amounts due and payable by the Issuer:

(i) on a Note Payment Date pursuant to paragraphs (a)(i) and (ii), (b)(i) and (ii), (c)(i), (ii), (iii) and (iv), (d), (e), (f)(i), (g)(i) and (l)(i), (ii) and (iii) of the Issuer Pre-Enforcement Priority of Payments (but only, in relation to amounts due and payable by the Issuer pursuant to paragraph (e) of the Issuer Pre-Enforcement Priority of Payments,

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to the extent that the amount payable by the Issuer on that Note Payment Date pursuant to that paragraph exceeds the amounts payable by the Borrowers to the Issuer on that Note Payment Date pursuant to paragraphs (h), (j)(iii) and (k)(ii) of the Borrower Post-Enforcement (Pre-Acceleration) Priority of Payments or paragraphs (g), (h)(iii) and (i)(ii) of the Borrower Post-Enforcement (Post-Acceleration) Priority of Payments or prior to the delivery by the Borrower Security Trustee of a Loan Enforcement Notice to any Borrower, corresponding amounts otherwise payable pursuant to this Agreement and the Borrower Pre-Enforcement Covenant; or

(ii) on any date pursuant to paragraphs (a)(i) and (ii), (b)(i), (ii), (iii) and (iv), (c), (d), (e)(i), (f)(i) and (k)(i), (ii) and (iii) of the Issuer Post-Enforcement Priority of Payments (but only, in relation to amounts due and payable by the Issuer pursuant to paragraph (d) of the Issuer Post-Enforcement Priority of Payments, to the extent that the amount payable by the Issuer pursuant to that paragraph on that date exceeds the amounts payable by the Borrowers to the Issuer on that date pursuant to paragraphs (h), (j)(iii) and (k)(ii) of the Borrower Post-Enforcement (Pre-Acceleration) Priority of Payments or paragraphs (g), (h)(iii) and (i)(ii) of the Borrower Post-Enforcement (Post-Acceleration) Priority of Payments) or prior to the delivery by the Borrower Security Trustee of a Loan Enforcement Notice to any Borrower, corresponding amounts otherwise payable pursuant to this Agreement and the Borrower Pre-Enforcement Covenant; and

(b) the aggregate of all amounts due and payable by the Issuer on any date (including a Note Payment Date) pursuant to paragraph (b)(i) of the Issuer Pre-Enforcement Priority of Payments,

(any such amounts, "Issuer Costs"), such payment by way of Ongoing Facility Fee to be made on the date on which any such Issuer Costs are payable by the Issuer in accordance with the Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Issuer Post-Enforcement Priority of Payments.

Each Borrower will pay such fees in an allocation as they may determine between them or, failing such determination, such proportion of each payment by way of Ongoing Facility Fee as that part of the aggregate principal amount of the Term Advances advanced to it and outstanding on the date on which the Ongoing Facility Fee is to be paid bears to the aggregate principal amount of the Term Advances outstanding on such date.

11.2	Preservation and Enforcement of Rights
The Obligors shall, in accordance with the Borrower Pre-Enforcement Covenant and the Borrower Priority of Payments, jointly and severally indemnify the Issuer and the other Borrower Secured Creditors (including in the case of the Borrower Security Trustee any person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the exercise of its powers or discretions vested in it under the Borrower

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Security Documents) against all Liabilities incurred by the Issuer and/or the Borrower Security Trustee (other than by reason of gross negligence, wilful default or fraud by the Issuer, the Borrower Security Trustee or the Borrower Secured Creditors) in or in connection with the preservation and/or enforcement of any of the rights of the Issuer and the other Borrower Secured Creditors under this Agreement or any of the Borrower Transaction Documents (including any costs and expenses which the Borrower Security Trustee may properly incur relating to any investigation as to whether or not a Loan Event of Default has occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving a Loan Event of Default or Potential Loan Event of Default or any matter or thing required to be done or omitted in any way in connection with this Agreement).

11.3	Stamp Taxes
The Obligors shall, jointly and severally, pay all stamp, registration and other documentary taxes or duties (including interest and penalties thereon or in connection therewith) to which this Agreement, or any of the other Borrower Transaction Documents (to the extent not paid under the terms thereof) or any judgment or decree given in connection therewith is, or at any time may become subject and shall, subject to the Borrower Pre-Enforcement Covenant and the Borrower Priority of Payments, indemnify each of the Issuer and the Borrower Security Trustee against any claim, demand, action, liability, damage, cost, loss or expense (including, without limitation, legal fees) which the Issuer suffers or incurs or the Borrower Security Trustee may properly suffer or incur as a result of or in relation to any failure to pay or delay in paying any such stamp, registration or documentary taxes or duties.

11.4	Amendment Costs
If an Obligor requests any amendment, waiver or consent then the Obligors shall, subject to the Borrower Pre-Enforcement Covenant and the Borrower Priority of Payments, reimburse the Issuer and the Borrower Security Trustee for all costs and expenses (including legal fees) properly incurred by the Issuer and/or the Borrower Security Trustee in responding to or complying with such request.

12.	TAXES

12.1	Gross-Up
All payments made by any of the Borrowers to the Issuer under this Agreement (including any payments required to be made by any of the Borrowers under the Guarantees) shall be made free and clear of, and without withholding or deduction for or on account of, any Tax unless such withholding or deduction is required by law. If any such withholding or deduction is so required (such withholding or deduction, a "Tax Deduction"), the amount of the payment due from the relevant Borrower to the Issuer will be increased to the extent necessary to ensure that, after that Tax Deduction has been made, the amount received by the Issuer is equal to the amount that it would have received had the relevant Borrower not been required to make such Tax Deduction (such additional payment, a "Tax Payment").

12.2	Tax Receipts
All Tax Deductions made by any Borrower from any amounts paid or payable to the Issuer under this Agreement as permitted by Clause 12.1 (Gross-Up) shall be paid by the relevant Borrower to the relevant Tax Authority within the time allowed for such payment under applicable law and that Borrower shall, within 30 days after such payment has been made to the appropriate Tax Authority, deliver to the Issuer a Form R185 or an equivalent certificate or voucher in compliance with the provisions of section 352 of the Income and Corporation Taxes Act 1988, if applicable, and, if not applicable, such other evidence satisfactory to the Issuer that such payment has been duly remitted to that Tax Authority.

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12.3	Tax Credits
If:

	12.3.1	a Borrower is required to make a Tax Deduction in respect of any sums paid to the Issuer under this Agreement in respect of which that Borrower makes a Tax Payment to the Issuer; and

	12.3.2	the Issuer obtains a Tax Credit which is attributable to that Tax Payment,

and to the extent that the Issuer can do so without adverse consequences for the Issuer, the Issuer shall pay to the relevant Borrower such amount as the Issuer reasonably determines will leave the Issuer (after that payment) in no better or worse position than it would have been if the relevant Tax Deduction had not been required and no Tax Payment had been required to be made.

12.4	Notification of Tax Deduction
A Borrower, promptly upon becoming aware that it must make a Tax Deduction from any amount payable under this Agreement, shall notify the Issuer and the Borrower Security Trustee accordingly.

13.	MITIGATION

If circumstances arise which would, or would upon the giving of notice, result in:

	13.1.1	an increased amount becoming payable by any one or more of the Borrowers pursuant to Clause 12.1 (Gross-Up);

	13.1.2	the Issuer claiming an amount by way of Ongoing Facility Fee pursuant to Clause 11.1.2 (Ongoing Facility Fee) in respect of increases in Issuer Costs from any one or more of the Borrowers where such claim arises as a result of the introduction of, or any change in or in the interpretation, administration and/or application of, any law or regulation (including any law or regulation relating to Tax or a change in the currency of the United Kingdom) after the date of this Agreement; or

	13.1.3	any prepayment, payment or cancellation under Clause 10.5 (Prepayment due to Illegality),

then the relevant Borrower(s) (in the case of Clause 13.1.1) shall:

	13.1.4	promptly upon becoming aware of the circumstances, notify the Issuer, the other Borrowers and the Borrower Security Trustee; and

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13.1.5	take such reasonable steps as may be open to it or each of them (as the case may be) to mitigate or remove such circumstances,

and the Issuer shall:

13.1.6	(in the case of Clauses 13.1.2 and 13.1.3), promptly upon becoming aware of the circumstances, notify the Borrowers and the Borrower Security Trustee; and

13.1.7	in consultation with the Borrowers and the Borrower Security Trustee (but subject to any restriction to which it may be subject under the Transaction Documents), take such reasonable steps as may be open to it to mitigate or remove such circumstances, including, but subject to Clause 22.1 (Transfers and Novations), the transfer of its rights and obligations under the Transaction Documents to another lender acceptable to the Borrowers and the Borrower Security Trustee,

provided that this Clause 13 shall not limit, qualify or in any way affect the obligations of any Borrower under any Borrower Transaction Document or require any Borrower or the Issuer to take any action which in its opinion, may be in any way prejudicial to its financial condition, business or operations.

14.	REPRESENTATIONS AND WARRANTIES

14.1	Benefit
Each Borrower makes the Representations and the Securitisation Group Parent makes the representations, warranties and agreements specified in Clause 14.2 (Representations and Warranties of the Securitisation Group Parent), in each caseto the Issuer and the Borrower Security Trustee and each Obligor acknowledges that the Issuer and the Borrower Security Trustee have entered into this Agreement in reliance on the Representations and the representations, warranties and agreements in Clause 14.2 (Representations and Warranties of the Securitisation Group Parent).

14.2	Representations and Warranties of the Securitisation Group Parent
The Securitisation Group Parent represents, warrants to and agrees with the Issuer and the Borrower Security Trustee in the terms of each of the representations and warranties to be given by each Borrower pursuant to Clauses 14.3 (Status and Ownership), 14.4 (Powers and Authority), 14.5 (No Obligation or Conflict), 14.9 (No Default), 14.16 (Solvency and Winding-Up), 14.17 (Consents and Approvals), 14.18 (Security Interest), 14.23 (Financial Assistance) and 14.29 (Legal Validity) as if the same were set out in full in this Clause 14.2 and all references to “it”, “the Borrower” or “the Borrowers” were to the Securitisation Group Parent.

14.3	Status and Ownership
14.3.1	It is a corporation duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, resident for the purposes of Tax in the United Kingdom, capable of being sued in its own right and not subject to any immunity from any proceedings;

14.3.2	each of the Issuer and the Borrowers is a wholly-owned subsidiary of the Securitisation Group Parent; and

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14.3.3	each Excluded Group Entity Property Owner is a wholly-owned subsidiary of the Initial Borrower.

14.4	Powers and Authority
14.4.1	It has the power to own its property and assets and carry on its business and operations as they are being conducted; and

14.4.2	it has the power to enter into and perform and has taken all necessary action to authorise the entry into, performance and delivery by it of, the Borrower Transaction Documents to which it is a party and the transactions contemplated by the Borrower Transaction Documents.

14.5	No Obligation or Conflict
The execution by it of each of the Borrower Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations thereunder, including borrowing pursuant to the terms of this Agreement, granting any security or giving guarantees contemplated by the Borrower Transaction Documents (including the Guarantees under this Agreement) will not:

14.5.1	save as disclosed in any Legal Opinions and the Title Overview Reports, result in the existence of, or imposition on a Chargor to create, any Encumbrance (other than any Permitted Encumbrance) in favour of any person (other than the Borrower Secured Trustee) over all or any of its present or future revenues, assets or undertakings;

14.5.2	conflict with any agreement, mortgage, security, standard security, charge, floating charge, assignment, assignation, bond or other instrument to which it is a party or which is binding upon it or any of its assets in a way which would reasonably be likely to result in a Material Adverse Effect;

14.5.3	conflict with its constitutional documents (including exceeding any limit on its powers set out therein); or

14.5.4	conflict with any existing applicable laws, rules, regulation or official or judicial order or decree binding on it in all jurisdictions where it carries on business.

14.6	No Litigation
Save as disclosed in the Disclosure Letter:

14.6.1	no member of the MAB Group has received any written notification addressed to it from any Competition Authority that any agreement, arrangement, concerted practice or conduct in which a member of the MAB Group is or has been involved in the last three years (including any tie arrangements in any tenancy agreement) is in breach of any applicable Competition Law, where the consequences of such breach have an adverse effect on the Securitisation Group where the matters the subject of such notification either (a) are outstanding in whole or in part or (b) to the extent they have not been formally withdrawn, settled or otherwise brought to a close by such Competition Authority, have not been dealt with to the satisfaction of such Competition Authority; or

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14.6.2	since the Demerger and, so far as it is aware, prior to the Demerger, no judgment or decree has been made against a Borrower in proceedings successfully challenging the validity of any agreement, arrangement, concerted practice or conduct in which such Borrower is or has been involved and which has an adverse effect on the Securitisation Group (including any tie arrangements in any tenancy agreement) under applicable Competition Law and no settlement in respect of any such proceedings has been agreed to by such Borrower;

14.6.3	except in relation to any Environmental Claim (as to which Clause 14.15.3 below shall apply), no other litigation, arbitration, administrative proceedings or governmental or regulatory investigations (other than those governmental and/or regulatory investigation which occur as part of the ordinary course of trading), proceedings or disputes have been commenced or, so far as it is aware, threatened in writing against any member of the MAB Group or its respective assets, revenues or undertakings which would, if adversely determined, be reasonably expected to have a Material Adverse Effect.

14.7	Demerger
To the extent that any agreement, arrangement or concerted practice or conduct in which a member of the MAB Group is or has been involved (including any tie arrangements in any tenancy agreement) relates to any business disposed of prior to or as a result of the Demerger, none of the same is the subject of any actual, potential or contingent claim (including under any indemnity) on the Securitisation Group under or in respect of the Demerger Agreements.

14.8	Financial Indebtedness and Encumbrances
14.8.1	It has not incurred any Financial Indebtedness (other than Permitted Financial Indebtedness); and

14.8.2	it has no Encumbrances (other than Permitted Encumbrances) existing over all or any of its present or future revenues, undertakings or assets.

14.9	No Default
No Loan Event of Default or Potential Loan Event of Default exists or has occurred which has not been remedied or waived or otherwise ceased to be continuing.

14.10	Financial Information
14.10.1	The audited financial statements for the Initial Borrower for the year ended 28 September 2002 and the 28 weeks ended 12 April 2003 (in conjunction with the notes thereto appearing in the Offering Circular and together with the audit report from the Reporting Accountants), give a true and fair view of the state of affairs of the Initial Borrower as of the date at which they were prepared and of its profit as of such date and have been properly prepared in accordance with the Companies Act;

14.10.2	the capitalisation and indebtedness statement of the Initial Borrower as at 30 August 2003 has been correctly extracted from the unaudited accounting records of the Initial Borrower and is as set out in the capitalisation and indebtedness statement of the Initial Borrower in the Offering Circular under the column entitled “At 30 August 2003 as adjusted”;

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	14.10.3	the most recently delivered audited financial statements of each Borrower (in conjunction with the notes thereto and together with the report of the Reporting Accountants) give a true and fair view of the state of affairs of that Borrower as of the date at which they were prepared and of its profit as of such date and have been properly prepared in accordance with the Companies Act;

	14.10.4	the Reporting Accountants who report upon any financial information contained in the Preliminary Offering Circular, the Offering Circular and the other financial information provided pursuant to this Agreement are appropriately qualified and independent of the Securitisation Group; and

	14.10.5	except in relation to the Investor Reports (as to which Clause 14.11 (Investor Reports) below shall apply), any other financial information provided pursuant to Clause 15 (Financial Information) (including the most recently delivered audited annual financial statements required to be delivered pursuant to Clause 15.1.1(a) and the most recently delivered unaudited semi-annual financial statements required to be delivered pursuant to Clause 15.1.2(a)) is, as at the date given or stated to be given (including the date of any amendment, variation or supplement), accurate in all material respects, save that any information provided on the basis of management accounting information shall be capable of amendment up to the date of delivery of the next report to be provided pursuant to Clause 15.5.1 (Quarterly Financial Information).

14.11	Investor Reports
The calculations of the financial covenants and ratios required for the production of the Investor Reports were, as at the date given or stated to be given, undertaken accurately.

14.12	Stamp Duty
No stamp, registration, other documentary tax or duty or similar tax (which shall not, for the avoidance of doubt, include any applicable registration fees) is payable in relation to any Borrower Transaction Document.

14.13	No Undisclosed Liabilities
As at the date as of which the most recent audited financial statements of the Borrowers were prepared, there were no material liabilities (contingent or otherwise) which were not disclosed thereby (or in the notes thereto) or reserved against therein in accordance with UK GAAP or generally accepted accounting principles applied in such other relevant jurisdiction or applicable law nor were there at that date any unrealised anticipated losses of any Borrowers arising from commitments entered into by it which were not so reserved or disclosed against, in each case, for which non-disclosure or failure to reserve against would be reasonably expected to have a Material Adverse Effect.

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14.14	No Material Adverse Change
Since the date as of which the most recent audited financial statements of the Borrowers were prepared, there has been no change in their financial condition, business, assets or prospects which would be reasonably likely to have a Material Adverse Effect.

14.15	Environmental Laws
It is in compliance with:

	14.15.1	(a) all Environmental Laws in all material respects (in the context of the Securitisation Estate as a whole); (b) there are no circumstances known to it that are likely to prevent or interfere with such compliance in the future where such non-compliance would reasonably be expected to have a Material Adverse Effect; and (c) there are no circumstances known to it that are likely to give rise, as at the Closing Date, to any liability under Environmental Law which liability would reasonably be expected to have a Material Adverse Effect;

	14.15.2	the terms of all Environmental Permits necessary for the ownership and operation of its facilities and businesses as presently owned and operated save where in any such case non-compliance with or the lack of any such Environmental Permits would not reasonably be expected to have a Material Adverse Effect; and

	14.15.3	there is no Environmental Claim pending or, so far as it is aware, threatened against it and, so far as it is aware, there are no circumstances which are reasonably likely to form the basis of any Environmental Claim against it which in any such case would be reasonably expected to have a Material Adverse Effect.

14.16	Solvency and Winding-up
	14.16.1	It is not insolvent or unable to pay its debts (within the meaning of Section 123 of the Insolvency Act);

	14.16.2	it will not become unable to do so in consequence of the execution by it of this Agreement or any of the other Borrower Transaction Documents and the performance by it of the transactions envisaged hereby and thereby (by reference to the facts and circumstances then subsisting); and

	14.16.3	it has not taken any action nor, so far as it is aware, have any steps been taken (including, the filing of documents with the court or the service of a notice of intention to appoint an administrator) or legal proceedings been commenced or, so far as it is aware, threatened in writing against it for winding-up, dissolution or reorganisation (other than a solvent reorganisation agreed to in advance by the Borrower Security Trustee), the enforcement of any Encumbrance over any part or all of its assets or for the appointment of a receiver, administrative receiver or administrator, trustee or similar officer of it or any part of its assets or revenues, save that there shall be no breach of this Clause 14.16.3 to the extent that proceeding is being contested in good faith and any such action, step or proceeding is withdrawn or discharged within 30 days of its commencement.

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14.17	Consents and Approvals
Except in relation to Environmental Permits (as to which Clause 14.15 (Environmental Laws) above shall apply) and Intellectual Property Rights and Intellectual Property Licences and Approvals (as to which Clause 14.21 (Intellectual Property Rights) below shall apply), all governmental and other consents, approvals, licences (including "on" liquor licences in respect of each of the Mortgaged Properties in the Securitisation Estate) and registrations which are necessary for its Permitted Business and necessary filings, payments of duties or taxes, notarisations required and other approvals and authorisations necessary to own its property and assets and for the conduct of its business:

	14.17.1	have been or will be obtained or applied for (as appropriate);

	14.17.2	are in full force and effect and, so far as it is aware, have not been revoked or otherwise terminated; and

	14.17.3	have been complied with in accordance with their terms and conditions in all respects,

in each case, which if not obtained or complied with or if revoked or terminated, would be reasonably expected to have a Material Adverse Effect, save in respect of (a) due registration of the Borrower Deed of Charge and the Initial Standard Securities under Section 395 (and, where applicable, Section 398) of the Companies Act and (b) due registration or recording of the Initial Standard Securities in the Registers of Scotland.

14.18	Security Interest
	14.18.1	Subject to applicable Legal Opinions and due registration of the Borrower Deed of Charge and the Initial Standard Securities under Section 395 (and, where applicable, Section 398) of the Companies Act and, if applicable, registration of the Mortgaged Properties at H.M. Land Registry and the registration or recording of the Initial Standard Securities in the Registers of Scotland, each Borrower Security Document accurately evidences a Security Interest which has been validly created and is not liable to avoidance or reduction on liquidation or administration and there is no mortgage, standard security, assignment, assignation, security, floating charge, lien, pledge, option, right to acquire or other charge or equity on or over the assets of the Chargors other than the Permitted Encumbrances which would rank in priority to or pari passu with the security for its obligations under the Borrower Transaction Documents; and

	14.18.2	the creation of the Borrower Security by each Borrower over its undertaking and assets in accordance with the terms of the relevant Borrower Security Documents will not render that Borrower liable to offer or extend the benefit of such Borrower Security to any person other than the Borrower Security Trustee as security trustee on behalf of the Borrower Secured Creditors secured pursuant to the Borrower Security Documents.

14.19	Claims Pari Passu
The claims of the Borrower Secured Creditors against it under any of the Borrower Transaction Documents to which it is a party will rank at least pari passu with the claims

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of all its other unsecured creditors, save for those claims that are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

14.20	No Material Defaults
So far as it is aware, it is not in breach of or, in default under (except where such breach or default is the subject of a waiver and/or remedy within any applicable grace period), any agreement or arrangement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would, in each case, reasonably be expected to have a Material Adverse Effect.

14.21	Intellectual Property Rights
It has all Intellectual Property Rights and Intellectual Property Licences and Approvals reasonably necessary to conduct its Permitted Business, save to the extent that the absence or qualification of such rights, licences and/or approvals would not have a Material Adverse Effect.

14.22	Insurances
	14.22.1	The list of the Insurance Policies in the Borrower Deed of Charge is true and accurate in all respects as at the Closing Date, save to the extent that any inaccuracy would not reasonably be expected to have a Material Adverse Effect;

	14.22.2	each Insurance Policy is in full force and effect, all premiums thereon have been paid in full and there are no outstanding claims which are individually or in the aggregate material made by any Borrower under any such Insurance Policies which are not expected by any such Borrower to be paid out by the relevant insurer;

	14.22.3	there has been no breach of any term of any Insurance Policy listed in the Borrower Deed of Charge which, so far as it is aware, would entitle the relevant insurer to avoid such Insurance Policy in its entirety; and

	14.22.4	all Insurance Policies are maintained with a Regulated Insurer.

14.23	Financial Assistance
Subject to filings to be made with the Registrar of Companies, all the requisite formalities (if any) required to be completed pursuant to sections 155 to 158 (inclusive) of the Companies Act to enable a Borrower to provide any financial assistance constituted pursuant to the Borrower Transaction Documents have been duly completed.

14.24	Services Agreement
Each Services Agreement to which it is a party is made on arms' length terms.

14.25	Certificates of Title
	14.25.1	There is no security, deed, document, notice, inhibition, diligence or other matter capable of affecting any Mortgaged Property or the Borrowers' interests therein which is not disclosed in the relevant Certificate of Title, which would be reasonably expected to have a Material Adverse Effect;

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	14.25.2	all documentation and other information in relation to the Mortgaged Properties supplied by the relevant Borrower in connection with the preparation of the Certificates of Title and the preparation of the Title Overview Reports (as the same may have been amended, varied or supplemented by the relevant Borrower prior to the date of the Certificates of Title or, as the case may be, the Title Overview Reports) were, as at the date at which they were stated to be given, true and accurate in all material respects;

	14.25.3	no facts or information have been omitted which render the contents of any Certificate of Title untrue, inaccurate or misleading in such a manner as would reasonably be expected to have a Material Adverse Effect; and

	14.25.4	since the date of each Certificate of Title, there has been no change to the information provided which would render a Certificate of Title untrue, inaccurate or misleading in such a manner as would reasonably be expected to have a Material Adverse Effect.

14.26	Title to Assets
Save as disclosed in the Title Overview Reports or in respect of the Specific Mortgaged Properties (in relation to which the Initial Borrower or an Excluded Group Entity Property Owner is the absolute legal owner only) or the Split Title Mortgaged Properties (in relation to which the Initial Borrower is the absolute beneficial owner only), the Initial Borrower or (as applicable) an Excluded Group Entity Property Owner is the absolute legal owner and the Initial Borrower is the absolute beneficial owner or (in respect of Scottish Mortgaged Properties) the Initial Borrower or an Excluded Group Entity Property Owner is the heritable proprietor (subject to any necessary registrations or recordings at H.M. Land Registry or the Registers of Scotland) of the Mortgaged Properties and are entitled to use all such Mortgaged Properties reasonably necessary to carry on their respective businesses as presently conducted and have a good or, in respect of the Scottish Mortgaged Properties, valid and marketable title in their own name to their interests in all of such Mortgaged Properties.

14.27	Property Covenants
Save as disclosed in the Title Overview Reports, there are no material exceptions, reservations, easements, servitudes, burdens, rights, privileges, covenants, restrictions, or Encumbrances (including any arising under statute or any statutory power) or any breaches of town and country planning legislation (and any orders, regulations, consents or permissions made or granted under any of the same) or resolutions or proposals for the compulsory acquisition of any of the Mortgaged Properties or any means of access to or egress therefrom, which would reasonably be expected to have a Material Adverse Effect.

14.28	Information to Valuers
	14.28.1	All factual information provided by, or on behalf of, the Initial Borrower to the Valuers for the purposes of the Valuation Report (as the same may have been amended, varied or supplemented by the Initial Borrower prior to the date of the Valuation Report) is true and accurate in all material respects on the date of such Valuation Report; and

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	14.28.2	no information has been omitted which if disclosed may reasonably be expected to materially and adversely affect the decision of the Issuer considering whether or not to provide finance to the Initial Borrower.

14.29	Legal Validity
	14.29.1	Save as set out in the relevant Legal Opinions, each Borrower Transaction Document constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligations enforceable in accordance with its terms;

	14.29.2	the Borrower Transaction Documents have been or will be entered into by it in good faith for its benefit; and

	14.29.3	other than registration of charges pursuant to Section 395 (and, where applicable, Section 398) of the Companies Act and, if applicable, under the Land Registration Act 2002, the Land Registers (Scotland) Act 1868 or the Land Registration (Scotland) Act 1979, it is not necessary that any Borrower Transaction Documents be filed, recorded or enrolled with any court or other authority; and

	14.29.4	it has fulfilled and performed all acts, conditions and things in order to make this Agreement and all and any of the Borrower Transaction Documents admissible in evidence in England and Wales.

14.30	Timing of Repetition
The Representations are made on the date of this Agreement and on the Closing Date in relation to the Initial Term Advances and the Repeating Representations shall be repeated by each Borrower thereafter, on:

	14.30.1	the date on which a Notice of Drawdown is delivered by a Borrower in respect of an Additional Term Advance pursuant to Clause 7.1.2 (Drawdown of Additional Term Facilities);

	14.30.2	the Drawdown Date in relation to any Additional Term Advances;

	14.30.3	each Loan Payment Date; and

	14.30.4	each loan payment date corresponding to each interest payment date in respect of any New Notes,

by reference to the facts and circumstances then subsisting.

15.	FINANCIAL INFORMATION

15.1	Financial Statements and Reports
Subject to Clause 15.7 (Information to Rating Agencies and Moody's), the Initial Borrower (on behalf of itself and each other Borrower) will (subject to, for so long as the Securitisation Group Parent is a subsidiary of MAB, any extension of time granted to MAB, by the UK Listing Authority for the announcement of MAB's preliminary results) provide the following financial information to the Issuer, the Borrower Security Trustee,

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the Trustee, Ambac (for so long as Ambac is the Controlling Creditor), the Rating Agencies, Moody's, the Irish Paying Agent, the Principal Paying Agent and, upon written request (via the Paying Agents) any Noteholder:

	15.1.1	Year-End Financial Information
as soon as the same becomes available, but in any event, within 120 days after the end of the fourth Financial Quarter of each of its Financial Years:

		(a)	the audited annual financial statements of each Borrower and the related Reporting Accountants' reports for the Financial Year; and

		(b)	a reconciliation of the revenue and operating profit as shown in the audited financial statements produced in Clause 15.1.1(a) above to revenue, operating expenses and EBITDA relating to that Financial Year as set out in the most recent Final Investor Report; and

	15.1.2	Semi-Annual Financial Information
as soon as the same become available, but in any event within 90 days after the end of the second Financial Quarter of its Semi-Annual Period:

		(a)	the unaudited semi-annual financial statements of each Borrower for the Semi-Annual Period; and

		(b)	a reconciliation of the revenue and operating profit as shown in the unaudited semi-annual financial statements produced in Clause 15.1.2(a) above to revenue, operating expenses and EBITDA relating to that Semi-Annual Period as set out in the Interim Investor Report,

except, in each case, so long as the Securitisation Group Parent is a subsidiary of MAB, to the extent that disclosure of such financial information would at any time breach any law, regulation, stock exchange requirement or rules of any applicable regulatory body to which any member of the MAB Group is subject.

15.2	Reporting Accountants' Report
Each Borrower shall ensure that it delivers with the financial statements, reports and/or other financial information delivered in respect of each Financial Year pursuant to Clause 15.1.1 (Year-End Financial Information), the Reporting Accountants' Report, to the relevant Borrower, the Issuer, the Borrower Security Trustee, the Trustee, Ambac (for so long as Ambac is the Controlling Creditor), the Rating Agencies, Moody's, the Irish Paying Agent, the Principal Paying Agent and, upon written request (via the Paying Agents) any Noteholder.

15.3	Financial Information Compliance Certificates
The Initial Borrower (on behalf of itself and each other Borrower and, in respect of paragraphs 3 and 4 of the Financial Information Compliance Certificate, on behalf of itself and each other Chargor) shall ensure that each set of financial statements, reports and/or other financial information delivered to each of the recipients in respect of each Financial Year pursuant to Clause 15.1.1 (Year-End Financial Information) and each Semi-Annual Period pursuant to Clause 15.1.2 (Semi-Annual Financial Information) is (except, so long as the Securitisation Group Parent is a subsidiary of MAB, to the extent

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that disclosure of such financial information would at that time breach any law, regulation, stock exchange requirement or rules of any applicable regulatory body to which any member of the MAB Group is subject) accompanied by a Financial Information Compliance Certificate signed by two Authorised Signatories on behalf of the Initial Borrower.

15.4	Investor Reports
The Initial Borrower (on behalf of itself and each other Borrower and, in respect of the details of information required to be produced under the headings entitled "Assets" and "Defaults" of the relevant Investor Report, on behalf of itself and each other Chargor) shall prepare and deliver to the Issuer, the Borrower Security Trustee, the Trustee, Ambac (for so long as Ambac is the Controlling Creditor), the Rating Agencies, Moody's, the Irish Paying Agent, the Principal Paying Agent and, upon written request (via the Paying Agents), any Noteholder:

	15.4.1	Final Investor Report
the Final Investor Report as soon as the same becomes available, but in any event, on each Final Investor Reporting Date; and

	15.4.2	Interim Investor Report
the Interim Investor Report as soon as the same becomes available, but in any event, on each Interim Investor Reporting Date,

except, in each case, so long as the Securitisation Group Parent is a subsidiary of MAB, to the extent that disclosure of such financial information would at that time breach any law, regulation, stock exchange requirement or rules of any applicable regulatory body to which any member of the MAB Group is subject.

15.5	Financial Information to the Rating Agencies, Moody's and Ambac
Subject to Clause 15.7 (Information to Rating Agencies and Moody's), the Initial Borrower (on behalf of itself and each other Borrower) will:

	15.5.1	Quarterly Financial Information
Within 45 days of each Financial Quarter Date, provide to the Rating Agencies, Moody's and Ambac (for so long as Ambac is the Controlling Creditor) the information set out in the Investor Report delivered to each of the recipients specified in Clause 15.4.2 (Interim Investor Report) prepared by reference to the related Financial Quarter, except, so long as the Securitisation Group Parent is a subsidiary of MAB, to the extent that disclosure of such financial information would at any time breach any law, regulation, stock exchange requirement or rules of any applicable regulatory body to which any member of the MAB Group is subject;

	15.5.2	Remaining Disposal Headroom Percentage
notify the Rating Agencies and Moody's of any reduction and/or resetting of the Remaining Disposal Headroom Percentage; and

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	15.5.3	Substitution of Consent Leasehold Mortgaged Properties and Split Title Mortgaged Properties
as soon as reasonably practicable after any Permitted Acquisition which is part of a substitution of a Consent Leasehold Mortgaged Property or Consent Leasehold Mortgaged Properties or, as the case may be, a Split Title Mortgaged Property or Split Title Mortgaged Properties pursuant to Clause 17.9.9, provide to the Rating Agencies and Moody's information on the operating expenditure and overheads attributable to each Consent Leasehold Mortgaged Property or, as the case may be, each Split Title Mortgaged Property disposed of and each Mortgaged Property acquired.

15.6	Other Financial Information
Each Borrower shall from time to time on the written request of the Issuer, the Borrower Security Trustee, Ambac (for so long as Ambac is the Controlling Creditor), the Rating Agencies and/or Moody's, furnish the same with copies of such information about the business operations, performance, prospects and the financial condition of any Borrower and any report or other notice, statement, circular, document issued or given or, which pursuant to any law, statute, rule or regulation then in force or pursuant to any contract to which it is a party should be issued or given to any shareholder of MAB forthwith upon issue or distribution of the same and any information (financial or otherwise) which has been circulated to the shareholders of MAB, in each case, as the same may reasonably require.

15.7	Information to Rating Agencies and Moody's
If any extension of time is granted to MAB by the UK Listing Authority for the announcement of MAB's preliminary results for so long as the Securitisation Group Parent is a subsidiary of MAB, the Borrowers shall ensure that they will deliver to the Rating Agencies and Moody's all of the financial statements, reports, certificates and other financial information required to be provided by them pursuant to this Clause 15, provided that no audited financial information shall be required to be delivered and the equivalent unaudited financial information shall be provided in satisfaction of this Clause 15.7.

15.8	Accounting Principles
	15.8.1	The Borrowers shall ensure that each set of financial statements delivered pursuant to this Clause 15 is prepared in accordance with the Accounting Principles.

	15.8.2	In the event that Accounting Principles undergo any change, the Borrowers will:

(a) notify the Borrower Security Trustee as soon as reasonably practicable after the date upon which they become aware that, as a result of the change to the Accounting Principles, any calculation or determination under or relating to the subject matter of the covenants set out in this Clause 15 and Clause 16 (Financial Covenants) would in the future differ materially from the calculation or determination which would have resulted from the application of the Accounting Principles prior to such change; and

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(b) use their reasonable endeavours to agree with the Borrower Security Trustee such changes to such calculation or determination which will ensure, as far as practicable, that the effect of the use of such revised calculation or determination in any report to be provided pursuant to this Clause 15 and Clause 16 (Financial Covenants) is as closely equivalent to the effect of the calculation or determination prior to such change provided that, in the event that any Borrower has failed to agree any such change at a time when any calculation or determination is to be made, that Borrower will continue to calculate or determine the relevant matter as if such change had not been implemented.

16.		FINANCIAL COVENANTS

16.1		Net Worth Covenant
The Borrowers covenant to and agree with the Issuer and the Borrower Security Trustee that they will maintain as at the end of each Financial Year, an aggregate Net Worth equal to or greater than £300,000,000 (the “Net Worth Covenant ”).

16.2		Debt Service Covenant
The Borrowers covenant to and agree with the Issuer and the Borrower Security Trustee that the Free Cashflow DSCR of the Borrowers shall not, on any Financial Quarter Date, in respect of the most recent Relevant Period or the most recent Relevant Year be less than 1.10:1 (the “FCF DSCR ”or the “Debt Service Covenant ”).

16.3		Restricted Payment Condition
	16.3.1	Satisfaction of Restricted Payment Condition
Each Obligor covenants and agrees with the Issuer and the Borrower Security Trustee that it shall not make any Restricted Payment unless:

(a) all amounts which have fallen due and become payable under the Working Capital Facility Agreement prior to the making of that Restricted Payment have been made;

(b) the Restricted Payment Condition was satisfied in the Relevant Period and the Relevant Year, in each case, ending on the most recent Financial Quarter Date;

(c) and either:

(i) the Restricted Payment Maximum would not be less than zero following the making of any such Restricted Payment; or

(ii) the Restricted Payment is to be made out of Excess Net Sales Proceeds; and

(d) it has complied with all of its obligations under Schedule 10 (Tax on Permitted Disposals and Permitted Acquisitions) in relation to the utilisation of Excess Cash.

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16.3.2	Criteria for Restricted Payment Condition
For the purposes of this Agreement (including Clause 16.3.1 (Satisfaction of Restricted Payment Condition)), the Restricted Payment Condition will be satisfied if, at the date the proposed Restricted Payment (or other action which is subject to the Restricted Payment Condition) is to be made or undertaken

(a) no Loan Event of Default has occurred and is continuing (and has not been waived) or would occur as a result of the making of such Restricted Payment or such other action; and

		(b)	in relation to the immediately preceding Relevant Period and immediately preceding Relevant Year:

			(i)	EBITDA to Debt Service calculated for such Relevant Period and Relevant Year was, in each case, at least 1.7:1; and

			(ii)	the FCF DSCR calculated for such Relevant Period and Relevant Year was, in each case, at least 1.3:1.

	16.3.3	Subsequent Satisfaction of Restricted Payment Condition
If the Restricted Payment Condition was not satisfied as at any Financial Quarter Date, but is subsequently satisfied on any following Financial Quarter Date, an Obligor may make a Restricted Payment in the following Financial Quarter but only to the extent the Further Restricted Payment Maximum would not be less than zero following the making of such Restricted Payment until the Restricted Payment Condition has been satisfied on six consecutive Financial Quarter Dates.

17.	OTHER COVENANTS OF THE OBLIGORS
17.1	Duration of Covenants

Unless otherwise stated, the covenants in Clauses 15 (Financial Information), 16 (Financial Covenants) and 17 (Other Covenants of the Obligors) are given by the Borrowers jointly and severally or, where applicable, the Obligors jointly and severally, in either case, in favour of the Issuer and the Borrower Security Trustee and shall remain in full force and effect from the date of this Agreement for so long as any amount is outstanding under this Agreement or any obligation of the Obligors under this Agreement is in force.

17.2	Covenant Compliance Certificate
The Initial Borrower (on behalf of itself and each other Chargor) shall, together with delivery by it of the financial statements, reports and/or other financial information, delivered in respect of each Financial Year pursuant to Clause 15.1.1 (Year-End Financial Information) or otherwise at the written request of the Borrower Security Trustee and/or Ambac (for so long as Ambac is the Controlling Creditor), deliver to the Issuer, the Borrower Security Trustee and Ambac (for so long as Ambac is the Controlling Creditor) a Covenant Compliance Certificate signed by two Authorised Signatories on behalf of the Initial Borrower certifying:

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17.2.1	the compliance with all covenants of the Obligors contained in this Agreement, including Clauses 15 (Financial Information) (including in respect of the Investor Reports), 16 (Financial Covenants) and 17 (Other Covenants of the Obligors) and Clause 20 (Covenants of the Excluded Group Entity Property Owners) of the Borrower Deed of Charge; and

17.2.2	the compliance with all covenants of the Chargors contained in the Borrower Deed of Charge, including Clause 20 (Covenants of the Excluded Group Entity Property Owners) of the Borrower Deed of Charge.

17.3	General Positive Covenants of the Borrowers
For the benefit of the Issuer and the Borrower Security Trustee, the Borrowers shall:

17.3.1	Maintenance of Legal Validity
(a)	comply in all material respects with all applicable laws;

(b)	comply with the terms of, renew as soon as reasonably practicable from time to time, and do all that is reasonably necessary (taking into account the benefit and expense) to maintain in full force and effect in all material respects authorisations, approvals, licences, consents and exemptions required under or by any applicable law or regulation to own its property and assets where the failure to do so would reasonably be expected to have a Material Adverse Effect;

(c)	comply with any other contracts to which it is a party, any non-compliance with which would reasonably be expected to have a Material Adverse Effect; and

(d)	perform its obligations under this Agreement and the other Borrower Transaction Documents and ensure the validity and enforceability of this Agreement and the other Borrower Transaction Documents;

17.3.2	Maintenance of Arrangements
use reasonable endeavours to obtain and maintain appropriate arrangements to enable it to carry on the Permitted Business;

17.3.3	Notification of Material Adverse Change
notify the Borrower Security Trustee of any change in the financial condition, assets or prospects of the Borrowers which would reasonably be expected to have a Material Adverse Effect;

17.3.4	Conduct of Business
ensure that it has the right to conduct its business as it is conducted from time to time and does conduct its business in all material respects in accordance with all applicable laws and regulations and does all things reasonably necessary to obtain, preserve and keep in full force and effect all rights necessary for the conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect;

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17.3.5	Notification of Loan Event of Default etc.
	(a)	promptly upon becoming aware of the occurrence of any Loan Event of Default, Potential Loan Event of Default or FA Appointment Event, give written notice to the Issuer and the Borrower Security Trustee thereof; and

	(b)	where the Issuer or the Borrower Security Trustee reasonably considers that a Loan Event of Default may have occurred and upon receipt of a written request to that effect from the Issuer or the Borrower Security Trustee, confirm to the Issuer and the Borrower Security Trustee that, save as previously notified to the Issuer and the Borrower Security Trustee or as notified in such confirmation, no Loan Event of Default has occurred and is continuing;

17.3.6	Insurance
	(a)	maintain valid insurance cover for each Mortgaged Property in an amount that is commercially reasonable and prudent provided always that the insurance covers those risks usually covered by a reasonably prudent owner of a portfolio of property of the same nature as the relevant property and/or buildings in a comparable location and maintained with a Regulated Insurer;

	(b)	maintain such other valid insurances in respect of such risks as are usually covered by a reasonably prudent owner and operator of businesses similar to the Permitted Business (including Insurance Policies relating to group employer's liability and public and products liability) with a Regulated Insurer;

	(c)	if it makes a claim under any property damage Insurance Policy relating to a Mortgaged Property, provided that the Insurance Proceeds of such claim exceed £1,500,000 (as adjusted on an annual basis, in respect of each calendar year following the Closing Date, according to the percentage change in the RPI as calculated as at the first day of such calendar year) in any Financial Year, in the case of any Mortgaged Property, upon receipt of the same, deposit the entire Insurance Proceeds (net of any Tax due in respect of such proceeds) into the Disposal Proceeds Account and apply the same either to repair or reinstate the damaged property or as if they arose as a result of a disposal of such Mortgaged Property (and such Insurance Proceeds shall be treated as Net Sales Proceeds for this purpose);

	(d)	apply Insurance Proceeds received by it pursuant to a claim on any third party and other insurances (net of any Tax due in respect of such proceeds) in or towards the relevant insured liability and deposit proceeds received from a claim on any business interruption insurance into an Obligor Operating Account; and

	(e)	use its reasonable endeavours to procure, in respect of each Insurance Policy, that the interests of the Borrower Security Trustee are endorsed or otherwise noted thereon;

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17.3.7	Maintenance and Repair
ensure that it will keep in a good state of maintenance, repair and preservation (fair wear and tear excepted) all buildings, structures, fixtures, fittings, plant, machinery and equipment belonging to or required by it for the operation of its business and will renew and replace such items where failure to do so would have a Material Adverse Effect;

17.3.8	Environmental Law and Environmental Permits
(a) comply with all Environmental Law in all material respects (in the context of the Securitisation Estate as a whole) and (b) obtain, and comply with the terms of, all Environmental Permits necessary for the operation of its facilities and businesses, and take all reasonable steps to comply with known future changes to its obligations under the same as and when it becomes legally obliged to do so, in each case, where non-compliance or failure to do so would reasonably be expected to have a Material Adverse Effect;

17.3.9	Environmental Claims
as soon as reasonably practicable, upon becoming aware of the same, notify the Issuer and the Borrower Security Trustee (with a copy to the Rating Agencies and Moody's) of:

(a) any Environmental Claim which would reasonably be expected to be determined against it and which, if so determined, would be reasonably expected to have a Material Adverse Effect;

(b) any Environmental Claim relating to Environmental Contamination where such Environmental Contamination if adversely determined would reasonably be expected to have a Material Adverse Effect; and

(c) any circumstance that:

(i) will prevent compliance with Environmental Law in the future where any non-compliance would be reasonably expected to have a Material Adverse Effect; or

(ii) will give rise to any actual liability under current Environmental Law where that liability would be reasonably expected to have a Material Adverse Effect;

17.3.10	Title to Assets
(a) subject to matters specifically referred to in the Title Overview Reports, any Permitted Encumbrances and any Permitted Disposals, remain the sole legal and beneficial owner (except in the case of the Specific Mortgaged Properties (in relation to which the Initial Borrower or an Excluded Group Entity Property Owner is the absolute legal owner only)) or (if applicable) beneficial owner of its interest in all of the Mortgaged Properties in which it holds an interest, subject to any Permitted Estate Management Transactions, free from any material covenants, undertakings, restrictions, easements, servitudes, burdens, leases or other third party rights which, in any such case, would reasonably be expected to have a Material Adverse Effect;

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(b) subject to any Permitted Encumbrance and any Permitted Disposal in relation to the Other Assets, remain the absolute legal and beneficial owner or beneficial owner of all its Other Assets;

(c) comply with and perform all restrictive and other covenants, undertakings, stipulations and obligations now or at any time affecting any Mortgaged Properties insofar as the same are subsisting and are capable of being enforced and where any non-compliance or non-performance would have a Material Adverse Effect; and

(d) enforce all restrictive or other covenants, burdens, stipulations and obligations benefiting any Mortgaged Property and not waive, release or vary (or agree so to do) the obligations of any other party thereto, in each case, where any non-enforcement, waiver, release, variation or agreement so to do would have a Material Adverse Effect;

17.3.11	Seizure of Assets
notify the Borrower Security Trustee immediately if all or any of its issued shares or the whole or any material part of its revenues or assets (including the whole or any material part of any Mortgaged Property) are seized, expropriated or compulsorily acquired or purchased, or the applicable local authority makes an order for the compulsory purchase of the same;

17.3.12	Change of Control
notify the Borrower Security Trustee if any of the issued share capital in the Securitisation Group Parent ceases to be held directly or indirectly by MAB;

17.3.13	Going Concern
maintain its business and undertake all acts and things as may be reasonably required to ensure that its business is operated and continues to be operated as a going concern;

17.3.14	Terms of Contracts
use all reasonable endeavours to ensure that any contracts entered into after the date of the Closing Date are, made on arms' length terms and:

(a) do not contain:

(i) any restriction on charging or assigning its right, title, interest and benefit to those contracts to the Borrower Security Trustee; or

(ii) any provision permitting the counterparty to terminate, or which results in the automatic termination of, the relevant agreement, in either case upon the appointment of a Receiver or administrator in respect of the relevant Borrower; or

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	(b)	where such contracts do not comply with paragraph (a) above, use reasonable endeavours to obtain the consent of the relevant party where required, or, where such contract is entered into in replacement of an existing or expired contract, procure that such new contract does not contain terms in respect of termination on the appointment of a Receiver or administrator in respect of such Borrower that are more onerous than the terms of the prior contract;

17.3.15	Obligor Account Mandates
unless otherwise provided in the Account Bank and Cash Management Agreement, not make any change to the mandates of the Obligor Accounts (except for any change of Authorised Signatory and/or the scope of such Authorised Signatory’s authority in respect of any Obligor Account);

17.3.16	Leases
in relation to any Lease or Agreement for Lease under which it derives its estate or interest in a Mortgaged Property:

	(a)	where it is the lessee, observe and perform in all material respects all covenants, undertakings, stipulations and obligations on the lessee under any such Lease where failure to do so would, in each case, reasonably be expected to have a Material Adverse Effect;

	(b)	where it is the lessor, use all reasonable endeavours to enforce in all material respects all covenants, undertakings, stipulations and obligations on the part of the lessee under any such Lease (including any Supported Agreement to Trade) where failure to do so would, in each case, reasonably be expected to have a Material Adverse Effect;

	(c)	not:

(i) waive or vary in any material respect or release any obligation under, or term of; or

(ii) exercise any option or power to break, determine or extend,

in each case, any such Lease, where such action would reasonably be expected to have a Material Adverse Effect;

	(d)	not do or knowingly permit anything under any such Lease whereby the same may be forfeited or irritated where such action or omission would reasonably be expected to have a Material Adverse Effect;

	(e)	not agree any change in the rent payable under any such Lease (except in the course of a scheduled rent review carried out in accordance with the terms of such Lease) where such change would reasonably be expected to have a Material Adverse Effect; and

	(f)	in relation to any Lease or Agreement for Lease under which a Borrower holds any Real Property, forthwith notify the Borrower Security Trustee of any matter or event under or by reason of which the same has or may become subject to determination or to the exercise or purported exercise of any right of re-entry or forfeiture or irritancy by the lessor and, if so required by the Borrower Security Trustee, apply for relief against forfeiture as directed by the Borrower Security Trustee;

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17.3.17	Litigation
advise the Borrower Security Trustee forthwith upon becoming aware of the same of the details of:

(a) each litigation, arbitration, administrative proceeding or governmental or regulatory investigation, proceeding or dispute pending or threatened in writing against any Borrower; and

(b) to its knowledge, the occurrence of any circumstances likely to give rise to any such litigation, arbitration, administrative proceeding or governmental or regulatory investigation, proceeding or dispute, which, in each case, would, if so adversely determined, be reasonably expected to have a Material Adverse Effect;

17.3.18	Access
upon reasonable prior written notice being given to the relevant Borrower give the Issuer and the Borrower Security Trustee access to records in respect of the Mortgaged Properties and to the Mortgaged Properties;

17.3.19	Valuations
arrange for a valuation of each Mortgaged Property at the written request of the Borrower Security Trustee, provided that such request may only be made:

(a) following the occurrence of a Potential Loan Event of Default; or

(b) if the Borrower Security Trustee has reasonable grounds to believe that a Potential Loan Event of Default has occurred,

and, in each case, the cost of each such valuation shall be borne by the Borrowers.

17.3.20	Claims Pari Passu
ensure that at all times the claims of the Borrower Secured Creditors against any Chargor under any of the Borrower Transaction Documents rank at least pari passu with the claims of all of its other unsecured creditors, save for those claims which are preferred solely by the operation of any bankruptcy, insolvency or liquidation law or other similar law of general application;

17.3.21	Notices
promptly upon becoming aware of the same, promptly give full particulars to the Borrower Security Trustee of any notice, order, directive, designation, resolution or proposal which has application to a Mortgaged Property by any planning authority or other public body or authority and which would be reasonably expected to have a Material Adverse Effect;

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17.3.22	Obligor Accounts
save for the proceeds from any Term Advance or as otherwise provided in this Agreement and the other Borrower Transaction Documents, take all reasonable steps to ensure that each sum received by it or any other Obligor is paid into one of the Obligor Accounts in accordance with the terms of the Borrower Transaction Documents;

17.3.23	Ratings Test Confirmation to Moody's
notify Moody's of such Borrower's requirement to confirm satisfaction of the Ratings Test on or as soon as reasonably practicable after the date such confirmation is sought;

17.3.24	Supported Agreements to Trade
create any Supported Agreement to Trade or Rack Rent Lease in relation to any Mortgaged Property on arms' length terms and subject to an open market rent applicable to the nature of the transaction;

17.3.25	EBITDA Contribution of Mortgaged Properties with On Licences ensure that at least 80 per cent. of the EBITDA of the Securitisation Estate in the current Financial Year derives from Mortgaged Properties which have full justices on licences (or the equivalent in Scotland or prescribed by any new licencing regulation in England and Wales or Scotland);

17.3.26	Consent Leasehold Mortgaged Properties
obtain or use its best endeavours (at its own cost) to procure receipt of the consent of the relevant landlord(s) of each Consent Leasehold Mortgaged Property to the creation of a Security Interest in favour of the Borrower Security Trustee in accordance with the terms of the Borrower Security Documents by no later than 30 April 2004;

17.3.27	Split Title Mortgaged Properties
use its best endeavours (at its own cost) to procure that the legal title to the Split Title Mortgaged Properties held by the Third Party Legal Owners is transferred to a Property Owner by no later than 30 April 2004; and

17.3.28	Liquidity Facility
procure that the Issuer shall, for such time as there are any Notes outstanding, have available to it either:

(a) a committed liquidity facility from a bank which has ratings assigned to its unsecured, unsubordinated and unguaranteed short term debt obligations of at least equal to the Minimum Short-Term Ratings in a maximum available amount of not less than the Liquidity Facility Amount (or such lower amount at which the Ratings Test would remain satisfied) and if at any time:

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(i) the unsecured, unsubordinated and unguaranteed short term debt obligations of the Liquidity Facility Provider are rated less than the Minimum Short-Term Ratings; or

(ii) any Liquidity Facility Provider defaults in the performance of its obligations under the Liquidity Facility Agreement resulting in the termination of all or part of the Liquidity Facility,

procure that a replacement liquidity facility is entered into by the Issuer with a Replacement Lender within 30 days of the occurrence of the event set out in paragraphs (a) or (b), provided that no Borrower shall be under any such obligation if the Ratings Test would remain satisfied as a result of the Issuer not having entered into a replacement liquidity facility; or

(b) funds standing to the credit of the Liquidity Facility Reserve Account following a Liquidity Standby Drawing available for payment of interest and/or principal in accordance with the Liquidity Facility Agreement.

17.4	Positive Covenants of the Initial Borrower
For the benefit of the Issuer and the Borrower Security Trustee, the Initial Borrower shall (on behalf of itself and each other Borrower):

	17.4.1	Meetings
in the event that a Meeting is requested pursuant to Condition 13 (Meetings of Noteholders), if requested, send one or more representatives to that Meeting, provided that it shall not be required to send any representatives to more than two Meetings per calendar year; and

	17.4.2	Dormant Companies
procure that each Excluded Group Entity Property Owner (other than Mitchells & Butlers Leisure Entertainment Limited) shall remain dormant within the meaning of Section 249AA of the Companies Act.

17.5	General Negative Covenants of the Borrowers
For the benefit of the Issuer and the Borrower Security Trustee, none of the Borrowers shall:

	17.5.1	Negative Pledge
save for Permitted Encumbrances, create (or agree to create) or suffer or permit to subsist any Encumbrance over all or any of its present or future revenues or assets or undertaking (including uncalled capital);

	17.5.2	Financial Indebtedness
save for Permitted Financial Indebtedness, incur, create or permit to subsist or have outstanding any Financial Indebtedness;

	17.5.3	Permitted Business
conduct any business other than the Permitted Business, permit any change of business other than a Permitted Business and the provision to Excluded Group Entities of ancillary services to any businesses carried on by such Excluded Group Entities on an arms' length basis;

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	17.5.4	Permitted Subsidiaries and Permitted Joint Ventures
save for Permitted Subsidiaries and Permitted Joint Ventures, have any subsidiary undertakings or interests in Joint Ventures; or

	17.5.5	Accounting Policies
change its accounting policies, with the intention that such change will result in compliance with the Debt Service Covenant or the satisfaction of the Restricted Payment Condition, where such compliance or satisfaction would not otherwise have occurred had its accounting policies or practice not been so changed.

17.6	Covenants of the Securitisation Group Parent
For the benefit of the Issuer and the Borrower Security Trustee, the Securitisation Group Parent covenants that it shall not:

	17.6.1	No Business
trade, carry on any business, engage in any activities or enter into any documents other than:

(a) the preparation, negotiation and execution of the Preliminary Offering Circular, the Offering Circular and the Borrower Transaction Documents to which it is a party;

(b) those contemplated by the Preliminary Offering Circular, the Offering Circular and the Borrower Transaction Documents to which it is a party (including making a Restricted Payment in accordance with Clause 16.3 (Restricted Payment Condition));

(c) the issuance and repayment of the Loan Note;

(d) entry into the Share Capital Facility Agreement;

(e) entry into the Securitisation Group Parent Facility Agreement;

(f) receiving payment for its issued share capital; and

(g) matters which are incidental or ancillary to the foregoing;

	17.6.2	No disposal of Assets
except as contemplated by the Borrower Transaction Documents, sell, convey, transfer, lease, assign or otherwise dispose of or agree or attempt to purport to sell, convey, transfer, assign, lease or otherwise dispose of or use, invest or otherwise deal with any of its properties, assets or undertaking or grant any option or right to acquire the same;

	17.6.3	No Encumbrances
create (or agree to create) or suffer or permit to subsist any Encumbrance over all or any of its present or future revenues or assets or undertaking (including uncalled capital) other than created by the Borrower Security Documents or arising by operation of law;

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	17.6.4	Financial Indebtedness
incur, create or permit to subsist or have outstanding any Financial Indebtedness other than (a) the Loan Note; and (b) under the Securitisation Group Parent Facility Agreement.

	17.6.5	No Guarantees
except as contemplated by the Borrower Transaction Documents, make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person;

	17.6.6	No Merger
consolidate or merge with any other person;

	17.6.7	No Employees
have any employees or premises or, save for Permitted Subsidiaries, the Initial Borrower and the Issuer, have any subsidiary undertaking or become a director of any company;

	17.6.8	Obligor Accounts
have an interest in any bank account unless such account or interest is charged to the Borrower Security Trustee on terms acceptable to the Borrower Security Trustee;

	17.6.9	Memorandum and Articles of Association
take any step to amend, supplement or otherwise modify its Memorandum and Articles of Association; or

	17.6.10	Borrower Security
permit the validity or effectiveness of its obligations or rights under the Borrower Security Documents or of the Borrower Security granted by it to be impaired or to be amended, hypothecated, subordinated, terminated or discharged.

17.7	Covenants and Other Provisions regarding Disposal of Mortgaged Properties

	17.7.1	Covenants regarding Disposal of Mortgaged Properties and Incidental Mortgaged Properties
A Borrower shall not dispose of a Mortgaged Property (either alone or together with any Incidental Mortgaged Property) unless the Borrower Security Trustee executes a deed of release or discharge in respect of such Mortgaged Property and such Incidental Mortgaged Property from the Borrower Security.

	17.7.2	Conditions to Disposal of Mortgaged Properties
The Borrower Security Trustee will execute a deed of release or discharge in respect of a proposed disposal of a Mortgaged Property and, subject to Clause 17.8 (Covenant relating to Disposals of Other Assets and Incidental Mortgaged Property), any related Incidental Mortgaged Property by a Borrower (and, in the case of an Intra-Group Disposal, the substitution or corresponding acquisition by a Borrower) if the relevant Borrower delivers a duly executed Mortgaged Property Disposal Certificate not less than 5 Business Days (or such shorter period as the Borrower Security Trustee may agree) prior to the date on which the Borrower proposes to dispose of such Mortgaged Property and any related Incidental Mortgaged Property, certifying that:

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(a)	the proposed disposal is a Minor Disposal;

(b)	the proposed disposal is an Intra-Group Disposal provided that if that proposed disposal would result in an asset accruing to the transferor or transferee Borrower, immediately following the disposal, the asset or assets is or are made part of the Borrower Security and the future enforcement of the Borrower Security would not be impaired or prejudiced by such Intra-Group Disposal (as supported by the Borrower to which the asset has accrued procuring the delivery, prior to the transfer, to the Borrower Security Trustee of a legal opinion that a valid fixed and floating security (including that such fixed and floating security, where applicable, would permit the appointment of an administrative receiver in respect of that Borrower and that the floating charge is not granted at an undervalue for the purposes of Section 245 of the Insolvency Act) has been granted by it);

(c)	the Disposal EBITDA Percentage of the proposed disposal (when aggregated with the Disposal EBITDA Percentage referable to the other Mortgaged Properties disposed of during the current Financial Year under this Clause 17.7.2(c)) is less than the Remaining Disposal Headroom Percentage and is less than 10 per cent.;

(d)	the relevant Net Sale Proceeds will result in the application of at least the Allocated Debt Amount (together with any premia payable in connection with the redemption of the Notes to be redeemed and any Hedging Amounts payable in connection with the Initial Term A1 Advance and the Initial Term A3 Advance corresponding to the relevant Mortgaged Property) referable to that disposal in repayment of Term Advances;

(e)	the proposed disposal is a disposal of a Mortgaged Property by order of any Competition Authority or required by law or any regulation having the force of law or any governmental agency in accordance with whose orders and/or rulings such Borrower is required to act;

(f)	the proposed disposal is a disposal of the bare legal title relating to a Mortgaged Property in respect of which either:

(i) the transfer of the related beneficial title would constitute a Permitted Disposal under any other part of this Clause 17.7.2; or

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(ii)	the related beneficial title comprises all or part of a Specific Mortgaged Property;

(g)	the proposed disposal is a disposal of all or part of a Consent Leasehold Mortgaged Property in accordance with Clause 17.7.3 (Covenants regarding Disposal of Consent Leasehold Mortgaged Properties and Split Title Mortgaged Properties);

(h)	the proposed disposal is a disposal of all or part of a Split Title Mortgaged Property in accordance with Clause 17.7.3 (Covenants regarding Disposal of Consent Leasehold Mortgaged Properties and Split Title Mortgaged Properties); or

(i)	the proposed disposal is a disposal of all or part of the Hollywood Bowl Assets,

and, the relevant Borrower certifies in the Mortgaged Property Disposal Certificate that the relevant Borrower has complied with its obligations (if any) under Schedule 10 (Tax on Permitted Disposals and Permitted Acquisitions) in relation to such disposal of the Mortgaged Property (and, in the case of a proposed Intra-Group Disposal, the corresponding acquisition) and, if applicable, the relevant Borrower provides to the Borrower Security Trustee the information set out in paragraphs 1.2, 1.3 and 1.4 of Schedule 10 (Tax on Permitted Disposals and Permitted Acquisitions) at the same time it delivers the Mortgaged Property Disposal Certificate.

17.7.3	Covenants regarding Disposal of Consent Leasehold Mortgaged Properties and Split Title Mortgaged Properties
Where (a) the Initial Borrower has not received, by 30 April 2004, consent from the relevant landlord(s) of a Consent Leasehold Mortgaged Property to create a Security Interest in favour of the Borrower Security Trustee in accordance with the Borrower Security Documents over such Consent Leasehold Mortgaged Property or (b) the legal title to the Split Title Mortgaged Properties has not been transferred to the Initial Borrower by 30 April 2004, it shall by the Loan Payment Date falling in June 2004:

(i)	dispose of that Consent Leasehold Mortgaged Property or, as the case may be, that Split Title Mortgaged Property in accordance with the terms of this Clause 17.7 and make a corresponding Permitted Acquisition in accordance with Clause 17.9 (Covenants and Other Provisions relating to the Acquisition and Substitution of Permitted Businesses and Real Property); or

(ii)	dispose of that Consent Leasehold Mortgaged Property or, as the case may be, that Split Title Mortgaged Property in accordance with the terms of this Clause 17.7 and prepay or repay an amount of the Initial Term Advances in accordance with and in the order set out in Clause 17.7.4(d)(iii)(C).

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17.7.4	Application of Proceeds of Disposal of a Mortgaged Property
Subject to Clause 17.7.5 (Tax on Permitted Disposals and Permitted Acquisitions), the Initial Borrower covenants and agrees with the Borrower Security Trustee that in respect of any disposal of a Mortgaged Property:

(a)	it will forthwith, upon receipt, deposit the Sale Proceeds into the Disposal Proceeds Account;

(b)	it may, subject to Clause 17.7.4(d) below, only withdraw from the Disposal Proceeds Account any amounts standing to the credit of the Disposal Proceeds Account representing Net Sales Proceeds relating to the disposal of a Specific Mortgaged Property for deposit into an Obligor Account in accordance with the Account Bank and Cash Management Agreement if the Initial Borrower first certifies in writing to the Borrower Security Trustee that, to the extent it has any actual or contingent liability to the purchaser of such Specific Mortgaged Property (whether under any representation, warranty, indemnity or otherwise in relation to such disposal), it has deposited or will (simultaneously with such disposal) deposit an amount sufficient to satisfy any such liability in full into the Disposal Proceeds Account;

(c)	it may, subject to Clause 17.7.4(d) below, only withdraw amounts standing to the credit of the Disposal Proceeds Account representing Excess Net Sales Proceeds for deposit into an Obligor Account in accordance with the Account Bank and Cash Management Agreement if the Restricted Payment Condition is satisfied in accordance with Clause 16.3.2 (Criteria for Restricted Payment Condition) and if the Ratings Test is satisfied upon such withdrawal; and

(d)	it may withdraw amounts standing to the credit of the Disposal Proceeds Account only with the prior written consent of the Borrower Security Trustee and such written consent will not be withheld if the Initial Borrower certifies to the Borrower Security Trustee that:

(i)	it has complied with its obligations under this Agreement in relation to the proposed withdrawal;

(ii)	there is no Loan Event of Default subsisting which has not been waived at the date of withdrawal; and

(iii)	(A)	the amounts to be withdrawn are either Excess Net Sales Proceeds in accordance with Clause 17.7.4(c) or Net Sale Proceeds relating to the disposal of a Specific Mortgaged Property in accordance with Clause 17.7.4(b);

	(B)	the amounts (other than those amounts representing Net Sale Proceeds relating to the disposal of a Consent Leasehold Mortgaged Property or a Split Mortgaged Property) will be applied:

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(1)	in making a prepayment of:

	(x)	an amount (taking into account all prepayments to date) up to but not greater than an aggregate of 30 per cent. of the Initial Term Advances either:

(a)	pro rata in prepayment towards the satisfaction of the Initial Term A Advances, the Initial Term B Advances and the Initial Term C Advance; or

(b)	in the following order:

(i)	first, pro rata and pari passu in or towards satisfaction of the Initial Term A Advances;

(ii)	second, pro rata and pari passu in or towards satisfaction of the Initial Term B Advances; and

(iii)	third, in or towards satisfaction of the Initial Term C Advance,

allocating any amount to be applied in prepayment of any tranche of the Initial Term Advances under paragraph (x)(a) or (x)(b) above towards the tranches of such Initial Term Advances as the Initial Borrower determines; and

(y)	an amount (taking into account all prepayments to date) in excess of an aggregate of 30 per cent. of the Initial Term Advance either:

(a)	pro rata in prepayment towards the satisfaction of the Initial Term A Advances, the Initial Term B Advances and the Initial Term C Advance, provided that the Restricted Payment Condition was satisfied at the most recent Financial Quarter Date; or

(b)	in any order as the Initial Borrower determines provided that:

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(i)	the Ratings Test is satisfied;

(ii)	the amount which will be applied in prepayment of the Initial Term A Advances is no less than would have been the case had the prepayment been made in accordance with paragraph (y)(a) above; and

(iii)	the amount which will be applied in prepayment of the Initial Term C Advance is no greater than would have been the case had the prepayment been made in accordance with paragraph (y)(a) above;

(2)	in or towards purchasing Notes in accordance with Clauses 10.6 (Deemed Prepayment Upon Purchase of Notes by the Initial Borrower) and in the order set out in Clause 10.6 (Deemed Prepayment Upon Purchase of Notes by the Initial Borrower) or (if the Notes are to be purchased from amounts standing to the credit of the Disposal Proceeds Account) in the order set out in Clause 17.7.4(d)(iii)(B)(1), and for a purchase price no greater than the relevant Redemption Amount of such Notes under Condition 7(c) (Redemption, Purchase and Cancellation – Early Mandatory Redemption in Whole or Part upon Prepayment under the Issuer Borrower Facility Agreement) together with all accrued and unpaid interest on the Principal Amount Outstanding of such Notes up to (but excluding) the date of purchase, adjusted by adding or subtracting any Hedging Amounts;

(3)	subject to satisfaction of the Capital Enhancement Condition, in or towards the funding or refinancing of Capital Enhancement Expenditure;

(4)	subject to the Business Acquisition Condition, in or towards acquiring or substituting a Permitted Business or the refinancing of funding for the acquisition or substitution of a Permitted Business;

(5)	in or towards the acquisition of Eligible Investments permitted by the Borrower Transaction Documents;

(6)	in or towards the making of a payment to a Tax Authority to satisfy any liability to Tax in respect of any Permitted Disposal;

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(7)	in or towards the repair, reinstatement or replacement of any damaged property which is the subject of a claim under any property damage Insurance Policy, provided that such monies standing to the credit of the Disposal Proceeds Account represent Insurance Proceeds referable to that damaged property; and/or

(8)	for any other purposes approved by Ambac (for so long as Ambac is the Controlling Creditor) and the Borrower Security Trustee (such consent of the Borrower Security Trustee to be given pursuant to Clause 31 (Modifications, Waiver and Consents) of the Borrower Deed of Charge); or

(C)	the amounts to be withdrawn represent Net Sale Proceeds relating to the disposal of a Consent Leasehold Mortgaged Property or a Split Title Mortgaged Property which will be applied in:

(1)	making a prepayment of an amount of the Initial Term Advances equal to (x) the EBITDA referable to that Consent Leasehold Mortgaged Property or, as the case may be, that Split Title Mortgaged Property; divided by (y) the EBITDA referable to the Mortgaged Properties comprised in the Securitisation Estate immediately prior to the date of such disposal in the following order:

(a)	first, pro rata and pari passu in or towards satisfaction of the Initial Term A Advances;

(b)	second, pro rata and pari passu in or towards satisfaction of the Initial Term B Advances; and

(c)	third, in or towards satisfaction of the Initial Term C Advance; or

(2)	making a Permitted Acquisition in accordance with Clause 17.9 (Covenants and Other Provisions relating to the Acquisition and Substitution of Permitted Businesses and Real Property).

Any monies standing to the credit of the Disposal Proceeds Account (other than any such monies which may be required to discharge any liability to Tax in respect of any Permitted Disposal) which have not been applied in the manner prescribed by Clauses 17.7.4(d)(iii)(B)(1), (2), (3), (4), (6), (7) or (8), in each case, for 24 months or more shall, unless a Loan Event of Default is subsisting which has not been waived, be withdrawn and applied in making prepayments of the Initial Term Advances in the relevant order set out in Clause 17.7.4(d)(iii)(B)(1) above or, if such amounts represent Insurance Proceeds as described in Clause 17.7.4(d)(iii)(B)(7) above, in or towards the purpose set out in that paragraph to the extent not already withdrawn and applied towards the same.

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17.7.5	Tax on Permitted Disposals
The Initial Borrower covenants and agrees with the Borrower Security Trustee that, in respect of a Mortgaged Property, it may only withdraw amounts standing to the credit of the Disposal Proceeds Account representing Tax to be applied in or towards any of the purposes set out in Clauses 17.7.4(d)(iii)(B)(3), (4), (5), (6) or (8) and any such withdrawal will only be permitted if it complies with the provisions of Schedule 10 (Tax on Permitted Disposals and Permitted Acquisitions).

17.8	Covenant relating to Disposals of Other Assets and Incidental Mortgaged Property
A Borrower may dispose of (and, in the case of Clause 17.8.2(c) below, acquire) and the Borrower Security Trustee will execute a deed of release or discharge in respect of a proposed disposal of:

17.8.1	any Incidental Mortgaged Property not to be disposed of together, or in connection, with a Mortgaged Property; or

17.8.2	any Other Asset that is:

(a)	a trading asset which is expressed to be subject to a floating charge and not a fixed charge under the Borrower Security Documents and it is disposed of for fair market value;

(b)	cash or Eligible Investments permitted by the Borrower Transaction Documents;

(c)	an asset disposed of by a Borrower to another Borrower on arms' length terms;

(d)	an asset disposed of in exchange for, or an asset the proceeds of disposal of which are used to acquire another asset comparable or superior as to type, value and quality;

(e)	specific assets that are not used or required for use in the Permitted Business; and/or

(f)	other assets if the value of the aggregate net consideration received by the Borrowers in respect of disposals of assets other than Mortgaged Properties would not exceed £5 million in that Financial Year, provided that in relation to any such disposal (and, in the case of Clause 17.8.2(c), the corresponding acquisition), the Borrower making the disposal has complied with its obligations (if any) under Schedule 10 (Tax on Permitted Disposals and Permitted Acquisitions) in relation to that disposal and, in the case of Clause 17.8.2(d) above, in relation to any asset to be acquired using the proceeds of that disposal) and, in the case of Clause 17.8.2(c) above, the Borrower that is acquiring the asset has complied with its obligations under Clause 17.9 (Covenants and Other Provisions relating to the Acquisition and Substitution of Permitted Businesses and Real Property).

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17.9	Covenants and Other Provisions relating to the Acquisition and Substitution of Permitted Businesses and Real Property

A Borrower may make a Permitted Acquisition with the consent of the Borrower Security Trustee. The Borrower Security Trustee will give written consent to the Permitted Acquisition if:

17.9.1	the relevant Borrower certifies to the Borrower Security Trustee that no Loan Event of Default is subsisting (which has not been waived) at the time or would arise as a result of the Permitted Acquisition;

17.9.2	the relevant Borrower certifies to the Borrower Security Trustee that the Permitted Acquisition is funded in whole or in part out of:

(a)	the proceeds of Additional Term Advances;

(b)	funds certified by the relevant Borrower as Excess Cash and, where the Restricted Payment Condition is not satisfied, subject to satisfaction of the Profitability Condition;

(c)	amounts standing to the credit of the Disposal Proceeds Account subject to satisfaction of the Profitability Condition;

(d)	subscription funds received from an Excluded Group Entity or a third party for a sufficient amount of new equity share capital in a Borrower; and/or

(e)	a deposit of funds fully subordinated in accordance with the terms set out in the Borrower Security Documents;

17.9.3	the relevant Borrower certifies to the Borrower Security Trustee that the Permitted Acquisition is made between a willing buyer and a willing seller in an open market arms' length transaction;

17.9.4	security, in a form equivalent to the security given by the relevant Borrower under the Borrower Security Documents, is provided over all the assets, shares and undertakings so acquired to the satisfaction of the Borrower Security Trustee;

17.9.5	the relevant Borrower certifies to the Borrower Security Trustee that the assets, shares and undertakings so acquired are to be employed as a Permitted Business and all material licences, consents and approvals have been or will be obtained;

17.9.6	the Issuer and the Borrower Security Trustee, prior to the making of the Permitted Acquisition by the relevant Borrower, received all of the information, documents and other matters set out in Part 2 of Schedule 1 (Additional Conditions Precedent) in relation to all Real Property so acquired in form and substance satisfactory to the Issuer and the Borrower Security Trustee (or to the extent not so received, satisfied or waived);

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17.9.7	the relevant Borrower certifies to the Borrower Security Trustee that it has complied with its obligations (if any) under Schedule 10 (Tax on Permitted Disposals and Permitted Acquisitions) (including, where the consent of the Borrower Security Trustee is given subject to conditions, that it has complied with such conditions) in relation to the disposal transaction of such Permitted Acquisition where the Permitted Acquisition is part of the substitution of a Mortgaged Property;

17.9.8	in respect of a Permitted Acquisition which is part of the substitution of a Mortgaged Property (other than a Consent Leasehold Mortgage Property and a Split Title Mortgaged Property) only, the related disposal transaction is a Permitted Disposal and all of the other conditions specified in Clause 17.7 (Covenants and Other Provisions regarding Disposal of Mortgaged Properties) are satisfied;

17.9.9	in respect of a Permitted Acquisition which is part of the substitution of a Consent Leasehold Mortgaged Property or Consent Leasehold Mortgaged Properties or, as the case may be, a Split Title Mortgaged Property or Split Title Mortgaged Properties only, the relevant Borrower certifies to the Borrower Security Trustee that:

(a)	the aggregate EBITDA referable to that Consent Leasehold Mortgaged Property or those Consent Leasehold Mortgaged Properties, or, as the case may be, that Split Title Mortgaged Property or those Split Title Mortgaged Properties being disposed is at least equal to the aggregate EBITDA of the Mortgaged Property proposed to be the subject of the Permitted Acquisition; and

(b)	the remaining maturity of that Consent Leasehold Mortgaged Property or, as the case may be, that Split Title Mortgaged Property or, the weighted average remaining maturity of those Consent Leasehold Mortgaged Properties or, as the case may be, those Split Title Mortgaged Properties being disposed is at least equal to the Mortgaged Property proposed to be the subject of the Permitted Acquisition, provided that any Mortgaged Property in respect of which a Borrower has a freehold or heritable property interest or long leasehold property interest is deemed to have a term of 30 years;

17.9.10	where the Permitted Acquisition is in relation to a Short Leasehold Tenancy, the making of such Permitted Acquisition will not result in the aggregate number of Short Leasehold Tenancies comprised in the Securitisation Estate exceeding the higher of 400 of such Short Leasehold Tenancies or 20 per cent. of all Mortgaged Properties (by number) comprised in the Securitisation Estate unless, in either case and at the time thereof, the Ratings Test is satisfied and the consent of Ambac (for so long as Ambac is the Controlling Creditor) is obtained.

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17.10	Covenants and Other Provisions relating to Capital Expenditure

17.10.1	Minimum Expenditure

Subject to Clause 17.10.2 (CapEx Reserve Amount), the Borrowers will incur or reserve, in each Financial Year, the Required Maintenance Amount.

17.10.2	CapEx Reserve Amount

If, in any Financial Year, the Borrowers incur less than the Required Maintenance Amount, the Borrowers shall deposit into the Maintenance Reserve Account an amount equal to the CapEx Reserve Amount.

17.10.3	Application of Amounts in Maintenance Reserve Account

A Borrower may withdraw any amount which has been deposited in the Maintenance Reserve Account only with the prior written consent of the Borrower Security Trustee and such written consent will not be withheld if the relevant Borrower certifies to the Borrower Security Trustee:

(a)	such amount is to be applied in any subsequent Financial Year provided that any Required Maintenance Amounts which should have first been incurred in the previous Financial Year have been discharged; and/or

(b)	such Borrower incurs any amount of the Required Maintenance Amount using funds from an account other than the Maintenance Reserve Account, in which case such amount shall be debited from the Maintenance Reserve Account and credited to an Obligor Operating Account specified by such Borrower upon providing to the Cash Manager satisfactory evidence that such amount of Required Maintenance Amount has been so incurred.

18.	PERMITTED ESTATE MANAGEMENT TRANSACTIONS

A Borrower may, without the consent of the Borrower Security Trustee enter into any of the following transactions (each, a "Permitted Estate Management Transaction"):

18.1.1	any Franchise Agreement and any Lease granted pursuant to such Franchise Agreement;

18.1.2	any Supported Agreement to Trade;

18.1.3	any Rack Rent Lease (other than a Sale and Lease Back Financing Arrangement);

18.1.4	subject to Clause 17.7 (Covenants and Other Provisions regarding Disposal of Mortgaged Properties) and other than a Sale and Lease Back Financing Arrangement, any property management transactions conducted in the ordinary course (including any licence to assign, licence to underlet, licence for alterations, party wall agreement, deed of covenant, deed of grant, release of restrictive covenant, renewal on the same or different terms of a Lease of Ancillary LH Property existing at the date of this Agreement or grant of a new Lease of Ancillary LH Property which is let at the date of this Agreement, right of light agreement and crane oversail agreement);

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18.1.5	any planning and highway agreement (including any agreement under Section 106 of the Town and Country Planning Act 1990, Section 33 of the Local Government (Miscellaneous Provisions) Act 1982, Section 111 of the Local Government Act 1972, Sections 38, 184 and 278 of the Highways Act 1980 and Sections 98 and 104 of the Water Industry Act 1981 or equivalent legislation applicable in Scotland, including under The Town and Country Planning (Scotland) Act 1997); and

18.1.6	any deed or document varying or granting a licence or consent pursuant to any of the transactions described in Clauses 18.1.1 to 18.1.5 (inclusive).

19.	Default

19.1	Loan Events of Default
Each of the following events is a Loan Event of Default (whether or not caused by any reason whatsoever outside the control of the Chargor or any other person).

19.1.1	Failure to Pay
A failure to pay by a Chargor of any amount (including any amount of principal or interest (including any failure by the Initial Borrower to make payments of the floating rates of interest on the Initial Term A1 Advance or the Initial Term A3 Advance pursuant to Clauses 8.4 (Payment of Interest) and 8.7 (Set Off) due from it under any Borrower Transaction Document at the place at, and in the currency in, which it is expressed to be payable (other than the Services Agreements and the Subscription Agreement) unless payment is made within two Business Days of its due date.

19.1.2	Debt Service Covenant and Net Worth Covenant
A breach of the Debt Service Covenant or the Net Worth Covenant where (i) no remedial action has been taken in accordance with the terms set out in Clause 19.3 (Breach of Debt Service Covenant or Net Worth Covenant) or (ii) to the extent such remedial action has been taken, it has not been taken within the prescribed time limit or remedied in the manner set out, in each case, under Clause 19.3 (Breach of Debt Service Covenant and Net Worth Covenant).

19.1.3	Restricted Payment Condition
A breach of the Restricted Payment Condition, provided that in any case where such breach is capable of remedy, such breach is not remedied within a period of 20 days following receipt of a notification by an Obligor of a breach from the Borrower Security Trustee or (if earlier) the date on which the relevant Obligor becomes aware of that default.

19.1.4	Breach of Negative Covenants and Securitisation Group Parent Covenants
A breach of any of the covenants set out under Clauses 17.5.1 (Negative Pledge), 17.5.2 (Financial Indebtedness) and 17.5.3 (Permitted Business) or any of the covenants set out under Clause 17.6 (Covenants of the Securitisation Group Parent) above, provided that in any case where such breach is capable of remedy, such breach is not remedied within a period of 30 days following receipt of a notification by the relevant Obligor of a breach from the Borrower Security Trustee or (if earlier) the date on which the relevant Obligor becomes aware of that default.

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19.1.5	Breach of Covenant regarding Permitted Acquisition in relation to a Short Leasehold Tenancy
A Borrower breaches the covenant set out in Clause 17.9.10, provided that where such breach is capable of remedy, such breach is not remedied within a period of 60 Business Days following receipt of a notification of breach by such Borrower from the Borrower Security Trustee or (if earlier) the date on which the relevant Borrower becomes aware of that breach.

19.1.6	Financial Information
A Borrower fails to perform or comply with its covenant to provide financial information in accordance with Clause 15 (Financial Information), provided that in any case where such breach is capable of remedy, such breach is not remedied within a period of 60 days following receipt of a notification of breach by such Borrower from the Borrower Security Trustee or (if earlier) the date on which the relevant Borrower becomes aware of that default.

19.1.7	Licences
The termination of some or all of the Licences (or any part thereof) where such termination would reasonably be expected to have a Material Adverse Effect.

19.1.8	Intra Group Supply Agreement
The termination in whole or in part of the Intra Group Supply Agreement in circumstances in which the arrangements (or absence of arrangements) in place immediately following such termination for the continued supply of the products which are the subject of the Intra Group Supply Agreement or, as the case may be, relevant part thereof would reasonably be expected to have a Material Adverse Effect.

19.1.9	Management Services Agreement
The termination in whole or in part of the Management Services Agreement in circumstances in which the arrangements (or absence of arrangements) in place immediately following such termination for the continued supply of such of the central management and administration services as are affected by that termination would reasonably be expected to have a Material Adverse Effect.

19.1.10	Insolvency and Rescheduling
Any Chargor:

(a) is insolvent for the purposes of section 123 (other than subsection 1(a)) of the Insolvency Act;

(b) admits its inability to pay its debts as they fall due; or

(c) suspends the payment of all or a substantial part of its debts or announces an intention to do so.

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19.1.11	Winding-Up
A Chargor or, in relation to administration, its directors take corporate action or other steps are taken or legal proceedings are commenced against such Chargor, for its winding-up, dissolution, administration or re-organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise, other than a solvent reorganisation) or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer of it or a material part of its revenue and assets, provided that it will not be a Loan Event of Default to the extent that any petition or proceeding is being contested in good faith and any such action, step or proceeding is withdrawn or discharged within 30 days of its commencement.

19.1.12	Execution or Distress
Any execution, distress or diligence is levied against:

(a) the whole or any part of the property, undertaking or assets (other than the cash assets) of a Chargor (disregarding for this purpose any execution, distress or diligence relating to such property, undertaking or assets (other than the cash assets) with an aggregate value not in excess of £25,000,000); or

(b) the whole or any part of the cash assets of a Chargor (disregarding for this purpose any execution, distress or diligence relating to such cash assets with an aggregate value not in excess of £10,000,000), and, in each case, where such execution, distress or diligence is not being contested in good faith.

19.1.13	Analogous Events
Any event occurs or proceedings are taken with respect to a Chargor in any jurisdiction to which it is subject or in which it has assets which has an effect similar to or equivalent to any one of the events mentioned in Clauses 19.1.10 (Insolvency and Rescheduling), 19.1.11 (Winding-Up) and 19.1.12 (Execution or Distress) above.

19.1.14	Cessation of Business
A Chargor ceases or suspends or threatens to cease or suspend all or a material part of its operations or business for a period of more than 30 days, other than pursuant to a solvent reorganisation or a Permitted Disposal.

19.1.15	Misrepresentation
Any representation, warranty or statement made or repeated by a Chargor in any of the Borrower Transaction Documents to which it is a party or in any document delivered by it to the Issuer or the Borrower Security Trustee pursuant thereto or in connection therewith, is or proves to have been incorrect (in the case of a representation or warranty) or misleading (in the case of a statement) in any respect when made or repeated when it would or would reasonably be expected, in the case of certain only of those representations, warranties or statements, to have a Material Adverse Effect, provided that in any case where such breach is capable of remedy, such breach is not remedied within a period of 30 Business Days of receipt of a notification by such Chargor of a breach from the Borrower Security Trustee or (if earlier) the date on which the relevant Chargor becomes aware of that breach;

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19.1.16	Illegality
It is or becomes unlawful for a Chargor to perform or comply with any or all of its obligations under any of the Borrower Transaction Documents (other than the Borrowers in respect of their material obligations under this Agreement) or to own its assets or carry on its business or any of the obligations of the Chargors under the Borrower Transaction Documents are not or cease to be legal, valid and binding in any respect where, in each case, the effect of such unlawfulness would or would reasonably be expected to have a Material Adverse Effect, unless the circumstances giving rise to such illegality are capable of remedy and are remedied within a period of 30 Business Days following notice of such illegality to such Chargor or any of the obligations of such Chargor under any Borrower Transaction Document to which it is a party are not or cease to be legal, valid and binding.

19.1.17	Obligations under Tax Deed of Covenant
Any party to the Tax Deed of Covenant (other than the Borrower Security Trustee, the Trustee and the Issuer) fails duly to perform or comply with any of its covenants or breaches any of its representations or warranties in the Tax Deed of Covenant where such failure or breach would or would reasonably be expected to have a Material Adverse Effect provided that, in any case where such breach is capable of remedy, such breach is not remedied within a period of 30 Business Days following receipt of a notification of failure or breach by such party from the Borrower Security Trustee or (if earlier) the date on which the relevant Obligor or Excluded Group Entity becomes aware of that failure or breach.

19.1.18	Cross Acceleration
(a) A Chargor fails to pay when due (or within any applicable grace period) its Financial Indebtedness other than Financial Indebtedness arising under a Borrower Transaction Document or any Financial Indebtedness fully subordinated in accordance with the terms set out in the Borrower Security Documents; or

(b) any Financial Indebtedness of a Chargor is declared (by reason of an event of default howsoever described) to be, or otherwise becomes, due and payable prior to its specified maturity and is not paid by such Chargor where, in both or either of paragraphs (a) or (b), such Financial Indebtedness accounts in aggregate at any one time to more than £10,000,000 (or its equivalent in other currencies).

19.1.19	Repudiation
A Chargor or any of the Services Companies repudiates or disaffirms the validity of any Borrower Transaction Document or any Borrower Transaction Document (save for the Services Agreements) is not or ceases to be in full force or effect.

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	19.1.20	Material Adverse Effect
The audit report from the Reporting Accountants which prepared the audited financial statements of the Borrowers delivered by them to the Borrower Security Trustee evidences the occurrence of an event, matter or thing that has a Material Adverse Effect (for the purpose of this Clause 19.1.19 disapplying paragraphs (a)(ii) and (b) of the definition of Material Adverse Effect).

	19.1.21	Litigation
The commencement of any litigation, arbitration, administrative proceedings or governmental or regulatory investigations, proceedings or disputes against a Chargor or its respective assets, revenues or undertakings which, in any such case, would or would be likely to be adversely determined against it and which would, if so adversely determined, be reasonably expected to have a Material Adverse Effect.

	19.1.22	Ownership of Borrowers
The beneficial interest in any of the issued share capital of any of the Borrowers ceases to be held directly or indirectly by the Securitisation Group Parent or another Obligor, except if such issued share capital has been disposed of by way of a Permitted Disposal.

	19.1.23	Breach of Covenants
Other than in respect of a breach of any covenant or undertaking as otherwise set out in this Clause 19.1, a Chargor breaches any covenant or undertaking under any Borrower Transaction Document where such breach would or would reasonably be expected to have a Material Adverse Effect, provided that in any case where such breach is capable of remedy, such breach is not remedied within a period of 60 Business Days following receipt of a notification of breach by such Chargor from the Borrower Security Trustee or (if earlier) the date on which the relevant Chargor becomes aware of that breach.

19.2	Insolvency Events
The occurrence of any of the events described in Clauses 19.1.10 (Insolvency and Rescheduling), 19.1.11 (Winding-Up), 19.1.12 (Execution or Distress) and 19.1.13 (Analogous Events) (to the extent to which the analogous events referred to therein are analogous to Clauses 19.1.11 (Winding-Up) and 19.1.12 (Execution or Distress)) shall automatically constitute a Loan Event of Default and any outstanding Term Advances will become immediately due and payable in accordance with Clause 19.5 (Acceleration and Cancellation).

19.3	Breach of Debt Service Covenant or Net Worth Covenant
If any Investor Report or other financial statements of the Borrowers required to be delivered under the terms of this Agreement reports a breach of the Debt Service Covenant or the Net Worth Covenant or a breach of the Debt Service Covenant or Net Worth Covenant occurs, the Borrower shall have 45 days from the date on which any Borrowers become aware of such breach in which to remedy it:

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	(a)	through the subscription by any Excluded Group Entity or a third party for a sufficient amount of new, fully paid-up equity share capital in one or more Borrowers which, if the relevant amount subscribed for and deposited in an interest bearing account would have been sufficient (i) in the case of the Debt Service Covenant, to generate quarterly interest which if available as earnings to the Borrowers throughout the Relevant Period or, as the case may be, Relevant Year, would have meant that no such breach would have occurred and (ii) in the case of the Net Worth Covenant, such that no breach would have occurred;

	(b)	through the deposit of funds in an interest bearing account on a fully subordinated basis in accordance with the terms of the Borrower Security Documents which, if the relevant amount deposited would have been sufficient (i) in the case of the Debt Service Covenant, to generate quarterly interest which if available as earnings to the Borrowers throughout the Relevant Period or, as the case may be, Relevant Year, would have meant that no such breach would have occurred and (ii) in the case of the Net Worth Covenant, such that no breach would have occurred;

	(c)	by way of prepayment of the Term Advances in accordance with Clauses 10.1 (Voluntary Prepayment of Initial Term Advances) or, as the case may be, 10.7 (Prepayment of Additional Term Advances and Purchase of Additional Notes) such that (excluding Debt Service in respect of the debt having been repaid) no breach would have occurred, save that the Borrowers shall make such prepayments of the relevant Initial Term Advances (i) first, pro rata and pari passu in or towards satisfaction of the Initial Term A Advances, (ii) second, pro rata and pari passu in or towards satisfaction of the Initial Term B Advances and (iii) third, in or towards satisfaction of the Initial Term C Advance; and/or

	(d)	by way of purchase of Notes in accordance with Clause 10.6 (Deemed Prepayment Upon Purchase of Notes by the Initial Borrower), such that (excluding Debt Service in respect of the debt having been repaid) no breach would have occurred, save that a Borrower will only be entitled to purchase (i) Class B Notes so long as there are no Class A Notes outstanding and (ii) Class C Notes so long as there are no Class A Notes or Class B Notes outstanding, provided that, any such equity may be redeemed and/or such subordinated debt may be repaid or prepaid (and the terms of such subordinated debt may be amended to enable its prepayment or repayment) in advance of the stated term upon the Borrowers satisfying the Borrower Security Trustee that the Debt Service Covenant or, as the case may be, the Net Worth Covenant would be met without the additional equity or subordinated debt in place for a period of two consecutive Financial Quarters.

19.4	Breach of Covenants relating to Disposals, Acquisitions and Substitutions of Mortgaged Properties
If the Covenant Compliance Certificate required to be delivered by the Initial Borrower (on behalf of itself and each other Chargor) pursuant to Clause 17.2 (Covenant Compliance Certificate) shows a breach, or a breach has occurred, in either case, of any of the covenants set out in Clauses 17.7 (Covenants and Other Provisions regarding Disposal of Mortgaged Properties) or 17.9 (Covenants and Other Provisions relating to

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the Acquisition and Substitution of Permitted Businesses and Real Property), the relevant Chargor in relation to which the breach relates is required, unless Ambac (for so long as Ambac is the Controlling Creditor) agrees otherwise, to register mortgages over all of the Mortgaged Properties in England and Wales at H.M. Land Registry and (as applicable) register or record the Standard Securities over the Scottish Mortgaged Properties at the Registers of Scotland, in each case, to the extent not already done so.

19.5	Acceleration and Cancellation
Subject to Clause 19.2 (Insolvency Events) and 19.3 (Breach of Debt Service Covenant or Net Worth Covenant), upon and at any time after the occurrence of a Loan Event of Default (whilst such Loan Event of Default is continuing), the Borrower Security Trustee (acting on the instructions of the Controlling Creditor) shall:

	19.5.1	by written notice to the Borrowers:

		(a)	declare all or any part of the outstanding Term Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers under this Agreement and any other Borrower Transaction Document);

		(b)	declare all or any part of the Term Advances to be immediately due and payable on demand of the Borrower Security Trustee;

		(c)	declare that any commitment of the Issuer to make any Additional Term Advances shall be cancelled, whereupon the same shall be cancelled and the Term Facilities shall be reduced to zero;

	19.5.2	deliver a Loan Enforcement Notice; and/or

	19.5.3	without prejudice to the provisions of any Borrower Security Document which permits the Borrower Security Trustee to enforce the Borrower Security in any other circumstances, in the case of the Borrower Security Trustee exercising its rights under this Clause 19.5, exercise all rights and remedies available to it under the Borrower Security Documents (including, to the extent not already done so, requiring the Property Owners to register mortgages over the Mortgaged Properties in England and Wales at H.M. Land Registry and (as applicable) record or register the Standard Securities over the Mortgaged Properties in Scotland at the Registers of Scotland.

19.6	FA Appointment Event
	19.6.1	If any Investor Report or other financial statements of the Borrowers required to be delivered under the terms of this Agreement reports the occurrence of a FA Appointment Event or a FA Appointment Event occurs, the Borrowers shall (at their own expense) promptly appoint a Financial Adviser, to prepare a report within 45 days of its appointment on behalf of the Borrower Security Trustee:

		(a)	to outline the financial status of the Borrowers; and

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(b) to undertake a detailed management and performance review of the Borrowers, to detail the circumstances surrounding such FA Appointment Event and to consider what steps might reasonably be taken in order to remedy such FA Appointment Event and, in light of its considerations, to recommend the taking of any such steps as it shall consider appropriate.

	19.6.2	The Issuer and the Borrower Security Trustee acknowledge that the Borrowers are not required to follow any recommendations or take any remedial action suggested or proposed by the Financial Adviser. Notwithstanding the acknowledgement in this Clause 19.6.2, in the event that a decision is made by the Borrowers not to follow any such recommendations or take any such remedial action concerning acquisitions or substitutions of Permitted Businesses or disposals of Mortgaged Properties, Incidental Mortgaged Properties or Other Assets, the Borrowers shall provide a detailed explanation to the Issuer, the Borrower Security Trustee and Ambac (for so long as Ambac is the Controlling Creditor) of why they consider it is not in their best interests to do so.

	19.6.3	On the occurrence of the FA Appointment Event, each Property Owner will, if requested in writing by Ambac (for so long as Ambac is the Controlling Creditor) and to the extent not already done so, register mortgages over all of the Mortgaged Properties in England and Wales at H.M. Land Registry and (as applicable) register or record the Standard Securities over the Mortgaged Properties in Scotland at the Registers of Scotland.

20.	CURRENCY OF ACCOUNT AND PAYMENT MECHANICS

20.1	Currency of Account
Sterling is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, provided that:

	20.1.1	each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

	20.1.2	each payment pursuant to Clause 11 (Fees, Costs and Expenses) or Clause 12 (Taxes) shall be made in the currency specified by the Issuer.

20.2	Change of Currency
	20.2.1	If more than one currency or currency unit are at the same time recognised by the Bank of England as the lawful currency of the United Kingdom, then:

(a) any reference in the Borrower Transaction Documents to and any obligations arising under the Borrower Transaction Documents in sterling shall be translated into, or paid in, the currency or currency unit of the United Kingdom designated by the Issuer and the Borrower Security Trustee after consultation with the Borrowers, and in making this designation the Issuer and the Borrower Security Trustee shall endeavour to put the Transaction Parties in the same position, so far as possible, as they would have been in prior to the introduction of any additional currency or currency unit as the lawful currency of the United Kingdom; and

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(b) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the Bank of England for the conversion of that currency or currency unit into the other, rounded up or down in accordance with any applicable regulation or, in the absence of any applicable regulation, by agreement with the Issuer and the Borrower Security Trustee.

	20.2.2	If a change in the currency of the United Kingdom occurs, this Agreement will be amended to the extent the Issuer and the Borrower Security Trustee specify to be necessary to reflect the change in currency and to put the Transaction Parties in the same position, so far as possible, that they would have been in if no change in currency had occurred.

20.3	Payments to the Issuer
On each date on which this Agreement requires an amount to be paid by an Obligor to the Issuer, such Obligor shall make the same available to the Issuer and payable into the Issuer Transaction Account for value on the due date at such time and in such funds as the Issuer (or the Cash Manager on its behalf) shall specify from time to time, provided that any amount to be applied by a Borrower in prepayment of the Aggregate Principal Debt Outstanding must be received by the Issuer by no later than 10:00 a.m. for value on the day on which it proposes to prepay such amounts.

20.4	Payments to the Obligors
	20.4.1	On each date on which this Agreement requires an amount to be paid by the Issuer, the Issuer shall make the same available to the Obligors in such funds and to such account as the Initial Borrower (or the Cash Manager on its behalf) shall specify from time to time.

	20.4.2	A payment will be deemed to have been made by the Issuer on the date on which it is required to be made under this Agreement if the Issuer has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing system used by the Issuer in order to make the payment.

20.5	Alternative Payment Arrangements
If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law or any similar event) for any or all of the Obligors to make any payments in the manner specified in Clause 20.3 (Payments to the Issuer), then the relevant Obligor(s) may agree with the Issuer (or the Cash Manager on its behalf) alternative arrangements for such payments to be made, provided that, in the absence of any such agreement, the relevant Obligor(s) shall be obliged to make all payments due to the Issuer in the manner specified herein.

20.6	No Set-off
Subject to Clause 2.6 (Term Facilities and Payment of Initial and Ongoing Facility Fees) and Clause 8.7 (Set Off), all payments required to be made by an Obligor under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

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20.7	Business Days
	20.7.1	Any payment which is due to be made on a day that is not a Business Day shall be made on the next succeeding Business Day unless such succeeding Business Day falls in the next succeeding calendar month, in which case, the immediately preceding Business Day.

	20.7.2	During any extension of the due date for payment of any principal under this Agreement and in respect of any rates of interest calculated on a floating rate basis only (if any), interest is payable on the principal at the rate payable on the original due date.

21.	CALCULATIONS AND EVIDENCE

21.1	Accounts
Accounts maintained by the Issuer in connection with this Agreement are prima facie evidence of the matters to which they relate.

21.2	Certificates and Determinations
Any certification or determination by the Issuer of a rate or amount under this Agreement is, in the absence of manifest or demonstrable error, conclusive evidence of the matters to which it relates.

22.	ASSIGNMENTS AND TRANSFERS

22.1	Transfers and Novations
Except in relation to the Issuer's right of substitution in accordance with Condition 7(d) (Substitution/Redemption in Whole for Taxation and Other Reasons), neither the Issuer nor any Obligor may transfer or novate the whole or any part of its obligations under this Agreement or any of the other Borrower Transaction Documents without the prior written consent of the Borrower Security Trustee and, in the case of the Issuer, the Obligors unless such transfer or novation were necessary for the Issuer to comply with its obligations under Clause 13 (Mitigation) and provided that, in the case of both the Issuer and any Obligor, the Rating Agencies confirm that the Ratings Test will continue to be satisfied or otherwise indicate no objection to such transfer or novation.

22.2	Assignments
Neither the Issuer nor any Obligor may assign or transfer any of its rights under this Agreement or any of the other Borrower Transaction Documents without the prior written consent of the Borrower Security Trustee, save that:

	22.2.1	each Obligor may, without such consent, assign its rights under the Borrower Transaction Documents to which it is a party to the Borrower Security Trustee in accordance with the terms of the Borrower Security Documents; and

	22.2.2	the Issuer may, without such consent, assign its rights under the Issuer Transaction Documents to the Trustee in accordance with the terms of the Issuer Security Documents.

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23.	REMEDIES AND WAIVERS

23.1	Remedies and Waivers Cumulative
The rights of the Issuer, the Borrower Security Trustee and the Obligors, respectively, under the Borrower Transaction Documents:

	23.1.1	may be exercised as often as necessary;

	23.1.2	are cumulative and not exclusive of its rights under the general law; and

	23.1.3	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

24.	SEVERABILITY

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

	24.1.1	the legality, validity or enforceability in that jurisdiction of any other provision of the Agreement; or

	24.1.2	the legality, validity or enforceability in other jurisdictions of any other provision of the Agreement.

25.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

26.	THE BORROWER SECURITY TRUSTEE AND CASH MANAGER

	26.1.1	The Borrower Security Trustee has agreed to become a party to this Agreement for the purpose of taking the benefit of certain provisions, including, Clauses 2 (The Term Facilities), 4 (Conditions Precedent), 8 (Interest), 9 (Repayment and Guarantees), 11 (Fees, Costs and Expenses), 14 (Representations and Warranties), 15 (Financial Information), 16 (Financial Covenants), 17 (Other Covenants of the Obligors) and Schedules 1 (Conditions Precedent) and 9 (Form of Borrower Accession Deed) for the better preservation and enforcement of its rights under the Borrower Security Documents.

	26.1.2	The Cash Manager has agreed to become a party to this Agreement for the purpose of taking the benefit of Clauses 9 (Repayment and Guarantees), 15 (Financial Information), 16 (Financial Covenants), 17 (Other Covenants of Obligors) and Schedules 2 (Notice of Drawdown), 3 (Form of Covenant Compliance Certificate), 4 (Form of Reporting Accountants' Report), 5 (Form of Financial Information Compliance Certificate), 6 (Form of Mortgaged Property Disposal Certificate), 7 (Form of Investor Reports) and 8 (Repayment Schedule) and for the better preservation and enforcement of its rights under the Account Bank and Cash Management Agreement.

	26.1.3	The parties acknowledge that:

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		(a)	neither the Borrower Security Trustee nor the Cash Manager shall have responsibility for any of the sole obligations of the Issuer or any other party and, in particular, the Borrower Security Trustee shall not be responsible for monitoring the Obligors (including the financial information produced by the Borrowers from time to time or their compliance with any of the covenants set out therein) and instead shall be entitled to rely on a certification from the relevant Borrowers in respect of compliance therewith;

		(b)	the rights, obligations and/or discretions of the Borrower Security Trustee under this Agreement will be subject to the same protections, immunities and indemnities (mutatis mutandis) as are conferred upon the Borrower Security Trustee and contained in the Borrower Security Documents, including, where it is required to give its consent under this Agreement, it shall be given in accordance with the Borrower Security Documents; and

		(c)	the rights and obligations of the Cash Manager under this Agreement are governed by the Account Bank and Cash Management Agreement.

	26.1.4	The parties (other than the Borrower Security Trustee and the Cash Manager) shall, after the delivery of a Loan Enforcement Notice, be entitled to assume that any act, matter or thing (including the exercise of any discretion) exercised or undertaken after the date of such delivery by the Cash Manager on behalf of the Borrower Security Trustee under the Account Bank and Cash Management Agreement has been duly authorised by the Borrower Security Trustee.

27.	NOTICES

27.1	Giving of Notices
All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated may be by letter or facsimile. Any such notice will be deemed to be given as follows:

	27.1.1	if by letter, when delivered personally or on actual receipt; and

	27.1.2	if by facsimile, when received in legible form.

However, a notice given in accordance with the above but not received on a Business Day or received after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

27.2	Addresses for Notices
The address and facsimile number of each Transaction Party for all notices under or in connection with this Agreement are as follows:

Obligors

To any of the Obligors, to them at:

27 Fleet Street
Birmingham

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West Midlands
B3 1JP

Fax:	+ 44 121 212 2034
Attention:	Bronagh Kennedy

Issuer

27 Fleet Street
Birmingham
West Midlands
B3 1JP

Fax:	+ 44 121 212 2034
Attention:	Bronagh Kennedy

Cash Manager

27 Fleet Street
Birmingham
West Midlands
B3 1JP

Fax:	+ 44 121 212 2034
Attention:	Bronagh Kennedy

Borrower Security Trustee

HSBC Trustee (C.I.) Limited
PO Box 88
1 Grenville Street
St. Helier
Jersey JE4 9PF

Fax:	+ 44 1534 606 504
Attention:	Manager Corporate Services

Rating Agencies

Fitch:

4th Floor
101 Finsbury Pavement
London EC2A 1RS

Fax:	+44 207 417 6262

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Attention:	Performance Analytics Department – Charlotte Eady

S&P:

Garden House
18 Finsbury Circus
London EC2M 7NJ

Fax:	+44 207 826 3598
Attention:	Head of Structured Finance

Moody's:

2 Minster Court
Mincing Lane
London EC3R 7XB

Fax:	+44 207 772 5400
Attention:	Structured Finance Monitoring

28.	THIRD PARTY RIGHTS

	28.1.1	Subject to Clause 28.1.2, this Agreement confers no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available aside from the Contracts (Rights of Third Parties) Act 1999.

	28.1.2	Where, in this Agreement, the consent or approval of Ambac is stated to be required, or information or notification is required to be provided to it, Ambac shall have direct third party rights against the party expressed to be under any obligation to seek such consent or approval or to provide such information or notification.

29.	GOVERNING LAW

This Agreement and all matters arising from or connected with it is governed by, and shall be construed in accordance with, English law.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

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SCHEDULE 1

CONDITIONS PRECEDENT

Part 1
Initial Conditions Precedent

1.	Corporate Documents, Closing Certificates, Other Documents and Actions

1.1	In relation to each Chargor:

	1.1.1	copies of the constitutional documents (including the Certificate of Incorporation and Memorandum and Articles of Association) of each Chargor;

	1.1.2	copies of all authorisations and board resolutions of its board of directors:

(a) approving the terms of, and the transactions contemplated by, the Borrower Transaction Documents to which it is a party and authorising the execution, delivery and performance of the Borrower Transaction Documents to which it is a party and the terms and conditions thereof;

(b) authorising a specified person or persons to execute the Borrower Transaction Documents to which it is a party on its behalf; and

(c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Borrower Transaction Documents to which it is a party, in each case, accompanied by a certificate of an Authorised Signatory of the Chargor (including (i) an incumbency certificate attaching a list of the names, titles and specimen signatures of the persons authorised to sign the Borrower Transaction Documents, all documents and notices to be delivered thereto or in connection therewith and to take any other action on its behalf in relation to the Borrower Transaction Documents and (ii) confirmation that all copy documents are true, correct, complete, up to date and in full force and effect); and

	1.1.3	a solvency certificate from each Chargor signed by two directors of that Chargor;

1.2	an approval by all the shareholders of each Chargor of the guarantees to be provided pursuant to the Borrower Transaction Documents (including the Guarantees);

1.3	a certificate addressed to the Managers and the Issuer and signed by each Chargor dated the Closing Date to the effect that:

	1.3.1	there has been no material adverse change or any development likely to involve an adverse change in the condition (financial or otherwise) or general affairs of any Chargor which would be likely to prejudice materially the placement, distribution or sale of the Notes or dealing in the Notes in the secondary market;

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	1.3.2	the representations and warranties made by it in the Subscription Agreement and which are expressed to be repeated by it on the Closing Date are true and accurate on the Closing Date; and

	1.3.3	they are in compliance with their respective undertakings under the Subscription Agreement;

1.4	searches in respect of each Chargor at each of the Companies Registry and High Court in Judgment and Petitions Section revealing no evidence of the presentation of any petition for the winding up or administration of each such Chargor as of the Closing Date;

1.5	a certificate dated the Closing Date certifying that the Chargors are not in breach of any of the Borrower Transaction Documents; and

1.6	copies of all resolutions, declarations and other documents required to ensure compliance by any member of the MAB Group with Sections 151 to 158 of the Companies Act to enable it to give financial assistance in connection with the internal reorganisation of the MAB Group, including the auditors' report from the Reporting Accountants reporting on matters required by Section 156(4) of the Companies Act in relation to it.

2.	Financial Information and Accountants' Reports, Opinions and Letters

Delivery of the following (in the case of paragraphs 2.1 to 2.5 (inclusive), in the form set out in the Offering Circular):

2.1	the capitalisation and indebtedness statement of the Issuer (including the accountants' report of the Reporting Accountants thereon);

2.2	the capitalisation and indebtedness statement of the Initial Borrower;

2.3	the audited financial statements for the Initial Borrower for the year ended 28 September 2002 and the 28 weeks ended 12 April 2003 (including the audit report of the Reporting Accountants thereon);

2.4	the audited financial statements for Ambac for the year ended 31 December 2002 (including the audit report of KPMG Audit plc);

2.5	the unaudited interim financial statements for Ambac for the six months to 30 June 2003;

2.6	signing comfort letter dated the date of the Subscription Agreement and closing bring down letter dated the Closing Date from the Reporting Accountants in respect of the Offering Circular;

2.7	consent letter from the Reporting Accountants in respect of the inclusion in the Offering Circular of the information in paragraph 2.1 to 2.3 (inclusive);

2.8	consent letter from Ambac in respect of the inclusion in the Offering Circular of information in paragraph 2.4;

2.9	consent letter from the Valuer in respect of the inclusion in the Offering Circular of the Valuation Report;

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2.10	consent letter from the Chargors’ English property solicitors in respect of the inclusion in the Offering Circular of references to the English Title Overview Report;

2.11	consent letter from Wright, Johnston & McKenzie in respect of the inclusion in the Offering Circular of references to the Scottish Title Overview Report;

2.12	the Model Audit Comfort Letter;

2.13	the Model Audit Report;

2.14	the Data Extraction Report; and

2.15	the Accounting Opinion.

3.	Other Reports

Each of the following reports addressed to, inter alios, the Managers, the Borrower Security Trustee and the Trustee:

3.1.1	the Title Overview Reports;

3.1.2	the Valuation Report; and

3.1.3	the Property Information Schedule;

3.1.4	the Supplemental Letters; and

3.1.5	the Certificates of Title,

each in form and substance satisfactory to the addressees of such reports.

4.	Mortgaged Properties

4.1	All title documents and deeds relating to each Mortgaged Property necessary or ancillary to evidence title to the Mortgaged Properties and authorisations to H.M. Land Registry and the Registers of Scotland and an undertaking to deliver any of the same to the Borrower Security Trustee (to the extent the same are at H.M. Land Registry or the Registers of Scotland) or appropriate undertakings in a form satisfactory to the Borrower Security Trustee that the same are held to the order of the Borrower Security Trustee.

4.2	Cheques for Registers of Scotland fees in connection with registering or recording the Initial Standard Securities and all duly completed Registers of Scotland application forms in respect of the Initial Standard Securities.

4.3	An undertaking from each of the Chargors’ Scottish solicitors to use reasonable endeavours within the time limits imposed by the Registers of Scotland to satisfy any requisitions raised by the Registers of Scotland in connection with the applications referred to in paragraph 4.2 above.

4.4	In respect of the Consent Leasehold Mortgaged Properties where the relevant landlords’ consent has been obtained, appropriate undertakings from the Chargors’ English property solicitors and Chargors’ Scottish solicitors in a form satisfactory to the Borrower Security Trustee that the same are held to the order of the Borrower Security Trustee.

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4.5	Each relevant Chargor to:

4.5.1	provide a certificate, in respect of the Mortgaged Properties known as Sidewalk 53, Burnley and Club 53, Burnley (22993/140716), O’Neills Cannon Street, EC4 (25682), Crown & Anchor, London NW1 (38458) and Warwick Castle, Paddington (93483), that the granting of any charge evidenced by the Borrower Transaction Documents, in respect of each such property, does not contravene its memorandum and articles of association; and

4.5.2	undertake in respect of the Mortgaged Properties known as Romford Harvester (181510) and The Lot, Richmond (178519):

(a)	to provide the Chargors’ English property solicitors with such information as is available to the relevant Chargor to show that the Restrictions on the registration of a charge on the relevant HMLR titles are no longer required; and

(b)	to instruct the Chargors’ English property solicitors to apply to HMLR for the removal of such Restrictions from the registers of title to these Mortgaged Properties; and

4.5.3	undertake in respect of the Mortgaged Property known as Wilford Farm Inn (165468):

(a)	to provide the Chargors’ English property solicitors with such information as is available to the relevant Chargor to show that the Restriction on registration of a charge on the HMLR title to this property is no longer required;

(b)	to instruct the Chargors’ English property solicitors to approach the person entitled to the benefit of such Restriction and to endeavour to obtain that person’s consent to the removal of the Restriction from the register of the title to that Mortgaged Property; and

(c)	subject to receiving the consent of the person referred to in paragraph 4.5.3(b), to instruct the Chargors’ English property solicitors to apply to HMLR for the removal of such Restriction from the relevant HMLR registers of title.

4.6	Chargors’ English property solicitors to provide:

4.6.1	confirmation that, in its opinion, the certificate referred to in paragraph 4.5.1 is in the form required by the Restriction relating to registration of a charge registered against the title to each of these Mortgaged Properties at HMLR on the date of such opinion;

4.6.2	in respect of the Mortgaged Property known as the Oystercatcher, Climping (169234):

(a)	a draft deed of covenant for execution by the Borrower Security Trustee; and

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(b)	confirmation that, in the Chargors’ English solicitors’ opinion, the deed of covenant referred to in paragraph 4.6.2(a) above is in the form required by the transfer referred to in the Restriction relating to registration of a charge against the title to this Mortgaged Property at HMLR on the date of such opinion;

4.6.3	in respect of the Mortgaged Properties known as Derby Arms, Epsom (10030), Chaddlewood, Plymouth (149845), Toby Carvery, Langley (160164), Badger, Ponteland (165158), Trentham Lakes Harvester, Stoke (169935), Birmingham Bowl (171670), Duck Inn, Aston, Clinton (183369):

(a)	confirmation that, in the Chargors’ English property solicitors’ opinion, on a strict interpretation of the wording of the Restriction, in relation to the registration of a charge, registered at HMLR against the title to these Mortgaged Properties, such Restriction does appear to trigger such Restriction, but on the evidence of the underlying document, this does not appear to have been the intention of the parties as the relevant provision in the document does not itself include the grant of a charge; and

(b)	where available to the Chargors’ English property solicitors on the Closing Date, a certified copy of the relevant deed containing the restrictions against registration of charge, registered against each of the titles referred to in paragraph 4.6.3(a) above;

4.6.4	in respect of the Mortgaged Property known as Samuel Pepys, London EC4 (25240), its undertaking to:

(a)	immediately following the Closing Date, give notice of the charges contained in the Borrower Transaction Documents to those parties entitled to such notice pursuant to the restrictions against charging registered against the title to this Mortgaged Property at HMLR on the Closing Date; and

(b)	immediately following delivery of each of such notice, provide the Borrower Security Trustee with:

(i)	its certificate that the requisite notice has been served in accordance with the restrictions against charging registered against the title to this Mortgaged Property at HMLR; and

(ii)	confirmation that, in the Chargors’ English property solicitors’ opinion, the notice and certificate referred to in paragraphs 4.6.4(a) and 4.6.4(b)(i) satisfies the restrictions against charging registered against the title to this Mortgaged Property at HMLR.

5.	Execution of Transaction Documents and Delivery of Other Documents

On or before the Closing Date, each of the following documents executed and delivered by the relevant Transaction Parties thereto:

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5.1	the Notes;

5.2	the Financial Guarantee;

5.3	the Guarantee and Reimbursement Agreement;

5.4	the Financial Guarantee Fee Letter;

5.5	the Trust Deed;

5.6	the Agency Agreement;

5.7	the Issuer Deed of Charge;

5.8	the Note Swap Agreements;

5.9	the Liquidity Facility Agreement;

5.10	the Issuer/Borrower Facility Agreement;

5.11	the Disclosure Letter;

5.12	the Borrower Deed of Charge;

5.13	the Initial Standard Securities;

5.14	the Account Bank and Cash Management Agreement;

5.15	the Working Capital Facility Agreement;

5.16	the Issuer/Borrower Swap Agreement;

5.17	the Pension Deeds of Covenant;

5.18	the Tax Deed of Covenant;

5.19	the Security Over Shares Deeds;

5.20	the MAB Declaration of Trust;

5.21	the Intra Group Supply Agreement;

5.22	the Management Services Agreement;

5.23	the Licences;

5.24	the Trade Mark Assignment Agreements;

5.25	the Subscription Agreement;

5.26	the Indemnification Agreement;

5.27	the Master Framework Agreement; and

5.28	a letter of obligation from the Initial Borrower’s Scottish solicitors in relation to the Initial Standard Securities in a form acceptable to the Borrower Security Trustee.

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6.	Legal Opinions

Each of the following legal opinions:

6.1.1	the Transaction Opinion;

6.1.2	the Tax Opinion;

6.1.3	the Incorporation and Reorganisation Opinion;

6.1.4	the Financial Assistance Opinion;

6.1.5	the Ambac Opinion; and

6.1.6	the Scottish Transaction Opinion,

in each case, in form and substance satisfactory to the addressees of such legal opinions.

7.	Miscellaneous

7.1.1	Delivery of share certificates and signed but undated stock transfer forms in relation to the ordinary shares of each Chargor which are subject to a first fixed charge pursuant to the Borrower Deed of Charge.

7.1.2	Delivery of a notice of prepayment and termination by MAB to the agent under the MAB Loan Agreement specifying notice of prepayment in full of the MAB Loan and termination of the facility granted thereunder on or prior to the Closing Date.

7.1.3	Delivery of all required deeds of release and effective discharges (if any) of all Security Interests affecting all assets of the Security Group that are to be charged other than the Charged Property including a Form 403 in respect of the assets of the Initial Borrower secured in favour of The Law Debenture Pension Trust Corporation plc.

7.1.4	Delivery of all third party consents (if any) necessary for the creation of the Security Interests pursuant to the Borrower Security Documents (save in respect of those Consent Leasehold Mortgaged Properties where the relevant landlord(s)’ consent to the creation of a Security Interest in favour of the Borrower Security Trustee pursuant to the Borrower Security Documents has not been obtained by the Closing Date).

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Part 2
Additional Conditions Precedent

1.	Corporate and Other Documents

	1.1.1	In relation to each Borrower:

		(a)	copies of the constitutional documents (including the Certificate of Incorporation and Memorandum and Articles of Association) of each Borrower;

		(b)	copies of all authorisations and board resolutions of the board of directors of each Borrower:

(i) approving the terms of, and the transactions contemplated by, the documents to be entered into in connection with the Additional Documents to which it is a party and authorising the execution, delivery and performance of such Additional Documents and the terms and conditions thereof;

(ii) authorising a specified person or persons to execute the Additional Documents to which it is a party on its behalf; and

(iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Additional Documents to which it is a party, in each case, accompanied by a certificate of an Authorised Signatory of the Borrower (including (A) an incumbency certificate attaching a list of the names, titles and specimen signatures of the persons authorised to sign the Additional Documents, all documents and notices to be delivered thereto or in connection therewith and to take any other action on its behalf in relation to the Additional Documents and (B) confirmation that all copy documents are true, correct, complete, up to date and in full force and effect); and

		(c)	a solvency certificate from each Borrower signed by two directors of that Borrower.

	1.1.2	If required for the purposes of approving any loan, security or other arrangement which constitutes or might constitute financial assistance, as the term "financial assistance" is defined in section 152 of the Companies Act, a copy of a resolution, signed by all the holders of the issued or allotted shares in the Borrowers, approving the terms of, and the transactions contemplated by, the Additional Documents.

	1.1.3	If required for the purposes of approving any loan, security or other arrangement which constitutes or might constitute financial assistance, as the term "financial assistance" is defined in section 152 of the Companies Act, a copy of a resolution of the board of directors of each corporate shareholder in the Borrowers:

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		(a)	approving the terms of the resolution referred to in paragraph 1.1.3 above for that shareholder; and

		(b)	authorising a specified person or persons to sign the resolution on its behalf.

	1.1.4	If required, a copy of all resolutions, written decisions, declarations, certificates of incorporation on re-registration and other documents required to ensure compliance with sections 151-158 of the Companies Act including a copy of any statutory report from the Reporting Accountant of each Borrower required under section 156(a) of the Companies Act.

2.	Reports

Where an Additional Term Facility is being made by the Issuer to a Borrower in connection with the acquisition of a new Real Property, assets, shares and/or undertakings acquired under a Permitted Acquisition, each of the following with respect to the Real Property, assets, shares and/or undertakings acquired under a Permitted Acquisition to be acquired as part of the acquisition:

	2.1.1	a valuation report in respect of any new Real Property, assets and/or shares acquired under a Permitted Acquisition; and

	2.1.2	in respect of the sample of Real Properties agreed with, inter alios, the Rating Agencies, Moody's, the Borrower Security Trustee and any financial guarantor, a certificate of title in similar form to the Certificates of Title, subject to and in accordance with applicable law, in each case addressed to, inter alios, the Issuer and the Borrower Security Trustee, in form and substance satisfactory to the addressees.

3.	Additional Documents

	3.1.1	Each of the following documents executed and delivered by the relevant Transaction Parties and any other parties thereto:

		(a)	a supplemental trust deed in respect of the applicable Additional Notes;

		(b)	execution of any such additional documents as are required by the Borrower Security Trustee to enable the Borrower Security Trustee to be granted security over any new Real Property or Permitted Business, other assets and/or shares acquired under a Permitted Acquisition on terms satisfactory to the Borrower Security Trustee, including a supplemental deed to the Borrower Deed of Charge and/or a Standard Security; and

		(c)	a deed in or substantially in the form set out in Schedule 6 (Obligor Accession Deed) to the Tax Deed of Covenant.

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	3.1.2	The subscription agreement relating to the issue of the applicable Additional Notes being declared unconditional and the issue proceeds being available to the Issuer to advance to the relevant Borrower(s) in the manner contemplated in this Agreement by way of an Additional Term Facility.

4.	Legal Opinions

Where the Additional Term Facility is being made to fund the acquisition of any new Real Property, assets and/or shares acquired under a Permitted Acquisition, legal opinions in such form and substance as are required by the Issuer, the Borrower Security Trustee and the Rating Agencies at the time of the issue of the related Additional Notes.

5.	Miscellaneous

	5.1.1	In the event that an Additional Term Facility is being made to fund the acquisition of any new Real Property or new Permitted Business, assets and/or shares acquired under a Permitted Acquisition, receipt of all deeds and documents which the Borrower Security Trustee considers necessary or ancillary to evidence title to such new Real Property or Permitted Acquisition, other assets and/or shares or undertakings in a form satisfactory to the Borrower Security Trustee, that the same are held to the order of the Borrower Security Trustee.

	5.1.2	The results of H.M. Land Registry searches in favour of the Borrower Security Trustee on the appropriate forms against all of the registered titles comprised in each new Real Property (other than any Scottish Heritable Property) acquired under a Permitted Acquisition showing no adverse entries and giving not less than 10 Business Days' priority beyond the relevant Drawdown Date.

	5.1.3	The results of Registers of Scotland searches on the appropriate forms (Land Register of Scotland search reports or Register of Sasine searches) against all of the titles comprising each new Scottish Heritable Property, acquired under a Permitted Acquisition and searches in the Register of Inhibitions and Adjudications against each relevant Chargor and Issuer, in each case showing no adverse entries.

	5.1.4	Cheques for Registers of Scotland fees in connection with registering or recording any Additional Standard Security over any Scottish Heritable Property acquired under a Permitted Acquisition and all duly completed Registers of Scotland application forms relating thereto;

	5.1.5	An undertaking from the relevant Chargor's solicitors to use reasonable endeavours to satisfy any requisitions raised by H.M. Land Registry and Registers of Scotland in connection with the applications referred to in paragraphs 5.1.2 and 5.1.4 above within any time limits imposed by such registers.

	5.1.6	Draft forms 395 in relation to any supplemental deed to the Borrower Deed of Charge and/or the Issuer Deed of Charge (including each Scottish Supplemental Issuer Deed of Charge).

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5.1.7	Draft forms 395 and 398 in relation to any Additional Standard Security granted in relation to a Permitted Acquisition.

5.1.8	A letter of obligation from the relevant Chargor's Scottish solicitors in relation to any Additional Standard Security granted in relation to a Permitted Acquisition in a form acceptable to the Borrower Security Trustee.

5.1.9	In relation to an Additional Term Facility made to fund an acquisition of shares under a Permitted Acquisition, delivery of share certificates and signed but undated stock transfer forms in relation to such shares which are to be subject to a first fixed equitable charge pursuant to the Borrower Deed of Charge.

5.1.10	Delivery of all third party consents necessary for the creation of the Security Interests pursuant to supplemental deed to the Borrower Deed of Charge or the relevant Additional Standard Security.

5.1.11	A copy of any other authorisation or other document, report, opinion or assurance which the Borrower Security Trustee considers necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by the Additional Documents, or for the validity and enforceability of any Additional Document of which the Obligor has been given sufficient notice to enable it to be obtained prior to the relevant Drawdown Date.

5.1.12	Where an Additional Term Facility is being made in connection with the acquisition of a new Scottish Heritable Property, a Scottish Supplemental Issuer Deed of Charge.

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Part 3
Additional Borrower Conditions Precedent

1.	Corporate Documents

	1.1.1	In relation to each Additional Borrower:

		(a)	copies of the constitutional documents (including the Certificate of Incorporation and Memorandum and Articles of Association) of each Additional Borrower;

		(b)	copies of all authorisations and board resolutions of the board of directors of each Additional Borrower:

(i) approving the terms of, and the transactions contemplated by, the Borrower Accession Deed to which it is a party and authorising the execution, delivery and performance of such Borrower Accession Deed and the terms and conditions thereof;

(ii) authorising a specified person or persons to execute the Borrower Accession Deed to which it is a party on its behalf; and

(iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Borrower Accession Deed to which it is a party, in each case, accompanied by a certificate of an Authorised Signatory of each Additional Borrower (including (i) an incumbency certificate attaching a list of the names, titles and specimen signatures of the persons authorised to sign the Borrower Accession Deed, all documents and notices to be delivered thereto or in connection therewith and to take any other action on its behalf in relation to the Borrower Transaction Documents and (ii) confirmation that all copy documents are true, correct, complete, up to date and in full force and effect); and

		(c)	a solvency certificate from each Additional Borrower signed by two directors of that Additional Borrower.

	1.1.2	If required for the purposes of approving any loan, security or other arrangement which connstitutes or might constitute financial assistance, as the term “financial assistance” is defined in section 152 of the Companies Act, a copy of any statutory report from the Reporting Accountant of each Additional Borrower under section 156(a) of the Companies Act and a copy of a resolution, signed by all the holders of the issued or allotted shares in the Additional Borrower, approving the terms of, and the transactions contemplated by, the documents referred to in paragraph 1.1.1 above.

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	1.1.3	If required for the purposes of approving any loan, security or other arrangement which constitutes or might constitute financial assistance, as the term "financial assistance" is defined in section 152 of the Companies Act, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Borrower:

(a) approving the terms of the resolution referred to in paragraph 1.1.1(b) above; and

(b) authorising a specified person or persons to sign the resolution on its behalf.

2.	Other Documents

Each of the following documents executed and delivered by the relevant Transaction Parties thereto:

	2.1.1	the Borrower Accession Deed;

	2.1.2	a Chargor Security Accession Deed (and, where applicable, an Additional Standard Security) in respect of the additional security to be provided by the Additional Borrower;

	2.1.3	a Tax Obligor Accession Deed;

	2.1.4	to the extent required, accession deeds to each of the Pension Deeds of Covenant;

	2.1.5	an accession agreement to the Account Bank and Cash Management Agreement;

	2.1.6	to the extent required, an accession agreement to each of the Services Agreements;

	2.1.7	to the extent required, a WC Obligor Accession Deed; and

	2.1.8	any such additional documents as are required by the Borrower Security Trustee to enable the Borrower Security Trustee to be granted security on terms satisfactory to it,

in each case, duly executed as a deed by the Additional Borrower.

3.	Financial Information and Obligor Reporting Accountant's Letters and Reports

The most recent Audited Financial Statements of the Additional Borrower.

4.	Legal Opinions

In the case of any Additional Borrower incorporated in the United Kingdom, a legal opinion from an English or (as applicable) Scottish law firm acceptable to the Borrower Security Trustee addressed to the Issuer and the Borrower Security Trustee in form and substance satisfactory to the addressees of such legal opinions.

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5.	Miscellaneous

	5.1.1	In respect of any Real Property, assets and/or shares held by each Additional Borrower, receipt of all deeds and documents necessary or ancilliary to evidence title to such new Real Property, assets and/or shares or undertakings in a form satisfactory to the Borrower Security Trustee that the same are held to the order of the Borrower Security Trustee.

	5.1.2	Draft forms 395 in relation to any supplemental deed to the Borrower Deed of Charge and/or the Issuer Deed of Charge (including each Scottish Supplemental Issuer Deed of Charge).

	5.1.3	Delivery of share certificates and signed but undated stock transfer forms in relation to the ordinary shares of the Additional Borrower which are to be subject to a first fixed equitable charge pursuant to the supplemental deed to the Borrower Deed of Charge.

	5.1.4	A copy of any other authorisation or other document, certificate of title, valuers' report, director's certificate, opinion and/or other supporting or ancillary documentation or assurance which the Borrower Security Trustee considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any of the documents referred to in paragraph 2 above, any of the documents to be entered into by an Additional Borrower or Chargor in connection with an Additional Term Advance, or for the validity and enforceability of such documents of which the Additional Borrower and/or other Chargor has been given sufficient notice to enable it to be obtained prior to the relevant date of accession of the Additional Borrower.

	5.1.5	Cheques for Registers of Scotland fees in connection with registering or recording any Additional Standard Security over any Scottish Heritable Property to be secured by the Additional Borrower and all duly completed Registers of Scotland application forms relating thereto.

	5.1.6	The results of H.M. Land Registry searches in favour of the Borrower Security Trustee on the appropriate forms against all of the registered titles comprised in any new Real Property (other than any Scottish Heritable Property) acquired under a Permitted Acquisition showing no adverse entries and giving not less than 10 Business Days' priority beyond the relevant Drawdown Date.

	5.1.7	The results of Registers of Scotland searches on the appropriate forms (Land Register of Scotland search reports or Register of Sasine searches) against all of the titles comprising each new Scottish Heritable Property, acquired under a Permitted Acquisition and searches in the Register of Inhibitions and Adjudications against each Additional Borrower, in each case showing no adverse entries.

	5.1.8	An undertaking from the relevant Additional Borrower's solicitors to use reasonable endeavours to satisfy any requisitions raised by H.M. Land Registry and Registers of Scotland in connection with the applications referred to in paragraph 5.1.5 above within the time limits imposed by such Registries.

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	5.1.9	Draft forms 395 and 398 in relation to any Additional Standard Security granted by an Additional Borrower.

	5.1.10	A letter of obligation from the relevant Additional Borrower's Scottish solicitors in relation to any Additional Standard Security granted by an Additional Borrower in a form acceptable to the Borrower Security Trustee.

	5.1.11	Where an Additional Borrower is granting an Additional Standard Security or Additional Standard Securities, a Scottish Supplemental Issuer Deed of Charge.

6.	Ratings Test

The Rating Agencies confirm in writing to the Borrower Security Trustee that the Ratings Test will be satisfied after the accession of any Additional Borrower to the Issuer/Borrower Facility Agreement.

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SCHEDULE 2

NOTICE OF DRAWDOWN

From:	[insert name of relevant Borrower]

To:	Mitchells & Butlers Finance plc
(as Issuer)

HSBC Trustee (C.I.) Limited
(as Borrower Security Trustee)

cc:	Mitchells & Butlers Leisure Retail Limited
(as Cash Manager)

Dated:	[Insert date]

Dear Sirs,

1.	We refer to a facility agreement (the "Issuer/Borrower Facility Agreement") dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee.

2.	Terms defined in Schedule 1 (Master Definitions Schedule) of a master framework agreement (the "Master Framework Agreement") dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee shall bear the same meaning herein.

3.	This notice is irrevocable.

4.	We hereby give you notice that, pursuant to the Issuer/Borrower Facility Agreement, on [date of proposed Term Advance], we wish to borrow [an Initial Term Advance]/[a Further Term Advance]/[a New Term Advance]* in the amount of £[ ] upon the terms and subject to the conditions contained therein.

5.	We confirm that, at the date hereof, the Repeating Representations are true and correct and will be true and correct immediately after the Term Advance is made;

6.	We confirm that no Loan Event of Default or Potential Loan Event of Default has occurred and is continuing (and has not been waived) or would result from the making of the Term Advance.

* Strike out as appropriate

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7.	The proceeds of this drawdown should be credited to [insert account details].

Yours faithfully

.............................
Authorised Signatory
for and on behalf of
[insert name of relevant Borrowers]

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SCHEDULE 3

FORM OF COVENANT COMPLIANCE CERTIFICATE

To:	Mitchells & Butlers Finance plc
(as Issuer)

HSBC Trustee (C.I.) Limited
(as Borrower Security Trustee)

Ambac Assurance UK Limited
Hasilwood House
60 Bishopsgate
London EC2N 4BE
(as Controlling Creditor)

Date:	[Insert date]

Dear Sirs,

We refer to a facility agreement (the “Issuer/Borrower Facility Agreement”) dated 13 November 2003 and made between, inter alios, the Initial Borrower, the Issuer and the Borrower Security Trustee.

Terms defined in Schedule 1 (Master Definitions Schedule) of a master framework agreement (the “Master Framework Agreement”) dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee shall bear the same meaning herein.

We confirm (without any personal liability) on behalf of the Initial Borrower (on its behalf and where applicable, on behalf of each other Chargor) that, for the Financial Year just ended:

1.	the covenants set out in the Issuer/Borrower Facility Agreement including those specified in Clauses 15 (Financial Information) (including in respect of the Investor Report), 16 (Financial Covenants) and 17 (Other Covenants of the Obligors); and

2.	the covenants set out in the Borrower Deed of Charge including those specified in Clause 20 (Covenants of the Excluded Group Entity Property Owners),

have, in all cases, been complied with.

Signed:	..............	..............
	Director	Director
of Mitchells & Butlers Retail Limited

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SCHEDULE 4

FORM OF REPORTING ACCOUNTANTS’ REPORT

The Directors
[name of relevant Borrower]
[address]

HSBC Trustee (C.I.) Limited
PO Box 88
1 Grenville Street
St Helier
Jersey JE4 9PF
(as Borrower Security Trustee and Trustee)

Mitchells & Butlers Finance plc
27 Fleet Street
Birmingham B3 1JP
(as Issuer)

Ambac Assurance UK Limited
Hasilwood House
60 Bishopsgate
London EC2N 4BE
(as Controlling Creditor)

Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings Ltd
(as Rating Agencies)

Moody’s Investors Service Limited
2 Minster Court
Mincing Lane
London EC3AR 7XB

HSBC Global Investor Services (Ireland) Limited
International House
20-22 Lower Hatch Street
Dublin 2
Ireland
(as Irish Paying Agent)

HSBC Bank plc
Mariner House
Pepys Street
London EC3N 4DA
(as Principal Paying Agent)

Dear Sirs

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Compliance with Financial Covenants

This report is produced in accordance with the terms of our engagement letter dated [date] (the terms of which bear the same meaning as defined in Schedule 1 (Master Definitions Schedule) of a master framework agreement (the “Master Framework Agreement”) dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee.

The directors of the Initial Borrower, Mitchells & Butlers Retail Holdings Limited [and any Additional Borrowers] are responsible for ensuring that the Initial Borrower [and any Additional Borrowers] complies with the terms of the secured facility agreement (the “Issuer/Borrower Facility Agreement”) dated 13 November 2003 and made between, inter alios, the Initial Borrower and the Borrower Security Trustee and in particular the financial covenants specified in Clause 16 (Financial Covenants) of the Issuer/Borrower Facility Agreement. It is also their responsibility to extract relevant financial information from the Initial Borrower’s accounting records, to make the calculations specified in Clause 16 (Financial Covenants), and to provide relevant financial information to the Borrower Security Trustee.

For the purpose of preparing our report we have been provided by the directors of the Initial Borrower with a schedule (the “Schedule”) prepared in accordance with Clause 15.2 (Reporting Accountants’ Report) of the Issuer/Borrower Facility Agreement, which shows for the Initial Borrower for the Financial Year ended [Insert year end date] (the “Relevant Financial Year”), in accordance with Clause 15.2 (Reporting Accountants’ Report) of the Issuer/Borrower Facility Agreement, the following financial information:

1.	compliance of audited financial statements with UK GAAP;

2.	statements or, as the case may be, calculations of revenue, operating expenses, Operating Profit, EBITDA, Net Worth, Free Cash Flow, FCF DSCR, the ratio of EBITDA to Debt Service, the Restricted Payment Maximum and, if applicable, the Further Restricted Payment Maximum;

3.	the Maintenance Expenditure, Maintenance Capex Amounts and any amounts required to be deposited into the Maintenance Reserve Account in the Relevant Financial Year;

4.	the amounts standing to the credit of the Obligor Accounts (including the Disposal Proceeds Account and the Maintenance Reserve Account);

5.	the amounts available for drawing and the amounts already drawn by the Borrowers under the Working Capital Facility and the Issuer under the Liquidity Facility; and

6.	summary details of acquisitions and substitutions of Permitted Businesses and disposal of Mortgaged Properties.

(This Schedule, for which the directors are solely responsible, is attached in the Appendix.)

In our opinion, the amounts shown in the Schedule [have/have not] been correctly extracted from the accounting records of the Initial Borrower as at [the year end date] and have been correctly calculated in accordance with Clause 15.2 (Reporting Accountants’ Report) of the Issuer/Borrower Facility Agreement [with the following exceptions: [list exceptions]].

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The procedures we will use to perform this engagement will not constitute an examination made in accordance with any generally accepted auditing standards. Consequently, our work has been substantially less in scope than an audit and we do not express an audit opinion on any of the information contained in the report.

This letter is addressed to you in connection with the financial covenants in the Issuer/Borrower Facility Agreement as set out in our engagement letter dated [ ]. Because others may use it for different purposes this letter should not be quoted, referred to or shown to any other parties without our prior consent in writing. Ernst & Young LLP assumes no responsibility whatsoever in respect of or arising out of or in connection with the contents of this letter to parties other than yourselves. If other parties choose to rely in any way on the contents of this letter they do so entirely at their own risk.

Yours faithfully.

[Reporting Accountants]

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SCHEDULE 5

FINANCIAL INFORMATION COMPLIANCE CERTIFICATE

To:	HSBC Trustee (C.I.) Limited
as Borrower Security Trustee

Ambac Assurance UK Limited

Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc. and Fitch Ratings Limited
as Rating Agencies

Moody’s Investors Service Limited

Date:	[Insert date]

Dear Sirs,

We refer to a facility agreement (the “Issuer/Borrower Facility Agreement”) dated 13 November 2003 and made between, inter alios, the Initial Borrower and the Borrower Security Trustee.

Terms defined in Schedule 1 (Master Definitions Schedule) of a master framework agreement (the “Master Framework Agreement”) dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee shall bear the same meaning herein.

We confirm on behalf of the Initial Borrower (on behalf of itself and each other Borrower and, in respect of paragraphs 3 and 4 below, on behalf of itself and each other Chargor) (without any personal liability) that:

1.	the amount of all outstanding Financial Indebtedness of the Borrowers as at the end of the relevant [Financial Year/Semi-Annual Period]* was £[ ];

2.	that all Financial Indebtedness referred to in paragraph 1 above is Permitted Financial Indebtedness;

3.	as at the date hereof, there has been [no] [a] waiver of any covenant given by the Chargors [and a description thereof and the action taken or proposed to be taken to remedy it are set out below]; and

* Strike out as appropriate

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4.	as at the date hereof, [no] [a] Loan Event of Default or Potential Loan Event of Default has occurred [and, if it has occurred, a description thereof and the action taken or proposed to be taken to remedy it are set out below].

Signed: ………………………………….	……………………………………
Director	Director
of Mitchells & Butlers Retail Limited

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SCHEDULE 6

FORM OF MORTGAGED PROPERTY DISPOSAL CERTIFICATE

To:	HSBC Trustee (C.I.) Limited
as Borrower Security Trustee

Date:	[Insert date]

Dear Sirs,

We refer to a facility agreement (the “Issuer/Borrower Facility Agreement”) dated 13 November 2003 and made between, inter alios, the Initial Borrower and the Borrower Security Trustee.

Terms defined in Schedule 1 (Master Definitions Schedule) of a master framework agreement (the “Master Framework Agreement”) dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee shall bear the same meaning herein.

We confirm (and certify in the case of paragraph 2) on behalf of [name] (without any personal liability) that:

1.	we propose to dispose [and acquire] the Mortgaged Property of [insert details of Mortgaged Property] [and the related Incidental Mortgaged Property]; and

2.	the conditions in Clause 17.7 (Covenants and Other Provisions relating to Disposals of Mortgaged Properties) are satisfied;

3.	we confirm that no Loan Event of Default or Potential Loan Event of Default has occurred and is continuing (and has not been waived) or would result from the proposed disposal [and acquisition] of the Mortgaged Property;

4.	we have complied with all our obligations under Schedule 10 (Tax on Permitted Disposals and Permitted Acquisitions) in respect of such disposal;

5.	the disposal referred to in paragraph 1 above is a Permitted Disposal [and the acquisition referred to in paragraph 1 above is a Permitted Acquisition]; and

6.	the disposal referred to in paragraph 1 above [will not give rise to a Material CGT Liability]/[will give rise to a Material CGT Liability of £[ ]]*.

Signed:	.............................	.............................
	Director	Director
of [name of relevant Borrower]

* Strike out as appropriate

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SCHEDULE 7

FORM OF INVESTOR REPORTS

Part 1
Final Investor Report

For the Final Period ending [insert appropriate Financial Quarter Date]

To:	HSBC Trustee (C.I.) Limited
as Borrower Security Trustee and Trustee

Ambac Assurance UK Limited

Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and Fitch Ratings Limited
as Rating Agencies

Moody's Investors Service Limited

HSBC Global Investor Services (Ireland) Limited
as Irish Paying Agent

HSBC Bank plc
as Principal Paying Agent

Terms defined in Schedule 1 (Master Definitions Schedule ) of a master framework agreement (the "Master Framework Agreement") dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee, shall bear the same meaning herein.

Information	Details of Required Information		Answers

Debt	As at the Financial Quarter Date:
	•	Aggregate Principal Debt Outstanding

	•	Aggregate Principal Amount Outstanding in respect of each tranche of each Term Advance

	•	Scheduled repayments made in respect of each tranche of each Term Advance during the related Final Period

	•	Prepayments made in respect of each tranche of each Term Advance during the related Final Period

	•	Aggregate Principal Amount Outstanding of the Notes

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	•	Aggregate Principal Amount Outstanding of each class of Notes

	•	Scheduled repayments made in respect of each class of Notes during the related Final Period

	•	Scheduled prepayments made in respect of each class of Notes during the related Final Period

Specific Details	As at the Financial Quarter Date in respect of the Financial Quarter, the Relevant Period and the Relevant Year:

	•	Revenue

	•	Operating Expenses

	•	Operating Profit

	•	EBITDA

	•	Debt Service

Coverages	As at the previous Financial Year end:

	•	Net Worth

For the Relevant Period and the Relevant Year:

	•	Free Cashflow

	•	FCF DSCR

	•	Ratio of EBITDA to Debt Service

As at the Financial Quarter Date:

	•	Restricted Payment Maximum

	•	Further Restricted Payment Maximum (if any)

And:

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	•	Restricted Payments made during the related Final Period

Covenants	•	Whether or not the Debt Service Covenant has, when tested at the end of each Financial Quarter Date, been observed

	•	Whether or not the Restricted Payment Condition has, when tested at the relevant Financial Quarter Date been satisfied

Expenditure	•	Cumulative Maintenance Expenditure for the Financial Year to date compared to the Required Maintenance Amount

	•	Summary details of Capital Enhancement Expenditure during the Financial Quarter

Balances	•	Amount standing to the credit of each of the following at the Financial Quarter Date:
the Obligor Accounts

	•	Amounts available for drawing and amounts already drawn by the Borrowers under the Working Capital Facility and the Issuer under the Liquidity Facility as at the relevant Financial Quarter Date

Assets	•	Summary details of all acquisitions and substitutions of Permitted Businesses and disposals of Mortgaged Properties on or prior to the Financial Quarter Date (including the aggregate disposal and the aggregate acquisition price)

	•	Total number of Mortgaged Properties and Other Assets on the Financial Quarter Dates on which the Final Period commences and ends and a reconciliation of the same

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Defaults	•	Whether or not any Loan Event of Default or Potential Loan Event of Default (which, in either case, has not been previously notified to the Borrower Security Trustee) has occurred

	•	A description of any Loan Event of Default or Potential Loan Event of Default which has occurred (which, in either case, has not been previously notified to the Borrower Security Trustee) and the action taken or proposed to be taken to remedy it

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Part 2
Interim Investor Report

For the Semi-Annual Period ending [insert appropriate Financial Quarter Date]

To:	HSBC Trustee (C.I.) Limited
as Borrower Security Trustee and Trustee

Ambac Assurance UK Limited

Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc. and Fitch Ratings Limited as Rating Agencies

Moody's Investors Service Limited

HSBC Global Investor Services (Ireland) Limited
as Irish Paying Agent

HSBC Bank plc
as Principal Paying Agent

Terms defined in Schedule 1 (Master Definitions Schedule) of a master framework agreement (the "Master Framework Agreement") dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee shall bear the same meaning herein.

Information		Details of Required Information	Answers

As at the Financial Quarter Date:
Debt	•	Aggregate Principal Debt Outstanding

	•	Aggregate Principal Amount Outstanding in respect of each tranche of each Term Advance

	•	Scheduled repayments made in respect of each tranche of each Term Advance during the related Semi-Annual Period

	•	Prepayments made in respect of each tranche of each Term Advance during the related Semi-Annual Period

	•	Aggregate Principal Amount Outstanding of the Notes

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	•	Aggregate Principal Amount Outstanding of each class of Notes

	•	Scheduled repayments made in respect of each class of Notes during the related Semi-Annual Period

	•	Scheduled prepayments made in respect of each class of Notes during the related Semi-Annual Period

Specific Details	As at the Financial Quarter Date in respect of the Financial Quarter, the Relevant Period and the Relevant Year:

	•	Revenue

	•	Operating Expenses

	•	Operating Profit

	•	EBITDA

	•	Debt Service

Coverages	As at the previous Financial Year end:

	•	Net Worth

For the Relevant Period and the Relevant Year:

	•	Free Cashflow

	•	FCF DSCR

	•	Ratio of EBITDA to Debt Service

As at the Financial Quarter date:

	•	Restricted Payment Maximum

	•	Further Restricted Payment
Maximum (if any)

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And:

	•	Restricted Payments made during the related Semi-Annual Period

Covenants	•	Whether or not the Debt Service Covenant has, when tested at the end of each Financial Quarter Date, been observed

	•	Whether or not the Restricted Payment Condition has, when tested at the relevant Financial Quarter Date been satisfied

Expenditure	•	Cumulative Maintenance Expenditure for the Financial Year to date compared to the Required Maintenance Amount

	•	Summary details of Capital Enhancement Expenditure during the Financial Quarter

Balances	•	Amount standing to the credit of each of the following at the Financial Quarter Date: the Obligor Accounts;

	•	Amounts available for drawing and amounts already drawn by the Borrowers under the Working Capital Facility and the Issuer under the Liquidity Facility as at the relevant Financial Quarter Date

Assets	•	Summary details of all acquisitions and substitutions of Permitted Businesses and disposals of Mortgaged Properties on or prior to the Financial Quarter Date (including the aggregate disposal and the aggregate acquisition price)

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	•	Total number of Mortgaged Properties and Other Assets on the Financial Quarter Dates on which the Semi-Annual Period commences and ends and a reconciliation of the same

Defaults
	•	Whether or not any Loan Event of Default or Potential Loan Event of Default (which, in either case, has not been previously notified to the Borrower Security Trustee) has occurred

	•	A description of any Loan Event of Default or Potential Loan Event of Default which has occurred (which, in either case, has not been previously notified to the Borrower Security Trustee) and the action taken or proposed to be taken to remedy it

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SCHEDULE 8

REPAYMENT SCHEDULE

Loan Payment Date	Initial Term A1 Advance	Initial Term A2 Advance	Initial Term A3 Advance	Initial Term B1 Advance	Initial Term B2 Advance	Initial Term C Advance
falling in	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)

15 Dec 03	—	3.78	—	2.66	—	—

15 Mar 04	—	10.34	—	7.32	—	—

15 Jun 04	—	10.45	—	7.47	—	—

15 Sep 04	—	10.56	—	7.63	—	—

15 Dec 04	—	10.67	—	7.79	—	—

15 Mar 05	—	10.78	—	7.96	—	—

15 Jun 05	—	10.90	—	8.12	—	—

15 Sep 05	—	11.01	—	8.29	—	—

15 Dec 05	—	11.13	—	8.47	—	—

15 Mar 06	—	11.24	—	8.64	—	—

15 Jun 06	—	11.36	—	8.82	—	—

15 Sep 06	—	11.48	—	9.01	—	—

15 Dec 06	—	11.60	—	9.19	—	—

15 Mar 07	—	11.72	—	9.38	—	—

15 Jun 07	—	11.85	—	9.57	—	—

15 Sep 07	—	11.97	—	9.77	—	—

15 Dec 07	—	12.10	—	9.97	—	—

15 Mar 08	—	12.22	—	10.17	—	—

15 Jun 08	—	12.35	—	10.37	—	—

15 Sep 08	—	12.48	—	10.58	—	—

15 Dec 08	—	12.61	—	10.80	—	—

15 Mar 09	—	12.75	—	11.01	—	—

15 Jun 09	—	12.88	—	11.23	—	—

15 Sep 09	—	13.01	—	11.46	—	—

15 Dec 09	—	13.15	—	11.69	—	—

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Loan Payment Date	Initial Term A1 Advance	Initial Term A2 Advance	Initial Term A3 Advance	Initial Term B1 Advance	Initial Term B2 Advance	Initial Term C Advance
falling in	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)

15 Mar 10	—	13.29	—	11.92	—	—

15 Jun 10	—	13.43	—	12.15	—	—

15 Sep 10	—	13.57	—	12.39	—	—

15 Dec 10	—	13.71	—	12.64	—	—

15 Mar 11	9.36	6.19	9.36	12.89	—	—

15 Jun 11	9.46	6.26	9.46	13.14	—	—

15 Sep 11	9.56	6.33	9.56	13.40	—	—

15 Dec 11	9.66	6.39	9.66	13.67	—	—

15 Mar 12	9.76	6.46	9.76	13.93	—	—

15 Jun 12	9.87	6.53	9.87	14.21	—	—

15 Sep 12	9.97	6.60	9.97	14.49	—	—

15 Dec 12	10.07	6.66	10.07	14.77	—	—

15 Mar 13	10.18	6.73	10.18	15.06	—	—

15 Jun 13	10.29	6.81	10.29	15.35	—	—

15 Sep 13	10.39	6.88	10.39	15.65	—	—

15 Dec 13	10.50	6.95	10.50	15.95	—	—

15 Mar 14	10.61	7.02	10.61	16.26	—	—

15 Jun 14	10.73	7.10	10.73	16.57	—	—

15 Sep 14	10.84	7.17	10.84	16.89	—	—

15 Dec 14	10.95	7.25	10.95	17.21	—	—

15 Mar 15	11.07	7.32	11.07	17.54	—	—

15 Jun 15	11.18	7.40	11.18	17.87	—	—

15 Sep 15	11.30	7.48	11.30	18.21	—	—

15 Dec 15	11.42	7.55	11.42	10.98	7.58	—

15 Mar 16	11.54	7.63	11.54	11.10	7.82	—

15 Jun 16	11.66	7.71	11.66	11.21	8.06	—

15 Sep 16	11.78	7.80	11.78	11.33	8.31	—

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Loan Payment Date	Initial Term A1 Advance	Initial Term A2 Advance	Initial Term A3 Advance	Initial Term B1 Advance	Initial Term B2 Advance	Initial Term C Advance
falling in	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)

15 Dec 16	11.91	7.88	11.91	11.45	8.56	—

15 Mar 17	12.03	7.96	12.03	11.57	8.82	—

15 Jun 17	12.16	8.04	12.16	11.69	9.08	—

15 Sep 17	12.29	8.13	12.29	11.82	9.35	—

15 Dec 17	12.41	8.21	12.41	11.94	9.62	—

15 Mar 18	12.54	8.30	12.54	12.07	9.90	—

15 Jun 18	12.68	8.39	12.68	12.19	10.19	—

15 Sep 18	12.81	8.47	12.81	12.32	10.48	—

15 Dec 18	12.94	8.56	12.94	12.45	10.77	—

15 Mar 19	13.08	8.65	13.08	12.58	11.07	—

15 Jun 19	13.22	8.74	13.22	12.71	11.38	—

15 Sep 19	13.36	8.84	13.36	12.85	11.69	—

15 Dec 19	13.50	8.93	13.50	12.98	12.01	—

15 Mar 20	13.64	9.02	13.64	13.12	12.34	—

15 Jun 20	13.78	9.12	13.78	13.25	7.91	—

15 Sep 20	13.93	9.21	13.93	13.39	8.18	—

15 Dec 20	14.07	9.31	14.07	13.53	8.45	—

15 Mar 21	14.22	9.41	14.22	13.68	8.73	—

15 Jun 21	14.37	9.51	14.37	13.82	9.02	—

15 Sep 21	14.52	9.61	14.52	13.97	9.31	—

15 Dec 21	14.67	9.71	14.67	14.11	9.61	—

15 Mar 22	14.83	9.81	14.83	14.26	9.92	—

15 Jun 22	14.98	9.91	14.98	14.41	10.23	—

15 Sep 22	15.14	10.02	15.14	14.56	10.54	—

15 Dec 22	15.30	10.12	15.30	14.71	10.87	—

15 Mar 23	15.46	10.23	15.46	14.87	11.20	—

15 Jun 23	15.62	10.34	15.62	15.02	11.53	—

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Loan Payment Date	Initial Term A1 Advance	Initial Term A2 Advance	Initial Term A3 Advance	Initial Term B1 Advance	Initial Term B2 Advance	Initial Term C Advance
falling in	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)

15 Sep 23	15.79	10.44	15.79	15.18	11.87	—

15 Dec 23	15.95	10.55	15.95	15.34	12.22	—

15 Mar 24	16.12	10.66	16.12	—	28.08	—

15 Jun 24	16.29	10.78	16.29	—	28.61	—

15 Sep 24	16.46	10.89	16.46	—	29.15	—

15 Dec 24	16.63	11.00	16.63	—	29.70	—

15 Mar 25	16.81	11.12	16.81	—	30.26	—

15 Jun 25	16.98	11.24	16.98	—	30.83	—

15 Sep 25	17.16	11.35	17.16	—	31.40	—

15 Dec 25	17.34	11.47	17.34	—	31.99	—

15 Mar 26	17.52	11.59	17.52	—	32.59	—

15 Jun 26	17.71	11.72	17.71	—	33.19	—

15 Sep 26	17.89	11.84	17.89	—	33.81	—

15 Dec 26	18.08	11.96	18.08	—	34.44	—

15 Mar 27	18.27	12.09	18.27	—	35.07	—

15 Jun 27	18.46	12.22	18.46	—	35.72	—

15 Sep 27	18.66	12.34	18.66	—	36.38	—

15 Dec 27	18.85	12.47	18.85	—	37.05	—

15 Mar 28	19.05	12.60	19.05	—	37.73	—

15 Jun 28	19.25	12.74	19.25	—	38.42	—

15 Sep 28	19.45	12.87	19.45	—	39.12	—

15 Dec 28	19.66	13.01	19.66	—	39.84	—

15 Mar 29	—	—	—	—	—	151.82

15 Jun 29	—	—	—	—	—	154.36

15 Sep 29	—	—	—	—	—	156.93

15 Dec 29	—	—	—	—	—	159.55

15 Mar 30	—	—	—	—	—	162.21

15 Jun 30	—	—	—	—	—	164.91

15 Sep 30	—	—	—	—	—	50.22

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Loan Payment Date	Initial Term A1 Advance	Initial Term A2 Advance	Initial Term A3 Advance	Initial Term B1 Advance	Initial Term B2 Advance	Initial Term C Advance
falling in	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)	(£) (per £1,000)

15 Jun 30	—	—	—	—	—	164.91

15 Sep 30	—	—	—	—	—	50.22

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SCHEDULE 9

FORM OF BORROWER ACCESSION DEED

To:	Mitchells & Butlers Finance plc
as Issuer

HSBC Trustee (C.I.) Limited
as Borrower Security Trustee

From	[Eligible Borrower]

Dated:	[Insert date]

Dear Sirs,

We refer to a facility (the "Issuer/Borrower Facility Agreement") dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee.

1.	Terms defined in Schedule 1 (Master Definitions Schedule) of a master framework agreement (the "Master Framework Agreement") dated 13 November 2003 and made between, inter alios, the Issuer and the Borrower Security Trustee shall bear the same meaning herein.

2.	[Eligible Borrower]:

	2.1.1	assumes all the rights and benefits contained in the Issuer/Borrower Facility Agreement and undertakes, upon it becoming a Borrower, to perform all the obligations expressed to be undertaken under the Issuer/Borrower Facility Agreement by a Borrower (including, the covenants set out in Clauses 15 (Financial Information), 16 (Financial Covenants)and 17 (Other Covenants of the Obligors);

	2.1.2	agrees that it shall be bound by the Issuer/Borrower Facility Agreement (including the Guarantees) in all respects as if it had been an original party thereto as at the date of the Issuer/Borrower Facility Agreement; and

	2.1.3	appoints the Initial Borrower as agent for the purposes set out in Clause 5 (Appointment of Initial Borrower as Agent) of the Issuer/Borrower Facility Agreement.

3.	[Eligible Borrower] confirms that the Repeating Representations are true and correct in respect of [Eligible Borrower], with reference to the facts and circumstances then subsisting.

4.	[Eligible Borrower][represents and warrants]/[undertakes] that, pursuant to:

	4.1.1	the Tax Deed of Covenant and the Tax Obligor Accession Deed;

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	4.1.2	the Borrower Deed of Charge, a Chargor Security Accession Deed and (if applicable) an Additional Standard Security, to the extent required;

	4.1.3	the Working Capital Facility Agreement, to the extent required, a WC Obligor Accession Deed has been/will be executed in accordance with Clause 6 (Additional Borrowers) of the Working Capital Facility Agreement; and

	4.1.4		the Issuer/Borrower Facility Agreement:

		(a)	to the extent required, supplemental deeds to the Pension Deeds of Covenant;

		(d)	a supplemental agreement to the Account Bank and Cash Management Agreement; and

		(e)	to the extent required, a supplemental agreement to each of the Services Agreements;

have been/will be executed in form and substance satisfactory to the Borrower Security Trustee in connection with its accession as a Borrower.

5.	[Eligible Borrower] confirms that no Loan Event of Default or Potential Loan Event of Default is continuing (and is unwaived) or would occur as a result of [Eligible Borrower] becoming an Additional Borrower.

6.	[Eligible Borrower's] administrative details are as follows:

Address:

Fax No.:

7.	[Process Agent[1]

The [Eligible Borrower] agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to [ ] at [] or, if different, its registered office for the time being or at any address of [Eligible Borrower] in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act. If such person is not or ceases to be effectively appointed to accept service of process on behalf of [Eligible Borrower], [Eligible Borrower] shall, immediately appoint a further person in England to accept service of process on its behalf, failing such appointment within 14 days, the Borrower Security Trustee shall be entitled to appoint such a person by a written notice addressed and delivered to [Eligible Borrower]. Nothing in this paragraph 7 shall affect the right of the Borrower Security Trustee to serve process in any other manner permitted by law. This paragraph 7 applies to Proceedings in England and to Proceedings elsewhere.]

8.	This Deed shall be governed by English law.

In witness whereof, this Deed has been executed as a deed by each of the parties hereto as a deed on the day and year first above written.

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Executed as a deed on behalf of
[Eligible Borrower]
in the presence of:

Director:

Director/Secretary:

[1] This is only required if the relevant Borrower is incorporated outside the UK.

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SCHEDULE 10

TAX ON PERMITTED DISPOSALS AND PERMITTED ACQUISITIONS

1.	Permitted Disposals/Acquisitions – Certification

1.1	Permitted Disposals to a Third Party

If a Borrower proposes to make a Permitted Disposal to a Third Party other than a Minor Disposal and such Permitted Disposal would give rise to a Material CGT Liability it shall certify in the Mortgaged Property Disposal Certificate (in accordance with Clause 17.7 (Covenants and Other Provisions regarding Disposal of Mortgaged Properties)) to the Borrower Security Trustee the estimated Tax Amount in respect of such Permitted Disposal.

1.2	Permitted Disposals to a MAB Group Company

If a Borrower proposes to make a Permitted Disposal to a MAB Group Company and that Permitted Disposal would give rise to a Material Contingent CGT Liability and/or Material Contingent Stamp Duty Liability it shall certify to the Borrower Security Trustee that the arrangements described in Clause 13 (Permitted Acquisitions/ Disposals) of the Tax Deed have been complied with in relation to that Borrower and/or the relevant MAB Group Company.

1.3	Permitted Acquisition from a MAB Group Company

If a Borrower proposes to make an acquisition of a Permitted Business or any other Permitted Acquisition from a MAB Group Company it shall certify to the Borrower Security Trustee:

	1.3.1	the amount of the Acquisition CGT Liability and any Acquisition Stamp Duty Liability; and

	1.3.2	(if applicable) that the arrangements described in Clause 13 (Permitted Acquisitions/ Disposals) of the Tax Deed have been complied with in relation to that Borrower and/or the relevant MAB Group Company.

1.4	Permitted Acquisition from another Borrower

If a Borrower proposes to make an acquisition of a Permitted Business or any other Permitted Acquisition from another Borrower it shall certify to the Borrower Security Trustee:

	1.4.1	the amount of the Acquisition CGT Liability and any Acquisition Stamp Duty Liability; and

	1.4.2	(if applicable) that the arrangements described in Clause 13 (Permitted Acqusitions/Disposals) of the Tax Deed have been complied with in relation to either or both Borrowers.

2.	Value Added Tax on disposals

2.1

Each Borrower covenants to the Borrower Security Trustee that it will not dispose of all or any part of a Mortgaged Property (together with the Incidental Mortgaged Property related thereto) where such disposal would give rise to a taxable

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supply or taxable supplies for the purposes of VAT unless the terms of the contract in respect of the proposed disposal require that the person that is to acquire the Mortgaged Property (and Incidental Mortgaged Property (if any)) would be required to pay an amount equal to that VAT to the Borrower that is making the disposal.

3.	Net sale proceeds – Tax Amount

3.1	Third Party Disposals

	3.1.1	In relation to a Permitted Disposal to a Third Party, the Tax Amount shall be the aggregate of:

		(a)	the Disposal CGT Liability;

		(b)	the Disposal Balancing Charge; and

		(c)	the Disposal VAT Liability.

	3.1.2	Where the proposed Permitted Disposal to a Third Party involves a disposal of more than one Mortgaged Property in a single transaction, then for the purposes of determining the amount of the Disposal CGT Liability comprised in the Tax Amount with respect to that Permitted Disposal, to the extent that an allowable loss (computed in accordance with section 16 TCGA) would accrue to the Borrower on the disposal of one or more of the Mortgaged Properties that are the subject of such Permitted Disposal, the aggregate of such allowable loss or losses may be set-off (to the extent permitted by law) against the aggregate of chargeable gains that would accrue on the disposal of the other Mortgaged Properties that are the subject of the proposed Permitted Disposal (thereby reducing the relevant Disposal CGT Liability provided that where the aggregate chargeable gain that would accrue on such Permitted Disposal (disregarding any set-off for any such allowable loss or losses) would exceed £1 million, such set-off shall only be permitted if the Borrower has certified to the Borrower Security Trustee that, with reference to the amount of allowable expenditure in respect of each relevant Mortgaged Property (computed in accordance with section 38 TCGA), it believes that the aggregate amount of such losses (as computed by it) that would accrue on such Permitted Disposal are allowable losses for the purposes of section 16 TCGA and will be available to reduce the potential liability to Tax that would (but for such losses) arise in respect of such chargeable gains.

	3.1.3	Where on a Permitted Disposal to a Third Party of more than one Mortgaged Property as part of a single transaction the Tax Amount has been determined by reference to paragraph 3.1.2 above and a loss (or losses) taken into account in determining such Tax Amount does not prove to be available to reduce the aggregate Disposal CGT Liability on such Permitted Disposal, if the amount of such loss (or the aggregate amount of such losses) is greater than £1 million, the Borrower undertakes to the Borrower Security Trustee that it will use Excess Cash to pay into the Disposal Proceeds Account an amount equal to such non-allowable loss (or losses).

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3.2	Intra-Group Disposals

In relation to a Permitted Disposal to another Borrower, the Tax Amount shall be the aggregate of:

	3.2.1	the Disposal CGT Liability provided that, for the avoidance of doubt, where the acquiring Borrower is a member of the of the same group of companies for the purposes of Chapter 1 Part VI of the Taxation of Chargeable Gains Act 1992 as the Securitisation Group company, the Disposal CGT Liability shall be zero;

	3.2.2	the Disposal Balancing Charge;

	3.2.3	the Stamp Duty Liability; and

	3.2.4	the Disposal VAT Liability.

3.3	MAB Group Disposals

In relation to a Permitted Disposal to a MAB Group Company, the Tax Amount shall be the aggregate of:

	3.3.1	the Disposal Balancing Charge; and

	3.3.2	the Disposal VAT Liability.

4.	Operation of Tax Ledger

4.1	The Cash Manager will operate a tax ledger (a "Tax Ledger") in respect of amounts placed in the Disposal Proceeds Account, which amounts initially represent the Tax Amount in relation to a Permitted Disposal as determined in accordance with this Schedule (the balance of the Tax Ledger from time to time being referred to as an amount in the Disposal Proceed Account representing Tax).

4.2	On the deposit of Sale Proceeds from a Permitted Disposal into the Disposal Proceeds Account, the Cash Manager shall keep a record of the Tax Amount in respect of such Permitted Disposal (and whether such Tax Amount represents a Disposal CGT Liability, a Stamp Duty Liability or a Disposal VAT Liability) and shall credit the Tax Ledger with an amount equal to the Tax Amount.

4.3	The Cash Manager shall debit the Tax Ledger in respect of any amount representing Tax, which is withdrawn from the Disposal Proceeds Account in accordance with paragraphs 5 to 7 below.

5.	Release of Amounts representing Tax from the Disposals Proceeds Account

5.1	Each Borrower covenants and agrees with the Borrower Security Trustee that in respect of any disposal of a Mortgaged Property amounts standing to the credit of the Disposal Proceeds Account representing Tax arising on a Permitted Disposal may be withdrawn only with the prior written consent of the Borrower Security Trustee and such written consent will not be withheld if the Borrower certifies to the Borrower Security Trustee that it has complied with its obligations under this Agreement in relation to the proposed withdrawal that there is no Loan Event of Default subsisting which has not been waived at the date of withdrawal and that the monies standing to the credit of the Disposal Proceeds Account representing Tax will be applied:

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	5.1.1	subject to paragraph 6, in or towards the making of a payment to a Tax Authority to satisfy any liability to Tax in respect of a Permitted Disposal;

	5.1.2	subject to satisfaction of the Capital Enhancement Condition and the Reinvestment Tax Condition, together with Net Sale Proceeds standing to the credit of the Disposals Proceeds Account, in or towards the funding of Capital Enhancement Expenditure;

	5.1.3	subject to the Businesses Acquisition Condition and the Reinvestment Tax Condition, together with Net Sale Proceeds standing to the credit of the Disposals Proceeds Account, in or towards acquiring a Permitted Business;

	5.1.4	in or towards the acquisition of Eligible Investments permitted by the Borrower Transaction Documents; or

	5.1.5	subject to and in accordance with paragraph 7 of this Schedule 10 and Clause 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property) of this Agreement, to or to the order of the Borrower entitled thereto.

5.2	For the purposes of this paragraph 5, the Reinvestment Tax Condition will be satisfied if and to the extent that:

	5.2.1	the amount representing Tax is in respect of a chargeable gain lthat arose on the disposal of an asset which was within the classes of asset listed in section 155 TCGA; and

	5.2.2	the relevant Borrower certifies to the Borrower Security Trustee that the Capital Enhancement Expenditure or the Permitted Acquisition Expenditure (as the case may be), is Qualifying Rollover Expenditure or Qualifying Holdover Expenditure; and

	5.2.3	the relevant Borrower undertakes to the Borrower Security Trustee that it will submit a claim for rollover relief under sections 152 or 153 TCGA or, if applicable, holdover relief under sections 152 or 153 TCGA (as applied by section 154 TCGA) in respect of the relevant Permitted Disposal and the Qualifying Rollover Expenditure or Qualifying Holdover Expenditure (as applicable) in accordance with the relevant statutory provisions, provided that no release shall be permitted by this paragraph 5 in respect of Qualifying Holdover Relief unless the Holdover Condition is met.

5.3	Where either:

	5.3.1	a Borrower fails to make a such a claim for rollover relief or holdover relief pursuant to its obligations under paragraph 5.2 above; or

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	5.3.2	the conditions set out in paragraphs 5.2.1 and/or 5.2.2 are not met (so no such claim can be validly made or, if validly made, was made in breach of the Holdover Condition), and the relevant Disposal CGT Liability is a Material CGT Liability, then the Borrower undertakes to the Borrower Security Trustee that it will use Excess Cash to pay into the Disposal Proceeds Account an amount equal to the amount released pursuant to paragraphs 5.1.2 or 5.1.3.

5.4	Where, in accordance with and subject to the provisions of paragraph 7, monies standing to the credit of the Disposal Proceeds Account representing Tax are applied to or to the order of the Borrower entitled thereto, the application of such monies shall be regarded for the purposes of this Agreement as having been applied for purposes approved by Ambac (for so long as Ambac is the Controlling Creditor) and the Borrower Security Trustee.

6.	Payment to Tax Authority

6.1	Subject to the provisions of this paragraph 6, the Borrower Security Trustee will provide written consent to the release of amounts representing Tax from the Disposals Proceeds Account to make a payment to a Tax Authority to discharge the whole or any part of any liability to Tax arising in respect of a Permitted Disposal.

6.2	Each Borrower shall notify the Cash Manager of the dates on which Tax is payable by it to a Tax Authority and, where the Borrower Security Trustee has consented to the release of amounts from the Disposals Proceeds Account to discharge a liability to Tax, the Cash Manager shall be authorised to:

	6.2.1	withdraw amounts representing Tax arising on a Permitted Disposal from the Disposals Proceeds Account 10 Business Days prior to the due date for payment of such Tax; and

	6.2.2	pay to the relevant Tax Authority on behalf of the relevant Borrower (or, in relation to a liability to VAT, where applicable, the representative member of the VAT group of which the relevant Borrower is a member) the whole or such part of such amount as is required to discharge the liability to Tax in respect of which such payment to the Tax Authority is being made.

6.3	The Cash Manager undertakes to the Borrower Security Trustee that, if any sum is released to it pursuant to this paragraph 6, it will make the required payment to the relevant Tax Authority.

6.4	Where an amount credited to the Disposals Proceeds Account represents a Disposal VAT Liability, the Cash Manager is authorised to withdraw from the Disposal Proceeds Account an amount representing the full amount of such Disposal VAT Liability for payment to the relevant Tax Authority for the relevant VAT accounting period of the relevant Borrower (or, where applicable, the VAT group of which such Borrower is a member) in accordance with this paragraph 6 notwithstanding that the actual amount to be paid by that Borrower (or, where applicable, the representative member of the VAT group of which such Borrower is a member) to such Tax Authority may be a lesser amount.

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6.5	Where an amount standing to the credit of the Disposals Proceeds Account represents a Stamp Duty Liability (including, in relation to an Intra-Group Disposal, any liability to Tax of that transferee Borrower in respect of such Stamp Duty Liability), the Cash Manager is authorised to withdraw from the Disposals Proceeds Account an amount equal to such Stamp Duty Liability:

	6.5.1	to pay the relevant amount of stamp duty or stamp duty land tax to the relevant Tax Authority; or

	6.5.2	where the acquisition of the asset qualifies for:

(f) exemption from stamp duty under section 42 Finance Act 1930 or section 151 Finance Act 1995, following adjudication of the relevant transfer as exempt; or

(g) exemption from stamp duty land tax under paragraph 1, Schedule 7 Finance Act 2003, following delivery to the Inland Revenue of a land transaction return in respect of such acquisition in which a claim for such exemption is made, to the order of the relevant Borrower.

6.6	The Borrower Security Trustee will only authorise payment to or on behalf of a Borrower under this paragraph 6 to the extent that amounts attributable to the relevant Tax Liability have been credited to the Disposals Proceeds Account by the relevant Borrower as evidenced by the records maintained by the Cash Manager.

7.	Other Releases

7.1	Subject to the provisions of the Borrower Transaction Documents, paragraphs 7.2 and 7.3 and 8 below and there being no obligation pursuant to paragraph 9 to provide the Borrower Security Trustee with a Tax Report, the following are the circumstances in which a release in respect of a Tax Amount from the Disposal Proceeds Account will be regarded as being applied for a purpose approved by Ambac (for so long as Ambac is the Controlling Creditor) and the Borrower Security Trustee in accordance with paragraph 5.1.5:

	7.1.1	Available Tax Reliefs

the relevant Borrower certifies to the Borrower Security Trustee that there are Available Tax Reliefs and such Available Tax Reliefs can be used to reduce or extinguish the Disposal CGT Liability that would, absent such Available Tax Reliefs, arise on a Permitted Disposal, then such amount as represents the amount by which the Disposal CGT Liability arising on the Permitted Disposal is reduced by virtue of the Available Tax Reliefs shall be regarded for the purposes of this Agreement as Excess Net Sale Proceeds and (subject to Clause 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property) the Borrower Security Trustee shall authorise the Cash Manager to, and the Cash Manager shall, pay such amount from the Disposal Proceeds Account to the Borrower; or

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7.1.2	Tax Otherwise Discharged

the whole or any part of a Disposal CGT Liability has been paid (the "Discharged Amount") out of Excess Cash (including for these purposes any Excess Net Sale Proceeds released to the relevant Borrower) or Third Party Funds, then such amount as is equal to the Discharged Amount shall be regarded for the purposes of this Agreement as Excess Net Sale Proceeds and (subject to Clause 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property)) the Cash Manager shall be authorised to, and the Cash Manager shall, following written confirmation from the relevant Borrower of the payment of the Discharged Amount to the relevant Tax Authority, pay such amount from the Disposal Proceeds Account to the Borrower; or

7.1.3	Qualifying (Extended) Rollover Expenditure

	(a)	the amount representing Tax in the Disposal Proceeds Account is in respect of a chargeable gain that arose on the disposal of an asset which was within the classes of asset listed in section 155 TCGA; and

	(b)	the Borrower that made the Permitted Disposal has incurred capital expenditure (otherwise than in the circumstances mentioned in paragraph 5.2 above) which is Qualifying (Extended) Rollover Expenditure; and

	(c)	the relevant Borrower undertakes to the Borrower Security Trustee that it will submit a claim for rollover relief under sections 152 or 153 TCGA in respect of the relevant Permitted Disposal and the relevant capital expenditure in accordance with the relevant statutory provisions, then such amount as represents the amount by which the Disposal CGT Liability arising on the Permitted Disposal is intended to be reduced by virtue of the relevant claim(s) for rollover relief shall be regarded for the purposes of this Agreement as Excess Net Sale Proceeds and (subject to Clause 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property)) the Cash Manager shall be authorised, following written confirmation from the relevant Borrower such capital expenditure has been incurred and that the undertaking has been given, to pay such amount from the Disposal Proceeds Account to the relevant Borrower; or

7.1.4	Qualifying Rollover Expenditure

	(a)	the amount representing Tax in the Disposal Proceeds Account is in respect of a chargeable gain that arose on the disposal of an asset which was within the classes of asset listed in section 155 TCGA; and

	(b)	the Borrower that made the Permitted Disposal intends to incur capital expenditure which (i) will be Qualifying Rollover Expenditure and (ii) is assumed to be incurred by such Borrower in its capital expenditure projections from time to time; and

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	(c)	the relevant Borrower undertakes to the Borrower Security Trustee that:

(i) it will make a declaration in its return in accordance with the provisions of section 153A TCGA (provisional application of section 152 and 153 TCGA) in respect of the relevant Permitted Disposal and such capital expenditure; and

(ii) it will replace such provisional claim referred to in this paragraph as soon as reasonably practicable (in accordance with the usual practice of that Borrower in relation to management of its Tax affairs) with a claim for rollover relief under sections 152 or 153 TCGA in respect of the relevant Permitted Disposal and such expenditure (when such expenditure has been incurred), in each case in accordance with the relevant statutory provisions, then such amount as represents the amount by which the Disposal CGT Liability arising on the Permitted Disposal is intended to be reduced by virtue of the relevant claims or provisional claims for rollover relief shall be regarded for the purposes of this Agreement as Excess Net Sale Proceeds and (subject to Clause 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property)) the Cash Manager shall be authorised, following written confirmation from the relevant Borrower of its intention to incur capital expenditure and that the undertaking has been given, to pay such amount from the Disposal Proceeds Account to the relevant Borrower; or

7.1.5	Group Rollover Relief

	(a)	the amount representing Tax in the Disposal Proceeds Account is in respect of a chargeable gain that arose on the disposal of an asset which was within the classes of asset listed in section 155 TCGA; and

	(b)	a MAB Group Company (not being the Borrower) has incurred capital expenditure which is Qualifying (Extended) Rollover Expenditure; and

	(c)	the relevant Borrower has certified to the Borrower Security Trustee that it and the relevant MAB Group Company have submitted a joint claim for rollover relief under sections 152 or 153 TCGA (by virtue of the provisions of section 175 TCGA) in respect of the relevant Permitted Disposal and the relevant capital expenditure in accordance with the relevant statutory provisions, then in such circumstances such amount as represents the amount by which the Disposal CGT Liability arising on the Permitted Disposal is intended to be reduced by virtue of the relevant claim(s) for rollover relief shall be regarded for the purposes of this Agreement as Excess Net Sale Proceeds and (subject to Clause 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property))

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the Cash Manager shall be authorised, following written confirmation from the relevant Borrower such capital expenditure has been incurred and that the joint claim referred to in paragraph 7.1.5(c) above has been filed with the Inland Revenue, to pay such amount from the Disposal Proceeds Account to the relevant Borrower; or

7.1.6	Holdover Relief

	(a)	the amount representing Tax in the Disposal Proceeds Account is in respect of a chargeable gain that arose on the disposal of an asset which was within the classes of asset listed in section 155 TCGA; and

	(b)	the Borrower has incurred capital expenditure (otherwise than in the circumstances mentioned in paragraph 5.2 above) which is Qualifying Holdover Expenditure; and

	(c)	the relevant Borrower undertakes to the Borrower Security Trustee that it will submit a claim for holdover relief under section 152 or 153 TCGA (as applied by section 154 TCGA) in accordance with the relevant statutory provisions, then such amount as represents the amount by which the Disposal CGT Liability arising on the Permitted Disposal is reduced by virtue of the relevant claim(s) for holdover relief shall be regarded for the purposes of this Agreement as Excess Net Sale Proceeds and (subject to Clause 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property)) the Cash Manager shall be authorised, following written confirmation from the relevant Borrower such capital expenditure has been incurred and that the undertaking has been given, to pay such amount from the Disposal Proceeds Account to the relevant Borrower, provided that no release shall be permitted by this paragraph 7.1.6 in respect of Qualifying Holdover Relief unless the Holdover Condition is met; or

7.1.7	Section 171A TCGA

	(a)	the amount representing Tax in the Disposal Proceeds Account is in respect of a chargeable gain; and

	(b)	the relevant Borrower has certified to the Borrower Security Trustee that it has entered into a joint election, by notice in writing to the Inland Revenue, with a MAB Group Company (not being another Borrower) pursuant to the provisions of section 171A TCGA as a result of which the relevant Mortgaged Property is deemed to have been transferred to that MAB Group Company prior to the Permitted Disposal in accordance with the relevant statutory provisions, and in such circumstances such amount as represents the amount by which the Disposal CGT Liability arising on the Permitted Disposal is reduced by virtue of the relevant election(s) shall be regarded for the purposes of this Agreement as Excess Net Sale Proceeds and (subject to clause 17.7.4 (Application of Proceeds of Disposal of a Mortgaged Property)) the Cash Manager shall be authorised, following written confirmation from the relevant Borrower that such joint election has been made, to pay such amount from the Disposal Proceeds Account to the relevant Borrower,

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provided that, in each case, the Borrower Security Trustee will only authorise payment to a Borrower to the extent of amounts attributable to the relevant liability to Tax have been credited to the Disposals Proceeds Account by the relevant Borrower as evidenced by the records maintained by the Cash Manager.

7.2	No release of a Tax Amount from the Disposal Proceeds Account under this paragraph 7 shall be permitted by the Borrower Security Trustee at any time when Tax Reports are required to be provided to the Borrower Security Trustee or at any time when a Borrower is in breach of its obligations under paragraph 8 to pay amounts into the Disposal Proceeds Accounts out of Excess Funds.

7.3	No release of a Tax Amount from the Disposals Proceeds Account shall be permitted under paragraph 7.1.4 (Qualifying Rollover Expenditure) at any time after there has been an Incorrect Release where such Incorrect Release related to a Material Released Amount.

8.	Released Amounts

8.1	Where, in respect of a Released Amount:

	8.1.1	Available Tax Reliefs certified by the Borrower as being available pursuant to paragraph 7.1.1 prove not to be so available to reduce or extinguish the relevant Disposal CGT Liability; or

	8.1.2	a payment to the relevant Tax Authority of a Discharged Amount has not been made or has only partly been made; or

	8.1.3	a Borrower (and/or the MAB Group Company, in the case of a claim referred to in paragraph 7.1.5(c)) fails to make a rollover relief claim or holdover relief claim (as the case may be) pursuant to its obligations under paragraphs 7.1.3, 7.1.4, 7.1.5 or 7.1.6; or

	8.1.4	a provisional claim made under section 153A TCGA is withdrawn (without being superceded by a valid claim under section 152 or 153 TCGA); or

	8.1.5	the applicable statutory conditions are not met with respect to any such claim (and therefore no such claim can be validly made); or

	8.1.6	the applicable statutory conditions are not met with respect to the joint election made pursuant to section 171A TCGA referred to in paragraph 7.1.7(b) (and therefore no such election can be validly made) or such election is subsequently withdrawn or revoked or it otherwise ceases to have effect, and the Released Amount is a Material Released Amount, then the Borrower undertakes to the Borrower Security Trustee that it will use Excess Cash to pay into the Disposal Proceeds Account an amount equal to the Released Amount.

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8.2	Where the Released Amount relates to:

	8.2.1	a release made pursuant to paragraph 7.1.6 where such amount does not constitutes a Material Released Amount; and

	8.2.2	the Holdover Condition was not met at the time of that release,

the Borrower undertakes to the Borrower Security Trustee that it will use Excess Cash to pay into the Disposal Proceeds Account an amount equal to the Released Amount.

8.3	Where the Borrower is required to utilise Excess Cash pursuant to paragraphs 5.3, 8.1 or 8.2, there shall be an Incorrect Release.

8.4	References in this paragraph 8 and in paragraph 5.3 to the use of Excess Cash to pay into the Disposal Proceeds Account shall be deemed to include the retention of amounts which constitute Excess Net Sale Proceeds in the Disposal Proceeds Account in respect of such Released Amounts where such Excess Net Sale Proceeds would otherwise have been eligible for withdrawal.

9.	Tax Reports

9.1	Where there has been a Incorrect Release, then the Borrower shall require that the auditors to that Borrower or a firm of third party accountants satisfactory to the Borrower Security Trustee provide to the Borrower Security Trustee a report (the "Tax Report") setting out the amount of Qualifying Rollover Expenditure and/or Qualifying Holdover Expenditure stated to be incurred by the Borrower in connection with any release under paragraphs 5.1.2 or 5.1.3 in the period of the Tax Report and the amount of such expenditure actually incurred by the Borrower in such period. Such Tax Report shall be provided to the Borrower Security Trustee at three monthly intervals at the end of each of January, April, July and October for a period of 3 years following the Incorrect Release and commencing with the first corporation tax instalment month end following the Incorrect Release.

9.2	At the end of such three year period, if the Borrower Security Trustee (acting on the instructions of Ambac (for so long as Ambac is the Controlling Creditor)) is satisfied that the Borrower has been in compliance with its obligations under this Schedule 10 in respect of any release of Tax made in such period and certification has been provided by the Borrower to the Borrower Security Trustee that there are no disputes in existence with the Inland Revenue in relation to any rollover or holdover claim made in respect of a disposal of a Mortgaged Property, then the Borrower shall no longer be required to procure such Tax Reports and subject to having complied with its obligations under paragraphs 8.1 and 8.2 shall be permitted to withdraw amounts pursuant to and in accordance with the provisions of paragraph 7.

9.3	If at the end of the three year period, the Borrower Security Trustee (acting on the instructions of Ambac (for so long as Ambac is the Controlling Creditor)) is not satisfied the Borrower has complied with its obligations under Schedule 10, then the Borrower shall continue to be required to procure such Tax Reports for a further period of one year and for each additional year until the Borrower Security Trustee (acting on the instructions of Ambac (for so long as Ambac is the Controlling Creditor)) is satisfied that the Borrower has complied with its obligations and certification has been provided by the Borrower to the Borrower Security Trustee that there are no disputes in existence with the Inland Revenue in relation to any rollover or holdover claim made in respect of a disposal of a Mortgaged Property.

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9.4	Notwithstanding any Incorrect Release or the Borrower being required to provide Tax Reports under the provisions of this paragraph 9, the Borrower shall not be prevented from withdrawing amounts under paragraph 5 in accordance with its terms.

9.5	Where, in an accounting period of a Borrower, an amount representing Tax has been released from the Disposals Proceeds Account in accordance with the provisions of paragraphs 5 or 7 above, the Borrower Security Trustee (acting on the instructions of Ambac (for so long as Ambac is the Controlling Creditor)) may by written notice require that the auditors to that Borrower or a firm of third party accountants satisfactory to the Borrower Security Trustee certify that, where a release is made subject to the making of a claim or election in respect of a relief from Tax, the relevant claim or election (as the case may be) has been taken account by the Borrower in the company tax return filed by that Borrower with the Inland Revenue with respect to that accounting period at any time after the filing date for such company tax return (as defined for the purposes of Schedule 18 Finance Act 1998) and, where it is a requirement for the relief to be available that the relevant claim or election is made in that tax return or in the accounting period to which such tax return relates, that such claim or election was made in such company tax return or such period as the case may be.

10.	Certification

10.1	Subject to the provisions of paragraphs 10.2 and 10.3, references in this Schedule to the Borrower certifying, undertaking or providing written confirmation (as the case may be) in respect of a matter referred to in this Schedule shall mean certification or undertaking given, or written confirmation provided, by the Finance Director of the relevant Borrower.

10.2	Where certification is required pursuant to paragraph 1 then such certificate shall be made in the Mortgaged Property Disposal Certificate (in accordance with Clause 17.7 (Covenants and Other Provisions regarding Disposal of Mortgaged Properties) of this Agreement).

10.3	The Borrower Security Trustee may at any time request in writing that a certificate signed by two directors of the relevant Borrower be given to it confirming any of the matters referred to in paragraphs 5.2, 6 and 7.1, provided that where the amount to be released is a Material Released Amount then such certification shall be a condition of any release to be made pursuant to paragraph 7.1 above.

10.4	Without prejudice to the generality of paragraph 10.3 above, where the certificate referred to in paragraph 10.3 relates to:

	10.4.1	the whole or any part of a Disposal CGT Liability having been paid in full pursuant to the provisions of paragraph 7.1.2, then it shall provide certification as to this fact;

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	10.4.2	a claim for rollover relief pursuant to the provisions of paragraph 7.1.3, then the relevant Borrower shall certify that it has incurred capital expenditure and that such expenditure is Qualifying (Extended) Rollover Expenditure;

	10.4.3	a claim for rollover relief pursuant to the provisions of paragraph 7.1.4, then the relevant Borrower shall certify it intends to incur capital expenditure which will qualify as Qualifying Rollover Expenditure, by reference to that Borrower's future capital expenditure plans;

	10.4.4	a claim for group rollover relief pursuant to the provisions of paragraph 7.1.5, then the relevant Borrower shall certify that capital expenditure capital expenditure has been incurred and that such expenditure is Qualifying (Extended) Rollover Expenditure;

	10.4.5	a claim from holdover relief pursuant to the provisions of paragraph 7.1.6, then the relevant Borrower will certify that it has incurred capital expenditure and such expenditure is Qualifying Holdover Expenditure.

10.5	Where certification, undertaking or written confirmation is required by the Borrower in order for a release of any Tax Amount from the Disposals Proceeds Account, release shall only be made once the appropriate certification, undertaking or written confirmation (as the case may be) has been provided to the Borrower Security Trustee.

10.6	The Borrower Security Trustee (acting on the instructions of Ambac (for so long as Ambac is the Controlling Creditor)) may require that any certificate given by the directors of any Borrower pursuant to the provisions of the Schedule 10 be (at the cost and expense of such Borrower) verified by auditors, lawyers or other independent experts in each case satisfactory to the Borrower Security Trustee.

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SCHEDULE 11

SPECIFIC MORTGAGED PROPERTIES, CONSENT LEASEHOLD MORTGAGED PROPERTIES AND SPLIT TITLE MORTGAGED PROPERTIES

Part 1
Specific Mortgaged Properties

Bun Number	Property Description	Company to be transferred to	Legal Owner (where known)

171719	Bristol Bowl	R2	Gala

191035	Stechford – Flaxley Road	PC	Voyager

191555	Crown Liquor Salon – Belfast	R2	Bass Ireland Limited

141518	Chester, Blacon	PC	Unique Pub Properties

181609	Throgmorton Restaurant, London	R2	MBRL

170542	All Bar One, Battersea	R2	MBRL

191299	Bar Zero, Liverpool	R2	MBRL

191280	Bar 29, Guildford	R2	MBRL

163244	All Bar One, Fulham, Broadway	R2	MBRL

164097	Academy, Thurrock	PC	MBRL

165514	Hemmingways, Solihull	PC	MBRL

168653	Edwards Castle Meadow, Norwich	PC	MBRL

190632	North Barn, Worthing	R2	MBRL

187895	Ashton Moss, Manchester	R2	MBRL

193550	Marble Arch	R2	MBRL

159905	Hagley House	PC	MBRL

84840	City Retreat	PC	MBRL

188492	Ben Jonson	PC	MBRL

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Bun Number	Property Description	Company to be transferred to	Legal Owner (where known)

160636	Need the Dough	PC	MBRL

171042	All Bar One, Hampstead	PC	MBRL

43605	The Pelican	R2	MBRL

123781	Exeter, 9 Gandy Street	PC	MBRL

120154	Leicester, Beaumont Leys – Astill	PC	MBRL

141640	Stratford E15, Unit H East Cross Centre	PC	MBRL

167428	All Bar One, Wandsworth	PC	MBRL

171980	Unit 5, Teesbay Industrial Estate, Hartlepool	PC	MBRL

177156	The Brasserie Rocque	R2	MBRL

141127	33 Granby House, Manchester	PC	MBRL

193305	Flat 30, 2 Mansfield Street, London	PC	MBRL

195472	West Bromwich	PC	MBRL

139807	Birmingham, Coleshill Heath Road	PC	MBRL

128180	10 Watling Street, Churchbridge	PC	MBRL

139793	Gilson Road/Lichfield Road, Coleshill	PC	MBRL

186554	Newport, Celtic Springs	R2	MBRL

190764	All Saints Square, 11 Rotherham	PC	[ ]

131440	Manchester Road, Greenfield	PC	[ ]

122580	Land at Corringham, Pompidoure	PC	[ ]

130753	Chapel Street, Forsbrook	PC	[ ]

133754	Lower Cumberworth Farm	PC	[ ]

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Bun Number	Property Description	Company to be transferred to	Legal Owner (where known)

142891	Blackwood, Woodfield Terrace	PC	[ ]

195448	Chard, Station Road	PC	[ ]

159506	Hathersage, Bamford r/o Bamford Arms	PC	[ ]

141070	Kirby Stephen, Ex-Black Bull	PC	[ ]

121142	London WC1 – 46 Argyle Street	PC	[ ]

124320	Marshfield	PC	[ ]

176460	20 Dukes Close, North Weald	PC	[ ]

190934	Oldbury, adjoining Royal Oak	PC	[ ]

141755	Sale, Greatrix Lane	PC	[ ]

194859	Swadlincote, Coppice Side	PC	[ ]

194867	Tamworth	PC	[ ]

122254	Westcliff – 36 Elderton Road	PC	[ ]

125393	Rochdale, Castleton	PC	[ ]

141143	Rochdale, Bamford	PC	[ ]

132055	(land opposite) Helsby Arms, Hapsford	PC	[ ]

190012	Wood Street, 26 Swindon	PC	[ ]

140856	High Street, 58 Stalybridge	PC	[ ]

60364	Packhorse, Bradford	PC	[ ]

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Bun Number	Property Description	Company to be transferred to	Legal Owner (where known)

161918	Burton – Stapenhill Road	PC	[ ]

192643	Walmer Bridge, Preston	R2	Under contract to purchase

191930	Thanet, Eurokent Business Park	R2	Under contract to purchase

181013	Royal Barge, Kingston-upon Thames	R2	Under contract to purchase

183644	La Bamba	R2	Under contract to purchase

163406	All Bar One, Hanover Street	R2	Under contract to purchase

171999	Dave & Buster, Solihull	R2	Mitchells & Butlers Leisure Entertainment Limited

172006	Dave & Buster, Bristol	R2	Mitchells & Butlers Leisure Entertainment Limited

172812	14/16 High Street, Penge	PC	Mitchells & Butlers Leisure Entertainment Limited

191400	Phoenix Bar, Bristol	R2	MBRL

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Part 2
Consent Leasehold Mortgaged Properties

Bun No	Property
84506	Traveller's Rest Thornhill Caerphilly – Car Park Extension

174831	Browns Brighton – Lease 4 (44 Middle Street)

180149	Flares, Sheffield

164895	O'Neills, Watford

63215	The Orange Tree Public House, Totteridge

183733	Goose in the City, Wolverhampton (basement ground floor, 38 Lichfield Street, Wolverhampton)

148385	All Bar One, Richmond

175609	Browns, Leeds

172790	Newham Bowl

142697	Edwards, Ealing (formerly known as 28 and 30 Broadway)

170887	45 Park Street Luton

167908	Edwards, Bridge Street, Guildford

174149	All Bar One Milton Keynes

180505	O'Neill's Putney Bridge

180106	The Mermaid Public House, 15 The Broadwalk, Port Solent, North Harbour, Portsmouth

178659	O'Neills, Shaftesbury Avenue

169315	All Bar One Kingsway

65056	Alwyne Castle, Canonbury

168858	All Bar One, Charter House

191361	Piccadilly, Manchester

181560	Three Locks, Bletchley

178802	Forgery & Firkin, 57 Mosley Street, Manchester

191418	Pumphouse, London EC3

191370	Last Bid Woodstock St W1 – 23 Woodstock

191388	Light Bar, Wolverhampton (lease 2/1/97)

170348	All Bar One King Street Manchester

171760	Hollywood Bowl Basildon

180980	Rb's Chester

16221	O'Neills Wolverhampton

176435	Edwards, South Charlotte Street, Edinburgh

183113	Edwards, Glasgow

179620	The Hawes Inn, South Queensferry

191469	Huggy Bears, Glasgow

160482	O'Neills, Sauchiehall Street, Glasgow

179191	O'Neills, Merchant Square, Glasgow

179914	The Steamie, Greenock

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Bun No	Property
179191	O'Neills, Merchant Square, Glasgow

179914	The Steamie, Greenock

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Part 3
Split Title Mortgaged Properties

Bun Number	Property
30180	Suttonfields Hull

43265	Sports Academy (formerly The Bull Bear & Broker), London EC4

93360	Belle Vue Blackpool

149110	Land at the back of Flares, Broad Street, Birmingham

178675	The Mainbrace, Hull

179205	Goose on Gloucester Green, Oxford (part)

179795	The Kenilworth Edinburgh

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EXECUTION PAGE

Initial Borrower

MITCHELLS & BUTLERS RETAIL LIMITED

By:      KARIM NAFFAH

     …………………………………………..

Securitisation Group Parent

MITCHELLS & BUTLERS RETAIL HOLDINGS LIMITED

By:      KARIM NAFFAH

     …………………………………………..

Issuer

MITCHELLS & BUTLERS FINANCE PLC

By:      KARIM NAFFAH

     …………………………………………..

Cash Manager

MITCHELLS & BUTLERS LEISURE RETAIL LIMITED

By:      JOHN BUTTERFIELD

     …………………………………………..

Borrower Security Trustee

HSBC TRUSTEE (C.I.) LIMITED

By:      JULIE FORT

     …………………………………………..